As filed with the Securities and Exchange Commission on December 10, 2024

Registration No. 333-283106

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JFB CONSTRUCTION HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

Nevada	6719	99-2549040
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

561-582-9840

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Joseph F. Basile III

Chief Executive Officer

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

561-582-6823

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Gina Austin, Esq. Austin Legal Group, APC 3990 Old Town Ave, Suite A-101 San Diego, CA 92110 Phone: (619) 924-9600 Fax: (619) 881-0045	Richard Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒
Non-accelerated filer ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2024

JFB Construction Holdings

1,250,000 Units, Each Consisting of One Share of Class A Common Stock and One Warrant to Purchase One Share of Class A Common Stock

This is the initial public offering of units of securities (the “Units”) JFB Construction Holdings. We are offering 1,250,000 Units, each consisting of one share of our Class A common stock, par value $0.0001 (“Class A Common Stock”), and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of our Class A Common Stock in a firm commitment offering. Prior to this offering, there has been no public market for our common stock. The public offering price per Unit is $4.125, for gross offering proceeds of $5,156,250. Each Warrant will have an exercise price of $5.50 (133% of the public offering price per Unit) per share of Common Stock, will be exercisable immediately, and will expire five (5) years from the date of issuance. The shares of our Class A Common Stock and the Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We have reserved the symbol “JFB” for purposes of listing our Class A Common Stock on The Nasdaq Capital Market (“Nasdaq”) and have applied to list our common stock on Nasdaq. Upon completion of this offering, we believe that we will satisfy the listing requirements and expect that our Class A Common Stock will be listed on The Nasdaq Capital Market. Such listing, however, is not guaranteed. If the application is not approved for listing on The Nasdaq Capital Market, we will not proceed with this offering. We do not intend to apply for a listing of the Warrants on The Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Following this offering, Joseph F. Basile III, our Chief Executive Officer and Chairman of the Board of Directors, will hold approximately 71.68% of the voting power in us (or approximately 70.91% if the Underwriters exercise their Overallotment Option in full), and, as a result, we will be a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). As a result, Mr. Basile will have the ability to determine all matters requiring approval by stockholders, subject to applicable law. For further information, see “Principal Stockholders.” Furthermore, for so long as we remain a controlled company under that definition, we technically qualify and are eligible to be exempted from the obligation to comply with certain Nasdaq corporate governance requirements, however, we do not currently plan to take advantage of the exemptions provided to controlled companies. However, our decision not to rely on the “controlled company” exemption could change. See “Risk Factors” and “Management — Controlled Company.” Our status as a controlled company could cause our securities to be less attractive to certain investors or otherwise adversely affect our securities’ trading price.

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We have two (2) classes of common stock: Class A common stock (“Class A Common Stock”) and Class B common stock (“Class B Common Stock”). The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting rights and conversion rights. Each share of Class A Common Stock is entitled to one (1) vote. Each share of Class B Common Stock is entitled to three (3) votes and is convertible at any time into one (1) share of Class A Common Stock. In addition, each share of Class B Common Stock will convert automatically into one (1) share of Class A Common Stock upon the termination of the applicable holder’s continuous service, as described in our Articles of Incorporation (the “Articles of Incorporation”). Following this offering, the holder of all of our outstanding Class B Common Stock, Joseph F. Basile III, our Chief Executive Officer and Chairman of the Board of Directors, will hold approximately 71.68% of the voting power of our outstanding capital stock, assuming no exercise by the underwriters of their over-allotment option.

The dual-class structure of our common stock as contained in our Articles of Incorporation has the effect of concentrating voting control with those stockholders who hold our Class B Common Stock after this offering. As of the date of this prospectus, there were 4,000,000 shares of our Class B Common Stock issued and outstanding, representing 75% of the total shareholder votes outstanding as of the date of this prospectus. The Class B holder will continue to have voting control until the relative voting power of our Class B Common Stock is under 50.1% of the voting power of our total issued and outstanding capital stock. This voting control will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock is speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, as described beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit		Total
Public offering price		$4.125		$5,156,250
Discounts and commissions to Underwriters(1)	$		$
Proceeds to us, before expenses(2)	$		$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 0.5% of the initial public offering price payable to the underwriters. In addition, we have agreed to issue an option to purchase up to 125,000 Units (the “Representative’s Units”) to the representative of the underwriters as a portion of the underwriting compensation payable to the underwriters in connection with this offering. Each Representative’s Unit consists of one share of Class A common stock and one warrant (the “Representative’s Warrants”) to purchase one share of Class A common stock. The registration statement, of which this prospectus is a part, also registers for sale the shares of Class A common stock and the shares of Class A common stock underlying the Representative’s Warrants of the Representative’s Units. The Unit Purchase Option shall have an exercise price equal to 125% of the offering price of the Units sold in this offering .We refer you to “Underwriting” beginning on page 67 of this prospectus for additional information regarding underwriting compensation.

(2)	We have granted a 45-day option to the representative of the Underwriters to purchase up to an additional 187,500 Units on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such over-allotment option is fully exercised, we will receive additional gross proceeds of $773,437.50, less a 7.5% discount to the underwriters before expenses. See “Underwriting” beginning on page 67 for more information.

The underwriters are offering the units for sale on a firm commitment basis. The Underwriters expect to deliver the Units to purchasers on or about                    , 2024 through the book-entry facilities of The Depository Trust Company.

Bookrunner

KINGSWOOD CAPITAL PARTNERS LLC

The date of this prospectus is              , 2024

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

“ASC”	Accounting Standards Codification.
“ASC 606”	Refers to an accounting standard which directs entities to recognize revenue when the promised goods or services are transferred to the customer.
“Class A Common Stock”	Class A common stock, par value $0.0001 per share, of JFB Construction Holdings
“Class B Common Stock”	Class B common stock, par value $0.0001 per share, of JFB Construction Holdings
“Code”	The Internal Revenue Code.
“Common Stock”	Class A and Class B common stock, par value $0.0001 per share, of JFB Construction Holdings
“Controlling Shareholder”	Mr. Joseph F. Basile III.
“Exchange Act”	Securities and Exchange Act of 1934, as amended.
“FINRA”	Financial Industry Regulatory Authority, Inc.
“Fiscal 2022”	The 12 months ended December 31, 2022.
“Fiscal 2023”	The 12 months ended December 31, 2023.
“IRS”	U.S. Internal Revenue Service.
“JOBS Act”	A U.S. federal law which allows companies to access funding in ways that were not allowed before due to securities regulations.
“Nasdaq”	The Nasdaq Capital Market.
“Net Proceeds”	What we expect to receive after deducting the underwriting discount and commission and estimated offering expenses payable by us.
“NRS”	Nevada Revised Statutes
“Overallotment Option”	A 45-day option granted to the underwriters to purchase up to an additional 187,500 Units (equal to 15% of the Units offered hereby) at the initial public offering price to cover over-allotments, if any
“Representative”	Kingswood Capital Partners, LLC, as the representative of the Underwriters in this offering.
“SEC”	The United States Securities and Exchange Commission.
“Securities Act”	The Securities Act of 1933, as amended.
“Underwriters”	Kingswood Capital Partners, LLC.
“Underwriting Agreement”	An underwriting agreement with the Representative.
“Underwriting Discount”	The offering price set forth on the cover page of this prospectus and to dealers at those prices less The fee/commission paid to the Underwriters equivalent to seven point five percent (7.5%) of the gross proceeds of this offering.
“Unit”	Units of securities each consisting of one share of our Class A Common Stock, and one Warrant to purchase one share of our Class A Common Stock in this offering.
“U.S. GAAP”	The generally accepted accounting principles of the United States.
“US”, “U.S.” or “USA”	The United States of America.
“US$,” “U.S. dollars,” “$,” and “dollars”	Legal currency of the United States.

Numerical figures included in this registration statement may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Except where indicated or where the context otherwise requires, all information in this prospectus assumes no exercise by the Underwriters of their over-allotment option.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. None of the independent industry publications used in this prospectus were prepared on our behalf. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, and we are responsible for such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

We have applied with the USPTO to use the trademarks used in this prospectus and that are important to our business, many of which are registered under applicable United States intellectual property laws. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are used without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we do not own or have a license to use such trademarks, service marks or trade names and will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. References to a particular “year” are also to our fiscal year ended December 31 of that calendar year unless the text indicates otherwise. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”).

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 10 and the financial statements and related notes included in this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms “JFB Construction,” “JFB,” “Company,” “we,” “us,” “our,” “our company” and “our business” refer, to JFB Construction Holdings, including its subsidiaries named herein.

Introduction

We were incorporated in the State of Nevada on April 9, 2024 for the purpose of effectuating our Reorganization (see “Corporate History”).

We are authorized to issue 200,000,000 shares of all classes of stock, of which 190,000,000 shares shall be classified as common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Further, we are authorized to issue two (2) classes of common stock, with 186,000,000 shares of the common stock designated as “Class A Common Stock” and 4,000,000 shares of the common stock designated as “Class B Common Stock”.

We currently have 4,000,000 shares of Class A Common Stock and 4,000,000 shares of Class B Common Stock issued and outstanding. No shares of preferred stock are currently issued or outstanding.

Overview

JFB is a commercial and residential real estate construction and development company. The Company’s management is dedicated to delivering high-quality services to commercial and residential markets, such as retail corporate buildouts, multifamily community developments and luxury residential homes, with a focus on fostering long-term relationships with clients, partners, and communities. Our comprehensive suite of services encompasses everything from initial project planning and design to the final stages of construction and project management.

Our primary markets vary across our business segments. Our commercial contracting segment has completed projects in 36 states, delivering over 2 million square feet of commercial retail and shopping center space construction and improvements. This segment’s market is driven primarily by our ability to provide services to franchisees and franchisors nationwide, regardless of project location because of our operational flexibility and established relationships with franchisees and franchisors alike. While we have historically focused on the Southern Atlantic region, including Florida, Georgia, South Carolina, and North Carolina, where we have established a strong reputation and network, our growth is increasingly tied to the strength of our relationships with franchisees and the trust of franchisors who rely on us as preferred builders for multiple projects. Our real estate development segment is currently concentrated in South Florida, with plans to leverage our regional success to expand into other southern and U.S. markets by identifying market opportunities and joint venture partners that align with our objectives. Our residential construction segment is also focused on South Florida, with no current plans for expansion beyond this market.

Management believes we will leverage our established industry relationships, experience operating in various jurisdictions and navigating complex construction regulations to meet our growth objectives of continuing to expand our market throughout more of the United States and successfully winning bids for larger construction projects. The Company intends to focus its business in states with increased population and GDP growth, such as Florida, Texas and South Carolina. However, as we expand into new territories, our reputation for excellence will be less known by new clients and we will need to compete with other construction companies that may have been operating in a given region for years and already have built up reliable networks of clients, vendors, contractors, and other market participants. We believe our ability to rely on our relationships within the franchise industry and more generally the real estate development industry, should offset some of this potential risk, however by continuing to build on our experience and proven track record.

Our expansion and growth goals, some of which will come with more capital intensive projects, may expose the Company to greater risks related to lack of performance, faltering relationships, improper investment of resources or otherwise. The Company also recognizes operations are likely to fluctuate significantly and historical results should not be considered indicative of results for any future periods. While taking into account the inherent risks, it is our intent to capitalize on our increased access to capital and credibility from this offering to fund new projects and increase our bond-ability fueling our intended growth. Our ability to obtain surety bonds is important for expanding our operations, as bonding is often required for bidding on public and large private projects. Increased bonding capacity allows us to pursue more high-value contracts, particularly in government and infrastructure sectors, enhancing revenue opportunities and market diversification. It also strengthens our credibility with clients and lenders, reflecting our financial stability. This credibility can lead to improved financial terms and mitigate risks associated with contract defaults, enabling the company to confidently take on larger projects and drive long-term growth.

We have extensive experience building and remodeling hundreds of franchise locations for corporate franchisors and franchisees for national, fast expanding brands, including Orange Theory Fitness, European Wax Center, Massage Envy, Planet Fitness, V/O Medspa, Arby’s, Tropical Smoothie Cafe, Amazing Lash Studio, Starbucks and Save-A-Lot. Franchise buildout and remodeling has represented 81% and 63% of our revenue during the fiscal year 2023 and 2022, respectively, with one significant franchise client, Planet Fitness, accounting for 50% and 52% of our total revenue over the same periods. This significant franchise client also represents 25% of our total revenues year-to-date. For our franchise clients, we offer interior remodeling, space optimization, and the integration of advanced design to create functional and attractive retail environments. The Company expects consistent and reliable revenue for this division based on established relationships and clients affiliated with reputable name brands. Should such relationships be compromised or key individuals leave their positions with franchisors, our consistent revenue sources could be adversely impacted. However, the departure of key individuals may create new opportunities with the franchisors these individuals transition to. We intend to continue to utilize our commitment to quality craftsmanship, attention to detail, and customer satisfaction to set us apart in this market. Should the quality of our workmanship suffer through poor project management or quality control, our reputation may be impacted, reducing our ability to attract new clients or retain past clients. Each project with our significant franchise client, Planet Fitness, is under a separate agreement, but our standard business arrangement involves a fixed-price commercial construction contract valued between $1.5-2 million, with an anticipated completion timeline of 12-14 weeks. Payments are due within 30 days of invoice, aligning with project milestones to ensure cash flow and maintain project pace. Management believes JFB Construction’s unique selling proposition lies in our ability to tailor solutions to meet the specific needs of each client, familiarity of the needs of our clients within the franchise construction niche, and delivering projects on time and within budget. Further, we attempt to offer efficient and economical solutions for our client’s expanding franchisee and franchisor businesses by allowing them to utilize the same contractor for many of their franchise locations.

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Presently, the Company has begun to expand its real estate development segment by being the general contractor on low rise apartment and townhome developments projects. In the future, the Company also intends to invest directly or through joint ventures in real estate development projects. While these investments present a pathway to generate additional revenues by selling completed projects at a premium, generating rental income and/or to vertically integrate by securing valuable construction contracts associated with the projects, they also involve considerable capital commitments and exposure to market volatility, project delays, and other risks associated with real estate development. The illiquid nature of these investments further amplifies the challenges, as capital is often tied up for extended periods, limiting the company’s flexibility to redeploy resources. We believe the Company’s integrated approach, combining investment with the potential to secure construction contracts, will offset such risks by securing additional large-scale construction projects and potential revenue generated from the investments. Presently, our focus is on apartment complexes and townhouses, with a potential shift to mixed-use buildings, hotels and commercial properties in the future as our business expands and new opportunities are presented.

Our residential construction segment focuses on custom home builds, in addition to certain remodeling projects primarily in the South Florida region with a focus on superior craftsmanship and attention to detail. Some of our luxury residential projects also include state of the art equestrian facilities. In 2024, we have focused more on growth of this segment to continue to diversify our service offerings. Our relationships with architects, engineers and designers create opportunities for these projects and we will continue to foster these relationships to continue growth in this division.

Corporate History

On May 28, 2014, Mr. Joseph F. Basile, III formed JFB Construction & Development Inc., a Florida corporation (the “JFB Subsidiary”). At the time of the formation, Mr. Basile held one hundred percent (100%) of the issued and outstanding shares of the JFB Subsidiary. Our headquarters is located in Lantana, Florida.

On April 9, 2024, Mr. Basile formed JFB Construction Holdings, a Nevada corporation, to create a parent holding company of the JFB Subsidiary, which currently serves as the Company’s operational entity. On July 18, 2024, all shareholders of the JFB Subsidiary entered into a Contribution and Exchange Agreement (the “Contribution and Agreement”) with JFB Construction Holdings to exchange their shares in the JFB Subsidiary for shares of JFB Construction Holdings. 100 shares of the JFB Subsidiary’s common stock were exchanged for 3,639,999 shares of our Class A Common Stock and 4,000,000 shares of our Class B Common Stock to JFB Subsidiary’s three shareholders. As a result, JFB Subsidiary became a wholly owned subsidiary of JFB Construction Holdings (the foregoing transactions are collectively referred to herein as the “Reorganization”).

Business Segments

We provide a comprehensive range of services within the construction and development industries for both the residential and commercial segments. Each segment offers distinct opportunities for growth and presents unique challenges that JFB Construction navigates. Currently, we have twenty-six construction projects, which includes fifteen projects actively under construction and another eleven under contract awaiting permitting or similar impediments. These projects further consist of fifteen commercial projects and eleven residential projects, which includes one larger scale real estate development project.

Commercial Construction Segment

From ground-up developments to renovations and tenant improvements, we specialize in delivering high-quality commercial construction projects across various commercial sectors. This segment encompasses a wide range of projects, including office buildings, retail centers, hospitality establishments, and industrial facilities. The commercial segment, which includes two divisions, a franchise construction division and a general commercial construction division, represents a significant portion of JFB Construction’s revenue including approximately 85% for year to date 2024.

Franchise industry construction build-outs were a key component of the past growth of JFB and will continue to be instrumental in our commercial construction business. These projects range in size from approximately 1,500 square foot projects to over 30,000 and are generally completed in less than four months. Leveraging years of experience, our team of professionals is adept at understanding the unique requirements of numerous franchise systems and national brands for our clients. Our collaborative approach and dedication to client satisfaction have positioned us as preferred builders within the franchise industry for highly valuable and recognizable corporate brands, allowing us to build lasting partnerships with franchisees and national brands alike. We are, however, tied to the continued growth and success of the national brands, and their respective franchisees, for continued projects of this nature. By prioritizing the unique needs and objectives of each client, we attempt to deliver tailored solutions to meet the need of our franchise clients. Eight of our thirty current projects are franchise industry construction buildouts.

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We also build ground-up commercial buildings. This includes site evaluation, aiding in architectural design and engineering, and construction of the building itself. Our approach ensures that the final product meets the functional and aesthetic requirements of modern businesses, while also adhering to budget and timeline constraints. We recently completed a nearly 9,000 square foot office building in Lantana Florida, approximately half of which we occupy as our headquarters. Sixteen of our thirty current projects are general commercial construction projects.

The commercial construction industry, specifically focusing on franchise business buildouts, is highly competitive and influenced by various market dynamics. Franchise business buildouts, such as restaurants, retail stores, fitness centers, and service-oriented businesses, require specialized construction services that cater to brand standards, tight timelines, and cost efficiency. Many franchise brands are expanding rapidly due to strong consumer demand, creating a substantial market for commercial construction services. Franchise buildouts often have aggressive schedules to meet the franchisor’s timelines, requiring contractors, including JFB, to work efficiently and minimize downtime. This fast-paced nature of the work means that contractors with streamlined processes, experienced project managers, and strong subcontractor networks have a competitive edge. Our management believes we possess such attributes and, as a result, are well positioned to continue being awarded contracts in this sector in the future.

Overall, according to Mordor Intelligence, the U.S. commercial construction market is estimated at USD $171.26 billion in 2024 and is expected to reach USD $203.5 billion by 2029, growing at a CAGR of 3.51%. Further, nonresidential construction spending is projected to increase by over 7% in 2024 according to the American Institute of Architects. However, there is less encouraging information related to traditional office and retail sectors which are declining based on consumer trends and work from home initiatives. JFB will continue to monitor these trends as they occur and will consider shifting resources to adapt by focusing markets and regions where continued growth is projected.

Management expects the continued expansion of our franchise construction division across numerous states throughout the U.S. where our current and future clients require our services, with an emphasis on the Southeast. The Southeast, according to International Franchise Association, is the largest franchise market in the country and is expected to grow by 3.5%, whereas the total national franchise market is only expected to grow 1.9%. Our general commercial construction division will continue to focus on the Southern Atlantic region of the United States in the short to mid-term, focusing on regions where we forecast continued state-to-state migration and expanding population growth. We anticipate our franchise division growth to remain strong so long as we are able to continue to retain our current client base and continue to receive referrals within the industry.

Residential Construction Segment

With a focus on quality craftsmanship, we undertake residential construction and development projects that prioritize modern living spaces and contribute to vibrant communities. With the increasing demand for housing driven by population growth and urbanization, the residential development segment presents business opportunities for JFB Construction. According to the U.S. Census Bureau, Florida was one of the two fastest-growing economies in the country, increasing by 1.6% in 2023. Florida has also been one of the fastest growing states in terms of population and migration, adding between 300,000 to 380,000 residents for each of the last 10 years, with 358,735 added in 2023 (a 1.62% increase), according to a report issued by the Demographic Estimating Conference. JFB aims to capitalize on the increased GDP and population migration in Florida, which is drawing new residents because of its warmer climate, robust labor market and lack of state income tax, due to increased need for housing. In 2024, residential construction opportunities represent 15% of our revenues year to date. Our expertise in residential construction includes home remodels, luxury single-family homes and equestrian facilities. We are committed to meeting the evolving needs of homeowners and developers by delivering innovative and sustainable housing solutions.

We cater to affluent clients seeking bespoke residences and state of the art equestrian amenities in South Florida. Within this segment, we excel at creating custom-designed homes and remodels that embody elegance, functionality, and the latest in luxury living standards. In parallel, we create equestrian facilities that combine superior architectural design with practical considerations for horse stabling and training. As we move forward, management believes the demand for contractors who specialize in this niche of luxury construction will continue to grow in association with the population growth in this region. Six of our thirty current projects are residential construction projects.

The competitive state of the residential construction market in the Florida and the surrounding regions has been shaped in recent years due to a number of factors. Florida led the nation in net migration for 2021 and 2022 according to CommercialObserver.com. Florida’s population growth is forecasted to remain above the national average in the coming years as well, according to the Demographic Estimating Conference. In turn, the demand for new or remodeled homes, has been beneficial to JFB and the residential construction industry in the region. However, JFB’s ability to successfully capitalize on such demand has been balanced by the need to identify a cost effective workforce, including its use of subcontractors, properly preparing for and mitigating the potential harm of increased material costs and supply chain disruptions, and navigating strict building codes which may lead to permitting delays.

Real Estate Development Segment

Management believes that an increased focus on larger multi-family residential developments, such as condominiums and townhouses, will help JFB to continue to grow and increase its revenue. Projects, such as our completed 44-unit multi-story residential apartment complex and our recent agreement as the general contractor for a 79-unit townhome development with an additional community clubhouse, will be key to our future success because such projects offer the opportunity to participate in larger construction projects that have an opportunity to yield greater revenues. As discussed below, we believe being a public company, with increased access to capital and potentially debt financing, will help enable our company to invest in real estate development projects that are more capital intensive. Further, with the potential to act as the developer and general contractor for development projects, we believe there are opportunities to maximize profits for the Company though efficient control of all aspects of construction projects through our in-house development team. One of our thirty current projects is a real estate development project.

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While still aspirational in nature, the Company’s strategic plan includes investing in real estate development projects directly as the developer or through joint ventures, which offer both attractive opportunities and notable challenges. Such investment has the potential to secure substantial returns on investment, as well as potentially being awarded the valuable construction contracts tied to these ventures. Real estate development provides revenue opportunities for the Company through various channels, including the sale of developed properties, leasing income, and property management fees. Upon the completion of a development project, the Company may generate revenue through the sale of residential, commercial, or mixed-use properties to third-party buyers. In addition, leasing developed properties to tenants provides a recurring revenue stream, contributing to long-term financial stability. The Company may also derive income from property management services, ensuring efficient operation and maintenance of developed assets, but this service would likely be outsourced to a third-party, at least in the early stages of this growth objective. Furthermore, real estate development projects may appreciate in value over time, potentially generating additional revenue upon sale or refinancing.

In addition to the revenue generated from property sales, leasing, and management, real estate development projects create opportunities for the Company to provide construction services, further diversifying its income streams. As a vertically integrated company, the Company is likely to be able to serve as both the developer and the general contractor on its projects, enabling it to capture additional revenue from construction activities. By providing construction services for its own developments, the Company benefits from greater control over project timelines, quality, and costs, improving overall project efficiency. Moreover, the Company may also offer construction services to third-party developers, as it is presently, leveraging its expertise and resources to expand its client base. This dual role as developer and contractor may enhance the Company’s ability to generate consistent revenues across multiple phases of a project, from initial construction through long-term asset management.

Value-add real estate development for shopping centers and similar commercial projects is another area of real estate development the Company intends to invest into. By acquiring underperforming or outdated retail properties, the Company can implement strategic renovations, tenant repositioning, and operational improvements to enhance the property’s value and attract higher-quality tenants. These enhancements can increase rental income and occupancy rates, creating a more attractive asset for future sale or refinancing. Additionally, value-add projects allow the Company to capitalize on trends in consumer behavior, such as incorporating mixed-use elements or adapting spaces for e-commerce and experiential retail. This approach not only increases the asset’s long-term revenue potential but also strengthens the Company’s market position in the competitive commercial real estate sector, if the Company is able to properly assess risk and identify well positioned properties.

The Company recognizes real estate development projects require substantial capital investment and come with inherent risks, such as market fluctuations, potential delays, and the complexities of managing real estate assets. The illiquidity of these investments further complicates matters, as funds may be locked in for extended durations, restricting the company’s ability to reallocate resources quickly. Nonetheless, by integrating its investment strategy with its construction capabilities, the Company aims to mitigate these risks and enhance project outcomes. While these endeavors require careful management and thoughtful allocation of resources, the Company is optimistic that its integrated approach will yield positive outcomes.

Growth from Influx of Capital

An influx of capital from this offering can significantly accelerate the growth of JFB by providing the financial resources needed to expand operations, take on larger projects, and enhance our market position. With increased capital, the Company can strategically hire additional employees, including project managers, an enhanced sales team and executive-level professionals, to manage a growing portfolio of projects. This expansion of the workforce allows the company to increase its capacity to bid on and complete more projects simultaneously, enhancing overall productivity and enabling the company to scale its operations efficiently.

Access to substantial capital also positions the Company to invest in real estate development projects that were previously out of reach. By having the funds readily available, the Company can acquire land, cover initial construction costs, and navigate the often lengthy entitlement process without the constraints of traditional financing. This ability to self-fund or provide substantial equity for projects can lead to better financing terms and improved returns on investment, further fueling growth. Additionally, having capital for real estate development enhances the company’s ability to diversify its revenue streams, generating income not only from construction services but also from property sales and leasing activities.

The influx of capital also opens up opportunities for strategic acquisitions. The Company can acquire complementary businesses to enhance its service offerings, reduce costs through vertical integration, and enter new geographic markets. Acquisitions can also bring in new talent, technology, and client relationships, further strengthening the Company’s competitive position and operational efficiency.

Moreover, increased capital enhances the company’s bonding capacity, which is critical for securing larger and more complex construction projects. Bonding companies assess a firm’s financial strength, and with a stronger balance sheet post-offering, audited financials and visibility, the Company becomes more bondable and can qualify for higher bonding limits. This increased bonding capacity allows the Company to bid on larger public and private sector contracts, further driving revenue growth. The improved bond-ability not only demonstrates financial stability but also builds trust with clients, who view bonding as a sign of reliability and lower risk.

Finally, the Company believes that recognition as a public entity will significantly enhance its credibility in the industry, opening doors to new business opportunities and increasing its ability to secure construction projects. Being publicly traded signals financial strength, transparency, and long-term stability, qualities highly valued by clients, investors, and partners. This elevated status can differentiate the Company from privately held competitors, making it more attractive to developers, government agencies, and large corporations seeking reliable contractors for major projects. The heightened visibility and reputation associated with being a public company may also lead to a broader client base, increased project awards, and preferred contractor status on larger, high-profile developments, ultimately driving sustained growth and profitability.

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Project Delivery and Operational Framework

For its construction projects, the Company utilizes both cost-plus and fixed-price construction contracts to optimize project execution and manage financial risk. For its residential construction, the Company typically employs cost-plus agreements, allowing for greater flexibility in budgeting and accommodating changes in project scope. In contrast, the Company predominantly uses fixed-price contracts for its commercial construction work, particularly with franchisees and franchisors, providing clients with cost certainty while ensuring efficiency in project management.

In a cost-plus construction contract, we are reimbursed for all project costs, including materials, labor, and overhead, plus an additional fee or percentage for profit. This contract structure allows flexibility to accommodate unforeseen costs, making it suitable for complex projects with potential scope changes. However, it may lead to increased costs for the client, as the Company has less incentive to control expenses. Cost-plus contracts can reduce financial risk and ensure profitability, but they may also create uncertainty in cash flow due to fluctuating project costs.

A fixed-price construction contract, also known as a lump sum contract, establishes a set price for the entire project, regardless of the actual costs incurred. This type of contract incentivizes us to manage expenses efficiently, as we bear the risk of cost overruns. For our business, fixed-price contracts provide predictable revenue and streamline budgeting but can result in reduced profit margins if project costs exceed initial estimates. The choice between contract types affects our financial performance, risk management, and client relationships, depending on the nature of the project and market conditions. Additionally, we occasionally utilize fixed-unit price contracts which is similar for fixed-price but involves setting a fixed price per unit of work (e.g., per square foot, per ton of material). The final cost is determined by the actual quantity of units used in the project.

The Company employs a comprehensive bidding process for its construction contracts, ensuring transparency and competitiveness. For commercial projects, particularly with fixed-price contracts, the Company often engages in competitive bidding, soliciting proposals from multiple subcontractors to secure the most cost-effective and qualified partners. In some cases, particularly with franchisees and franchisors operating on expedited construction timelines, the Company negotiates contracts directly with clients, leveraging its preferred builder status to bypass the formal bidding process. The Company adheres to strict prequalification criteria for subcontractors, evaluating their experience, financial stability, and ability to meet the Company’s insurance and performance requirements. This approach ensures the delivery of high-quality projects within established budgets and timelines.

Our identification of potentially prosperous projects to bid upon and our ability to accurately bid such projects, primarily related to fixed price contracts, is essential generating profits as it establishes a realistic budget, protects profit margins, and manages risks effectively. Proper bids ensure all costs, including materials, labor, and contingencies, are accounted for, minimizing the likelihood of cost overruns and unexpected expenses. This precision helps avoid underbidding, which can erode profits, and overbidding, which can lose projects to competitors. Accurate bids also enable efficient resource allocation, maintain cash flow stability, and foster client trust, enhancing a company’s reputation and competitive position. If we are unable to accurately bid fixed price construction projects, it may lead to significant financial losses, strained cash flow, and project delays as unforeseen costs emerge. This misalignment can result in reduced profit margins, disputes with clients, and damage to the company’s reputation, ultimately affecting long-term viability and competitiveness in the market.

The Company enters into standardized agreements with subcontractors, suppliers, and vendors to ensure consistency, compliance, and risk mitigation across all projects. Subcontractors are required to meet the Company’s insurance and bonding requirements, listing the Company as additionally insured before commencing work. These agreements outline the scope of work, payment terms, and performance standards, with strict adherence to project timelines and quality expectations. Subcontractors are typically responsible for procuring their own materials, equipment, and labor, subject to the Company’s approval of quality and specifications. For suppliers and vendors, when not managed by subcontractors, the Company typically negotiates fixed-price or bulk-purchasing arrangements to stabilize material costs and manage supply chain risks. These relationships are managed closely to ensure timely delivery of materials and services, which is critical for maintaining project schedules and cost controls.

We frequently utilize subcontractors to complete various aspects of our projects. Subcontractors are hired by the Company to perform specific tasks within a construction project. While we are capable to perform many of the specialized trades through our in-house staff, based on our number of employees, the desire to optimize our completion of projects, and the potential for cost-effectiveness, subcontractors provide us with flexibility for our current projects and scalability as we strive to meet our growth objectives. This reliance is not without its downside where lack of performance by a subcontractor can adversely affect our profitability and reputation. Alternatively, depending on workflow, we utilize in-house performance of trades rather than utilizing subcontractors that carry higher costs, and potentially risk.

Our Company operates in a dynamic and evolving market, where adapting to changing conditions is essential for sustained growth and success. Inflationary pressures, rising interest rates, and fluctuating material costs have impacted both our operations and our clients’ ability to secure financing for construction projects. To mitigate these challenges, we must continually refine our cost management strategies, bidding process, negotiate favorable terms with suppliers, and implement flexible budgeting practices that allow us to adjust to market volatility. Additionally, the availability of skilled labor remains a concern, requiring us to foster strong relationships with subcontractors while exploring innovative approaches to workforce development and retention.

Risks Associated with Our Business

Our business is subject to a number of risk and uncertainties. We believe these factors include, but are not limited to, those more fully described in “Risk Factors”, elsewhere in this prospectus. We urge you to read “Risk Factors” beginning on page 10 and this prospectus in full. Or summary of significant risks includes, but is not limited, to the following:

●	Our management team has no experience operating a company with publicly traded shares.
●	Economic conditions that impact consumer spending may have a material adverse effect on our business, and our partners’ business.
●	We currently maintain all our cash and cash equivalents with one financial institution. As of December 2, 2024, our cash balance in excess of FDIC limit at Seacoast National Bank was $3,840,744.
●	We face intense competition in our industry, including from some competitors that have greater financial and marketing resources.
●	We will experience significant risks while attempting to enter the real estate development market.
●	Our future expansion plans are subject to uncertainties and risks.
●	Supply problems, termination or interruption of supply arrangements or increases in the cost of products could have a material adverse effect on our business.
●	We may require additional capital which may not be available.

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●	Our business depends on the continued contributions made by Mr. Basile, our founder, Chairman and Chief Executive Officer.
●	Our business depends on the efforts of our management, and our business may be severely disrupted if we lose their services.
●	We are subject to laws, rules and regulations regarding product safety, health, environmental and noise pollution, and other issues.
●	If lawsuits are brought against us, we may incur substantial liabilities.
●	Our insurance may not be sufficient.
●	We have not made use of confidentiality agreements in the past and, although we intend to rely on such agreements in future dealings with employees, consultants, and other parties, the prior lack or the breach of such agreements could adversely affect our business and results of operations.
●	Natural disasters, unusually adverse weather, pandemic outbreaks, boycotts, and geo-political events could materially adversely affect our business.
●	Our ability, or lack thereof, to establish strategic partnerships and expand our operations may adversely affect our business and our plans.
●	There is no existing market for our securities, and we do not know if one will develop.
●	The market price of our common stock is likely to be highly volatile, and you could lose all or part of your investment.
●	We have no current plans to pay cash dividends on our common stock for the foreseeable future.
●	Our founder and principal shareholder will have substantial influence over our Company. After giving effect to the sale of shares offered here, he will own approximately 47.19% of our outstanding capital stock, including 71.68% of the voting power, assuming no exercise by the underwriters of their over-allotment option.
●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.
●	We will incur significant increased costs as a result of operating as a public company and will be required to devote substantial time to compliance initiatives.
●	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders with less information or fewer rights available to stockholders of more mature companies.
●	If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price of our common stock and trading volume could decline.
●	Anti-takeover provisions in our Articles of Incorporation and Bylaws and Nevada law could discourage, delay, or prevent a change in control of our company and may affect the trading price of our common stock.
●	Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.
●	Our subcontractors may fail to satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which may have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.
●	An inability to obtain bonding could limit the aggregate dollar amount of contracts that we are able to pursue.
●	Our dependence on a significant client, which represented 50% and 52% of our total revenue in 2023 and 2022, respectively, could adversely affect our business and results of operations.
●	Our failure to comply with the regulations of Occupational Safety and Health Administration (“OSHA”) and state and local agencies that oversee transportation and safety compliance could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.
●	A change in tax laws or regulations of any federal or state jurisdiction in which we operate could increase our tax burden and otherwise adversely affect our business, financial condition, results of operations, and cash flows.
●	We have broad discretion as to the use of the net proceeds from this offering and may not use them effectively.
●	The nature of our contracts, particularly those that are fixed-price, subjects us to risks associated with cost overruns, operating cost inflation and potential claims for liquidated damages.

Controlled Company

A controlled company is a company in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We are a controlled company because Joseph F. Basile III, our Chief Executive Officer, and Chairman of the Board of Directors, holds more than 50% of our voting power, and we expect we will continue to be a controlled company upon completion of this offering.

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Therefore, for so long as we remain a controlled company, we technically qualify and are eligible to be exempted from the obligation to comply with certain Nasdaq corporate governance requirements, however, we do not currently plan to take advantage of the exemptions provided to controlled companies, which include:

●	our Board of Directors is not required to be comprised of a majority of independent directors;
●	our Board of Directors is not subject to the compensation committee requirement; and
●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not currently plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;
●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large, accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

The Offering

Units Offered by Us	1,250,000 Units, each unit consisting of one share of Class A Common Stock and one Warrant, each warrant exercisable for one share of Class A Common Stock. The shares of Class A Common Stock and Warrants that are part of the Units are immediately separable and will be issued separately in this offering. The warrants included within the units are exercisable immediately, have an exercise price equal to $5.50 (133% of the public offering price per unit), and expire five (5) years after the date of issuance. This prospectus also relates to the offering of the shares of Class A Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Capital Stock” in this prospectus.

Shares of Common Stock Outstanding Prior to this Offering	8,000,000 shares of Common Stock, which includes 4,000,000 shares of our Class A Common Stock and 4,000,000 shares of our Class B Common Stock.

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Shares of Common Stock to be Outstanding After this Offering	9,250,000 shares of Common Stock, which includes 5,250,000 shares of our Class A Common Stock and 4,000,000 shares of our Class B Common Stock, or 9,437,500 shares of Common Stock, which includes 5,437,500 shares of our Class A Common Stock and 4,000,000 shares of our Class B Common Stock, if the Underwriters exercise their Overallotment Option in full.

Over-allotment option	We have granted the Underwriters a 45 day option to purchase up to an additional 15% of the Units being offered, each Unit consisting of one share of Class A Common Stock and Warrant, each Warrant exercisable for one share of Class A Common Stock at the initial public offering price on the same terms and conditions as set forth above solely to cover over-allotments, if any (the “Overallotment Option”).

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $            , or approximately $                if the Underwriters exercise their Overallotment Option in full after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the proceeds from this Offering for (i) business development and expansion, (ii) purchasing equipment and materials, (iii) strategic investment into real estate and complimentary entities (iv) recruitment of talent personnel, and (v) general working capital. See “Use of Proceeds” on page 26 of this Prospectus for more information.

Concentration of ownership	Upon completion of this offering, our executive officers and directors will beneficially own, in the aggregate, approximately 70.91% of the voting power of the outstanding shares of our Common Stock, assuming no exercise by the underwriters of their Overallotment Option.

Representative’s Unit Purchase Option

Upon the closing of this offering, subject to compliance with FINRA Rule 5110, we have agreed to issue to the Representative an option (the “Unit Purchase Option”) to purchase such number of Representative’s Units equal to 10% of the number of Units sold in this offering (including Units sold to cover over-allotments, if any), which will expire five years from the date of this prospectus. The registration statement, of which this prospectus is a part, also registers for sale the shares of Class A Common Stock and the shares of Class A common stock underlying the Representative’s Warrants of the Representative’s Units. The Unit Purchase Option shall have an exercise price equal to 125% of the offering price of the Units sold in this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Underwriters	Kingswood Capital Partners, LLC.

Proposed Nasdaq symbol	We have reserved the right for our shares of common stock to be traded under the symbol “JFB”.

Risk factors	Investing in our common stock is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 10 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our common stock.

Lock-up period	We have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for eighteen months after the closing date of the offering without the prior written consent of the Representative, and our executive officers, directors and certain stockholders have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for six months after the closing date of the offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

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Transfer agent	ClearTrust, LLC

Payment and settlement	The Underwriters expect to deliver the shares against payment through the facilities of the Depository Trust Company on , 2024.

Unless otherwise indicated, herein, all information in this prospectus assumes and excludes the following as of December 10, 2024:

●	2,000,000 shares of our Class A Common Stock (which is equal to 17.2% of our issued and outstanding Common Stock immediately after the consummation of this offering) reserved for future issuance under our 2024 Equity Incentive Plan.
●	no exercise of the Warrants issued in connection with this offering.
●	no exercise of the Underwriters’ Overallotment Option.
●	4,000,000 shares of Class A Common Stock issuable upon conversion of our Class B Common Stock.
●

250,000 shares of Class A Common Stock underlying Representative’s Units, which includes 125,000 shares of our Class A Common Stock and 125,000 Representative’s Warrant (or 287,500 shares of Class A Common Stock if the underwriters exercise their Overallotment Option to purchase additional Units in full) as part of this offering. Each Representative’s Units shall consist of one share of our Class A Common Stock and one Representative’s Warrant to purchase one share of our Class A Common Stock at an exercise price equal to $5.50 per share The Unit Purchase Option shall have an exercise price of $5.15625 (equal to 125% of the initial public offering price of $4.125 per Unit sold in this offering).

Except as otherwise indicated herein, all information in this prospectus assumes or gives effect to the Reorganization.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you decide to invest in our shares of common stock. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

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Risks Relating to Our Business and Strategy

We have limited management and staff, and our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry.

As of December 2, 2024, we have a total 17 full-time employees, 2 part-time employees and 1 independent contractors. The success of our business depends upon our ability to attract, train and retain qualified, reliable personnel, including, but not limited to, our executive officers and key management personnel. Additionally, the successful operation of our business depends upon engineers, project management personnel, other employees and qualified subcontractors who possess the necessary and required experience and expertise and who will perform their respective services at a reasonable and competitive rate. Competition for these and other experienced personnel is intense, and it may be difficult to attract and retain qualified individuals with the requisite expertise and in the timeframe demanded by our clients. In certain geographic areas, for example, we may not be able to satisfy the demand for our services because of our inability to successfully hire, train and retain qualified personnel.

In addition, the cost of providing our services, including the extent to which we utilize our workforce, affects our profitability. For example, the uncertainty of contract award timing can present difficulties in matching our workforce size with our contracts. If an expected contract award is delayed or not received, we could incur costs resulting from excess staff or redundancy of facilities that could have a material adverse impact on our business, financial conditions and results of operations.

Our management team has no experience operating a company with publicly traded shares.

Mr. Joseph F. Basile III, our founder and principal shareholder and the members of our senior management team have never operated a company with shares traded in the public markets and, consequently, are not familiar with many of the requirements applicable to a public company with shares listed on Nasdaq. Our management and other personnel will need to devote a substantial amount of time to ensure compliance with these requirements and we anticipate that we may need to rely upon outside advisors, counsel, and consultants to ensure compliance with applicable laws and regulations and undertaking various actions, such as implementing new internal controls and procedures. We anticipate that compliance with these rules and regulations will increase our legal, accounting, and financial compliance costs substantially. Further, there is a possibility we will need to expand or replace our senior management with individuals with public company experience.

Our business depends on the continued contributions made by Mr. Joseph F. Basile III, our founder, Chairman and Chief Executive Officer. The loss of his services may result in a severe impediment to our business.

Our success is dependent upon the continued contributions made by our founder, Chairman and Chief Executive Officer, Mr. Joseph F. Basile III. If Mr. Basile cannot serve the Company or is no longer willing to do so, the Company does not have a secession plan in place and may not be able to find alternatives in a timely manner or at all. Further, the Company presently has a limited senior management team increasing the reliance on Mr. Basile’s contributions. As a result, if Mr. Basile left the Company, it would likely result in severe damage to our business operations and would have an adverse material impact on our financial position and operational results.

We will require additional capital in order to achieve commercial success and, if necessary, to finance future operations as we endeavor to build revenue, but we cannot assure you that we will be able to obtain adequate capital as and when required.

We will require significant expenditures to fund future growth. We intend to fund our growth out of the proceeds of this offering and internal sources of liquidity or through additional financing from external sources. Our ability to obtain external financing in the future at a reasonable cost is subject to a variety of uncertainties, including our future financial condition, results of operations and cash flows and the condition of the global and domestic financial markets.

If we require additional funds and cannot obtain them on acceptable terms when required or at all, we may be unable to fulfill our working capital needs, upgrade our existing facilities or expand our business and may have to reduce the level of our operations. These factors may also prevent us from entering into transactions that would otherwise benefit our business or implementing our future strategies. Any debt financing that we undertake may be expensive and might impose covenants that restrict our operations and strategic initiatives, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our capital stock, make investments and engage in mergers, consolidations, and asset sale transactions. Equity financing may be on terms that are dilutive or potentially dilutive to our shareholders, and the prices at which new investors would be willing to purchase our equity securities may be lower than the trading prices of such equities. If new sources of financing are required, but are unattractive, insufficient, or unavailable, then we could be required to modify our business plans or growth strategy which could have a material adverse effect on our business, results of operations or financial condition.

Our future expansion plans are subject to uncertainties and risks.

Our strategic plans for future expansion into new geographical regions and business segments are subject to various uncertainties and risks that could materially affect our business, financial condition, and results of operations. Expanding into new regions of the U.S. involves significant challenges, including unfamiliarity with local market conditions, regulatory environments, and competitive landscapes. These factors can lead to increased costs, delays, and operational inefficiencies, potentially impacting our profitability and growth. Our success in new markets depends on our ability to effectively market our services and establish a strong presence. Failure to gain market acceptance for our construction services, whether in commercial construction, franchise locations, luxury homes, or multi-family dwellings, could result in lower-than-expected revenues and hinder our expansion efforts.

As we expand our operations, we face the challenge of integrating new projects with our existing business. This includes aligning new projects with our current operational standards, managing increased complexity, and ensuring consistent quality across all of our business segments. Any failure in operational integration could disrupt our business and negatively impact our financial performance. Furthermore, each region and business segment may have distinct regulatory requirements. Ensuring compliance with varying local, state, and federal regulations can be complex and costly. Non-compliance could result in legal penalties, project delays, and reputational damage, adversely affecting our business.

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We will experience significant risks while attempting to enter the real estate development market

The Company’s entry into real estate development exposes it to a range of risks that could materially and adversely affect its financial condition, results of operations, and growth prospects. Real estate development projects are capital intensive and typically involve significant upfront costs, including land acquisition, construction, permitting, and financing expenses, which may not be recovered if a project fails to meet its anticipated return on investment. Additionally, development projects are subject to various external factors beyond the Company’s control, such as changes in local zoning laws, delays in permitting, fluctuations in construction costs, interest rate volatility, and shifts in market demand for commercial and residential properties. These risks are exacerbated by the cyclical nature of the real estate market, where downturns in the economy or disruptions in the credit markets may result in reduced project feasibility, lower occupancy rates, or diminished property values. Any failure to accurately project development timelines, secure adequate financing, or adapt to market conditions could impair the profitability of real estate development initiatives and negatively impact the Company’s overall financial performance.

If we are unable to accurately estimate the overall risks, requirements or costs when we bid on or negotiate a contract that is ultimately awarded to us, we may achieve a lower than anticipated profit or incur a loss on the contract.

We derive revenue from fixed unit price contracts, cost-plus contracts and lump sum contracts. The nature of our contracts, particularly those that are fixed-price, subjects us to risks associated with cost overruns, operating cost inflation and potential claims for liquidated damages. Fixed unit price contracts require us to provide materials and services at a fixed unit price based on approved quantities irrespective of our actual per unit costs. Lump sum contracts require that the total amount of work be performed for a single price irrespective of our actual per unit costs. Cost-plus contracts allow us to be reimbursed for all allowable costs plus a fixed fee. We realize a profit on our contracts only if we accurately estimate our costs and then successfully control actual costs and avoid cost overruns, and our revenue exceed actual costs. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause us to incur losses or cause the contract not to be as profitable as we expected. The final results under these types of contracts could negatively affect our business, financial condition, results of operations and cash flows.

The costs incurred and gross margin realized on our contracts can vary, sometimes substantially, from our original projections due to a variety of factors, including, but not limited to:

●	on site conditions that differ from those assumed in the original bid or contract;

●	failure to include required materials or work in a bid, or the failure to estimate properly the quantities or costs of materials needed to complete a contract;

●	contract or project modifications creating unanticipated costs not covered by change orders;

●	failure by our suppliers, subcontractors, designers, engineers, joint venture partners, or clients to perform their obligations;

●	delays in quickly identifying and taking measures to address issues which arise during contract execution;

●	changes in availability, proximity and costs of materials, including steel, concrete, aggregates and other construction materials, as well as fuel for our equipment;

●	claims or demands from third parties for alleged damages arising from the design, construction or use and operation of a project of which our work is part;

●	difficulties in obtaining required governmental permits or approvals;

●	availability and skill level of workers in the geographic location of a project;

●	citations issued by any governmental authority, including OSHA;

●	unexpected labor conditions, costs or work stoppages;

●	changes in applicable laws and regulations;

●	delays caused by weather conditions;

●	fraud, theft or other improper activities by our suppliers, subcontractors, designers, engineers, joint venture partners or clients or our own personnel; and

●	mechanical problems with our machinery or equipment.

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We currently maintain all our cash and cash equivalents with one financial institution, and, therefore, our cash and cash equivalents could be adversely affected if the financial institutions in which we hold our cash and cash equivalents fails.

We currently maintain all our cash and cash equivalents with one (1) financial institution, Seacoast National Bank. As of December 2, 2024, our cash balance in excess of Federal Deposit Insurance Corporation insurance (“FDIC Insurance”) limit was $3,840,744. Therefore, we may not be able to recover a substantial portion of these cash and cash equivalents, in the event of the failure of any such financial institutions. As a result of the recent inability of certain businesses with accounts at Silicon Valley Bank to gain access to their deposits and the greater focus on the concerns of potential failures of other financial institutions in the future, we are considering diversifying our investments by transferring cash not required for immediate use into short-term treasury bills and also considering transferring a portion of our cash and cash equivalents to other financial institutions in order to reduce the risks associated with maintaining all of our cash and cash equivalents at three financial institutions. Additionally, we intend to work with our current financial institution to increase the amount of funds held there that are insured by FDIC Insurance. Notwithstanding these efforts, the failure of our financial institutions in which our cash and cash equivalents are held, the resulting inability for us to obtain the return of our funds from any of those financial institutions, or any other adverse condition suffered by any of those financial institutions, could impact access to our invested cash or cash equivalents and could adversely impact our operating liquidity and financial performance.

Increased costs of labor and materials can materially adversely affect our business, results of operations or financial condition.

Higher than expected costs of labor and materials, including transportation costs related to increased fuel pricing, may adversely affect our ability to realize profits on our construction projects. Inflation, interest rate impacts on our suppliers’ pricing, and supply chain failures are potential causes for such increased costs. It is difficult to accurately project these costs when bidding on a project, and there is no guarantee that we will be able to pass these higher costs on to our customers. As a result, an increase in such costs could have a material adverse effect on our business, results of operations, or financial condition.

Recent inflationary pressures have materially impacted our operations and may continue to do so in the future. Specifically, we have experienced delayed commencement dates on projects as we have had to revise budgets and proposals to account for the rising costs of labor and materials. Inflation has caused the prices of key construction materials, such as steel, lumber, and concrete, to rise substantially. These increased costs have made projects more expensive overall, which has, in turn, materially affected the number of new contracts awarded to JFB in recent months. Additionally, stronger lending requirements, elevated borrowing costs and increased financing rates have delayed our clients in securing construction loans, further impacting project timelines. While most of these inflationary costs are passed directly to the consumer as a pass-through cost, the cumulative effect of these delays and increased costs have and may continue to have a significant adverse impact on our profitability and cash flow, particularly if we are unable to fully recover these costs from our clients. For the first nine months of 2024, our revenues decreased by 52% as compared to the prior six-month period in 2023, partially as the result of inflation and high interest rates on construction loans.

Supply chain disruptions could materially affect our business.

Our business operations rely heavily on a stable and efficient supply chain. Any disruptions, terminations, or interruptions in our supply arrangements, as well as increases in the cost of materials and products, could have a material adverse effect on our business, financial condition, and results of operations. We depend on a network of suppliers for the materials and products necessary for our construction projects. Disruptions in this supply chain, whether due to natural disasters, geopolitical events, transportation issues, or other unforeseen circumstances, can lead to delays in project timelines, increased costs, and reduced profitability. Our supply arrangements are critical to maintaining a steady flow of materials. The termination or interruption of these arrangements, whether due to supplier bankruptcy, contract disputes, or other reasons, could force us to seek alternative suppliers, potentially at higher costs and with longer lead times. This could negatively impact our ability to complete projects on schedule and within budget. Fluctuations in the cost of materials and products, driven by factors such as inflation, changes in market demand, or supply shortages, can significantly impact our operating expenses. Increased costs for key materials like steel, concrete, and lumber can erode our profit margins and make it more challenging to offer competitive pricing to our clients. Additionally, the quality and availability of materials are crucial to our construction projects. Any decline in the quality of supplied materials or shortages in availability can lead to project delays, increased rework, and higher costs. Ensuring consistent quality and availability is essential to maintaining our reputation and client satisfaction.

Our ability, or inability, to establish strategic partnerships and expand our operations may adversely affect our business and our plans.

Our ability to establish and maintain strategic partnerships is crucial for the expansion of our operations and overall business success. Building strong relationships with our clients, especially franchise clients, is essential for securing repeat business and referrals to new clients. However, if we are unable to effectively establish these partnerships, our growth plans may be adversely affected. The success of our expansion efforts depends on our ability to foster trust and collaboration with our partners. Failure to do so could result in missed opportunities for new projects and hinder our ability to penetrate new markets. Additionally, any disruptions or challenges in our existing partnerships could negatively impact our reputation and limit our ability to attract new clients.

Adverse economic conditions that impact consumer spending may materially affect our business and our partners’ businesses.

Our business, as well as the businesses of our partners, is significantly influenced by general economic conditions. Economic downturns, recessions, or periods of economic uncertainty can lead to reduced consumer spending, which may have a material adverse effect on our construction and development projects. During economic downturns, consumers often reduce spending, including on new homes and commercial properties. This reduction in consumer spending can lead to decreased demand for our construction and development services, resulting in lower revenues and profitability.

Economic conditions can also impact the availability and cost of financing for our projects. Tightened credit markets and higher interest rates can make it more difficult and expensive for us and our partners to secure the necessary funding for ongoing and future projects. This can delay or halt project development, further impacting our financial performance. Economic instability can lead to disruptions in the supply chain, affecting the availability and cost of materials and labor. Increased costs and delays in obtaining necessary resources can negatively impact project timelines and budgets, reducing our overall profitability. Economic conditions can also lead to increased market volatility, affecting property values and investment returns. Fluctuations in real estate markets can impact the valuation of our projects and the ability to sell or lease properties at favorable terms, further affecting our financial stability.

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The failure of our IT systems or a security breach involving consumer or employee personal data could have a materially adverse effect on our reputation and business, results of operations or financial condition.

Our business operations utilize a variety of cloud-based IT systems. We are dependent on these systems for all commercial transactions, and supply chain and inventory management. Although we (i) have established a firewall for our network, (ii) conduct regular system updates and employee trainings, (iii) regularly backup our data and (iv) have established appropriate contingency plans to mitigate the risks associated with a failure of our IT systems or a security breach, if one of our key IT systems were to suffer a failure or security breach this could have a material adverse effect on our business, results of operations or financial condition. Further, we rely on third parties for certain IT services. If an IT service provider were to fail or the relationship with us were to end, we might be unable to find a suitable replacement in a timely manner, and our business, results of operations or financial condition could be materially adversely affected. We continually modify and enhance our IT systems and technologies to increase productivity and efficiency. As new systems and technologies are implemented, we could experience unanticipated difficulties resulting in unexpected costs and adverse impacts to our manufacturing and other business processes. When implemented, the systems and technologies may not provide the benefits anticipated and could add costs and complications to ongoing operations, which may have a material adverse effect on our business, results of operations or financial condition.

We receive and store personal information in connection with human resources operations, marketing efforts and other aspects of our businesses. Additionally, we exchange information with numerous trading partners across all aspects of our operations. Any security breach of our IT systems or those of our dealers, distributors and trading partners could result in disruptions to our operations or erroneous transactions. To the extent that such a breach results in a loss or damage to our data, or an inappropriate disclosure of confidential or personal information, it could cause significant damage to our reputation, affect our relationships with our clients, lead to claims against us and ultimately materially adversely affect our business, results of operations or financial condition.

As of the date of this prospectus, we have not experienced a material cyber security incident.

Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation.

Because our employees and others are often in close proximity with mechanized equipment, moving vehicles, and chemical substances, our construction and maintenance sites are potentially dangerous workplaces. Therefore, safety is a primary focus of our business and is critical to our reputation and performance. Many of our clients require that we meet certain safety criteria to be eligible to work on the project. Unsafe work conditions, including OSHA violations, also can increase employee and subcontractor turnover, which increases project costs and therefore our overall operating costs. If we fail to implement safety procedures, implement ineffective safety procedures or fail to have adequate insurance policies in place, our employees and subcontractors could be injured, and we could be exposed to investigations and possible litigation. Our failure to maintain adequate safety standards through our safety programs could also result in reduced profitability or the loss of projects or clients, and could have a material adverse impact on our financial position, results of operations, cash flows or liquidity.

Potential lawsuits could expose us to substantial liabilities.

Our business operations expose us to the risk of litigation, which could result in substantial liabilities and adversely affect our financial condition and results of operations. Legal claims and disputes related to contract performance, construction defects, workplace safety, and environmental regulations can lead to significant legal expenses, settlements, or judgments. Even if we successfully defend against these claims, the associated costs can strain our financial resources and negatively impact profitability. Additionally, litigation can harm our reputation, disrupt operations, and divert management’s attention from core business activities. While we maintain insurance coverage, it may not fully cover all potential liabilities, leading to significant out-of-pocket expenses.

We may be unable to obtain or maintain sufficient bonding capacity, which could materially adversely affect our business.

Some of our contracts require performance and payment bonds. Our ability to obtain performance and payment bonds primarily depends upon our capitalization, working capital, past performance, management expertise, reputation and certain external factors, including the overall capacity of the surety market. If we are unable to renew or obtain a sufficient level of bonding capacity in the future, we may be precluded from being able to bid for certain projects or successfully contract with certain clients. In addition, even if we are able to successfully renew or obtain performance or payment bonds, we may be required to post letters of credit in connection with such bonds, which could negatively affect our liquidity and results of operations.

It is standard for sureties to issue or continue bonds on a project-by-project basis, and they can decline to do so at any time or require the posting of additional collateral as a condition thereto. Events that adversely affect the insurance and bonding markets generally may result in bonding becoming more difficult to or costly to obtain in the future. If we were to experience an interruption or reduction in the availability of our bonding capacity as a result of these or any other reasons, or if bonding costs were to increase, we may be unable to compete for certain projects that require bonding, which would materially and adversely affect our financial condition, results of operations or liquidity.

Our insurance may not be sufficient.

We carry insurance that we consider adequate in regard to the nature of the covered risks and the costs of coverage, discussed in the “Insurance” section. Nonetheless, we are not fully insured against all possible risks, nor are all such risks insurable. We may be forced to cover the costs of certain realized risks which may have a material adverse effect on our business, results of operations or financial condition.

Our business requires us to pay contracting licensing fees for each state that we operate in. We may not be able to justify the cost of compliance in a particular state or locality thus necessitating that we allow our license to expire. This may have a materially adverse effect on our business, results of operations or financial condition.

Each state within the United States maintains its own licensing regime with respect to construction and development business. The applicable fees and compliance rules may prove too costly for us and senior management may choose to permit our license-to-do-business in certain states to expire. We may make such a decision based on the costs outweighing the benefits, although our judgment may prove incorrect, and we may forfeit the possibility of significant profit by withdrawing from a certain state. Poor decision-making with respect to allowing certain licenses to expire or to maintaining them indefinitely may have a materially adverse effect on our business, results of operations or financial condition.

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We depend on third parties for equipment and supplies essential to operate our business.

We rely on third parties to sell or lease equipment to us and to provide us with supplies including construction materials necessary for our operations. We cannot assure you that our favorable working relationships with our suppliers will continue in the future. In addition, there have historically been periods of supply shortages in our industry.

The inability to purchase or lease equipment that are necessary for our operations could severely impact our business. If we lose our supply contracts and receive insufficient supplies from third parties to meet our clients’ needs, or if our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages or distribution problems, our business, financial condition, results of operations, liquidity and cash flows could be materially and adversely affected.

Many times our subcontractors are responsible for purchasing supplies for our projects so their inability to adequately source materials impacts our ability to operate. To help offset this risk, the Company has multiple trade accounts with suppliers to source supplies and materials that our subcontractors are unable to procure.

We have not made use of confidentiality agreements in the past and, although we intend to rely on such agreements in future dealings with our suppliers, employees, consultants, and other parties, the prior lack or the breach of such agreements could adversely affect our business and results of operations.

In the past, we have not made use of confidentiality agreements with our employees, clients, consultants and other parties to protect proprietary information or trade secrets. We intend to rely on such confidentiality agreements on a go-forward basis. Current and former employees not covered under confidentiality agreements may divulge our proprietary information or trade secrets. The release of such proprietary information or trade secrets could adversely affect our business and results of operations. Additionally, for individuals covered by future confidentiality agreements, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our proprietary information or trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel at the expense of other tasks related to our business.

Our business is highly dependent on a single client, and the loss of this client or a significant reduction in services provided to this client could materially and adversely affect our revenue and profitability.

A substantial portion of our revenue is derived from services provided to a single client. During the years ended December 31, 2023 and 2022, one (1) client totaled 50% and 52% of our total revenue, respectively. The loss of this client, a significant reduction in the services we provide to this client, or a deterioration in the financial condition of this client could result in a substantial decrease in our revenue and profitability. Additionally, if this client were to demand pricing concessions or other contract modifications, our business could be adversely affected.

We may not be able to replace this client with other clients of comparable size, which could lead to a decrease in our revenue. Furthermore, our ability to obtain new clients may be adversely affected by the perception that we are overly dependent on this particular client.

Even if we are able to diversify our client base, there can be no assurance that we will be able to do so in a timely manner or on favorable terms. Any such diversification efforts may require significant resources and management attention, which could also adversely affect our financial performance.

If we fail to maintain our relationship with this client, or if this client significantly reduces its business with us, it could have a material adverse effect on our business, financial condition, and results of operations.

Our failure to meet the schedule or performance requirements of our contracts could adversely affect us.

In most cases, our contracts require completion by a scheduled acceptance date. Failure to meet any such schedule, unless the result of non-fault issues such as force majeure, could result in additional costs, penalties or liquidated damages being assessed against us, and these could exceed projected profit margins on the contract. Performance problems on existing and future contracts, such as material shortages, changes to the scope of work or subcontractor performance, could cause actual results of operations to differ materially from those anticipated by us and could cause us to suffer damage to our reputation within the industry and among our clients.

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We may choose, or be required, to pay our subcontractors even if our clients do not pay, or delay paying us for the related services.

We use subcontractors to perform portions of our services. In some cases, we pay our subcontractors before our clients pay us for the related services. We could experience a material decrease in profitability and liquidity if we choose, or are required, to pay our subcontractors for work performed for clients that fail to pay, or delay paying us, for the related work.

Our subcontractors may fail to satisfy their obligations or we may be unable to maintain these relationships, which could have a material adverse effect on our business.

Our business relies heavily on subcontractors to fulfill various aspects of our construction projects. If our subcontractors fail to satisfy their obligations to us or other parties, it could lead to project delays, increased costs, and potential legal disputes. Such failures can negatively impact our reputation, client relationships, and overall project outcomes. Maintaining strong relationships with our subcontractors is crucial for our operational success. If we are unable to sustain these relationships, whether due to financial instability, performance issues, or competitive pressures, it could disrupt our supply chain and project schedules. This disruption may result in higher costs and reduced efficiency, adversely affecting our profitability and growth prospects.

Intense competition may adversely affect our business and financial condition.

We operate in a highly competitive industry, and we face significant competition from both established companies and new market entrants. Some of our competitors have greater financial, technical, and marketing resources than we do, which may allow them to invest in expansion, acquisitions, and other strategic initiatives and to respond more quickly to new opportunities, technological advancements, and changes in consumer preferences. Our competitors may engage in aggressive pricing strategies, offer more attractive terms to clients, or invest heavily in marketing and promotional activities. These actions can lead to reduced market share, lower sales volumes, and decreased profitability for our business. Additionally, established competitors may have stronger brand recognition and customer loyalty, which can be difficult for us to overcome. This can limit our ability to attract new clients and retain existing ones, impacting our growth and market position.

We may lose business to competitors that underbid us, and we may be unable to compete favorably in our highly competitive industry.

Some of our project awards are determined through a competitive bidding process in which price is the determining factor. We compete against multiple competitors in all of the markets in which we operate, most of which are local or regional operators. Some of our competitors are larger than we are, are vertically integrated and/or have similar or greater financial resources than we do. As a result, our competitors may be able to bid at lower prices than we can due to the location of their plants or as a result of their size or vertical-integration advantages. An increase in competition may result in a decrease in new project awards to us at acceptable profit margins.

We could incur material costs and losses as a result of claims that our materials do not meet regulatory requirements or contractual specifications.

We provide our customers with materials designed to comply with building codes or other regulatory requirements, as well as any applicable contractual specifications. If our materials do not satisfy these requirements and specifications, material claims may arise against us, our reputation could be damaged and, if any such claims are for an uninsured, non-indemnified or product-related matter, then resolution of such claim against us could have a material adverse effect on our financial condition, results of operations or liquidity.

Unionization activities may disrupt our operations and increase our costs.

Although none of our employees are currently covered under collective bargaining agreements, our employees or that of our suppliers may elect to be represented by labor unions in the future. If a significant number of our employees or that of our suppliers were to become unionized and collective bargaining agreement terms were significantly different from our or our suppliers’ current compensation arrangements, it could have a material adverse effect on our business, financial condition and results of operations. In addition, a labor dispute involving some or all our or that of our suppliers or employees may harm our reputation, disrupt our operations and reduce our revenues, and resolution of disputes could increase our costs. Further, if we enter into a new market with unionized construction companies, or the construction companies in our current markets become unionized, construction and build-out costs for new projects in such markets could materially increase.

Risks Relating to Our Industry

Our results of operations fluctuate from quarter to quarter and from year to year as they are affected, among other things, by the seasonal nature of the construction industry.

Our results of operations experience substantial fluctuations from quarter to quarter and year to year. Any negative economic conditions that occur during the months of traditionally higher sales of a given product could have a disproportionate effect on our results of operations for the entire fiscal year. We may also make strategic decisions to deliver and invoice customers at certain dates to lower costs or improve supply chain efficiencies or may be forced to do so because of supply chain issues or disruption. As a result, our results of operations are likely to fluctuate significantly from period to period such that any historical results should not be considered indicative of the results to be expected for any future period. In addition, we incur significant additional expenses in the periods leading up to the beginning of new projects which may also result in fluctuations in our results of operations. Our annual and quarterly gross profit margins are also sensitive to a number of factors, many of which are beyond our control. This seasonality in revenues, expenses and margins, along with other factors that are beyond our control, including general economic conditions, changes in consumer preferences, weather conditions, including major weather events such as hurricanes, geopolitical uncertainty, the cost or availability of raw materials or labor, discretionary spending habits and currency exchange rate fluctuations, could materially adversely affect our business, results of operations or financial condition.

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We are subject to laws, rules and regulations regarding safety, health, environmental and noise pollution and other issues that could cause us to incur fines or penalties or increase our operating costs.

We are subject to federal, state local, and municipal laws, rules and regulations in the United States regarding product safety, health, environmental and noise pollution and other issues that could cause us to incur fines or penalties or increase our operating costs, all of which could have a material adverse effect on our business, results of operations or financial condition. Namely, we are required to comply with the Occupational Safety and Health Act of 1970, which helps to ensure safe and healthy working conditions for workers by setting and enforcing standards and by providing training, outreach, education, and assistance. A failure to comply with, or compliance with, any such requirements or any new requirements could result in increased expenses to modify our products, or harm to our reputation, which could have a material adverse effect on our business, results of operations or financial condition.

Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses which may not be covered by insurance.

Operating hazards inherent in our business, some of which may be outside our control, can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We maintain insurance coverage in amounts and against the risks we believe are consistent with industry practice, but this insurance may be inadequate or unavailable to cover all losses or liabilities we may incur in our operations. Our insurance policies are subject to varying levels of deductibles. Losses up to our deductible amounts are accrued based upon our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. However, liabilities subject to insurance are difficult to estimate due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of unreported incidents and the effectiveness of our safety programs. If we were to experience insurance claims or costs above our estimates, we may be required to use working capital to satisfy these claims rather than using working capital to maintain or expand our operations.

The construction services industry is highly schedule driven, and our failure to meet the schedule requirements of our contracts could adversely affect our reputation and/or expose us to financial liability.

In some instances, we guarantee that we will complete a project by a certain date. Any failure to meet contractual schedule or completion requirements set forth in our contracts could subject us to responsibility for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages, liability for our customer’s actual costs arising out of our delay, reduced profits or a loss on that project, damage to our reputation and a material adverse impact to our financial position, results of operations, cash flows and liquidity.

Natural disasters, unusually adverse weather, pandemic outbreaks, boycotts and geo-political events could materially adversely affect our business, results of operations or financial condition and the market for stocks globally.

The occurrence of one or more natural disasters, such as hurricanes and earthquakes, unusually adverse weather, pandemic outbreaks, boycotts and geo-political events, such as civil unrest and acts of terrorism, upheavals in international relations, or similar disruptions could materially adversely affect our business, results of operations or financial condition. These events could result in physical damage to one or more of our properties or construction projects, increases in fuel or other energy prices, temporary or permanent closure of one or more of our projects, temporary lack of an adequate workforce in a market, temporary or long-term disruption in the supply of raw materials or building supplies, and disruption to our information systems, and, ultimately, have a material adverse impact on our business, results of operations or financial condition. Further, such events could materially adversely affect the financial markets. The price of our common stock may decline significantly if such an event were to occur after the consummation of this offering, in which case you may lose your investment.

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Risks Relating to Our Securities and this Offering

There is no existing market for our securities, and we do not know if one will develop to provide you with adequate liquidity. Even if a market does develop following this offering, the stock prices in the market may not exceed the offering price.

Prior to this offering, there has not been a public market for our securities. We cannot assure you that an active trading market for our common stock will develop following this offering, or if it does develop, it may not be maintained. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active. The initial public offering price for the shares will be determined by negotiations between us and representatives of the Underwriters and may not be indicative of prices that will prevail in the trading market following the completion of this offering. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price you pay in this offering.

JFB Construction Holdings is a holding company.

We, JFB Construction Holdings, are a holding company and our only significant assets are the membership interest and capital stock of our current or future subsidiaries. As a result, we are subject to the risks attributable to our subsidiaries. As a holding company, we conduct substantially all of our business through its subsidiaries, which generate substantially all of our revenues. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to us. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us.

The market price of our common stock is likely to be highly volatile, and you could lose all or part of your investment.

Investing in our stock involves substantial risk due to potential for rapid and unpredictable fluctuations in our stock price. The trading price of our common stock is likely to be volatile and may experience rapid and unpredictable changes. This volatility can make it difficult for investors to assess the rapidly changing value of our stock and may prevent you from being able to sell your shares at or above the price you paid for them. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	actual or anticipated fluctuations in our quarterly or annual operating results;
●	publication of research reports by securities analysts about us or our competitors or our industry;
●	the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission (“SEC”);
●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market; additions and departures of key personnel;
●	additions and departures of key personnel;
●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
●	the passage of legislation or other regulatory developments affecting us or our industry;
●	speculation in the press or investment community;
●	changes in accounting principles;
●	terrorist acts, acts of war or periods of widespread civil unrest;
●	natural disasters and other calamities; and
●	changes in general market and economic conditions.

In addition, instances of extreme stock price run-ups followed by rapid price declines and significant stock price volatility may occur, and these fluctuations may be unrelated to our actual or expected operating performance, financial condition, or prospects. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.

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Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;
●	changes in interest rates;
●	macroeconomic conditions, both nationally and locally;
●	changes in consumer preferences and competitive conditions;
●	expansion to new markets;
●	increases in infrastructure costs; and
●	in commodity prices.

Unanticipated fluctuations in our quarterly operating results could result in a decline in our stock price.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

If, after listing, we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our shares are delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

We have no current plans to pay cash dividends on our common stock for the foreseeable future, and you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur, including our credit facility. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it and any potential investor who anticipates the need for current dividends should not purchase our securities. See the section entitled “Dividend Policy.”

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Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.

Our management will have considerable discretion over the use of proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner which you may consider most appropriate. Our management might spend a portion or all of the net proceeds from this offering in ways that our stockholders do not desire or that might not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Furthermore, you will have no direct say on how our management allocates the net proceeds of this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

Our founder and principal shareholder has substantial influence over our company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.

After giving effect to the sale of the shares offered hereby, Mr. Joseph F. Basile III will own 47.19% of our outstanding shares, including 71.68% of the Company’s voting power (or 45.35%, including 70.91% of the Company’s voting power, if the Underwriters exercise the Overallotment Option in full). Accordingly, Mr. Basile will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the appointment of directors and other significant corporate actions. Mr. Basile will also have the power to prevent or cause a change in control. Without the consent of Mr. Basile, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, Mr. Basile could violate his fiduciary duties by diverting business opportunities from us to himself or others. The interests of Mr. Basile may differ from the interests of our other shareholders. The concentration in the ownership of our Common Stock shares may cause a material decline in the value of our Class A Common Stock. For more information regarding Mr. Basile, see “Principal Shareholders.”

The sale or availability for sale of substantial amounts of our Class A Common Stock could adversely affect its market price.

Sales of substantial amounts of our Class A Common Stock in the public market after the completion of this offering, including sales made of any shares pledged for a loan by any holder of a significant number of shares of our Class A Common Stock, or the perception that these sales could occur, could adversely affect the market price of our Class A Common Stock and could materially impair our ability to raise capital through equity offerings in the future. The Class A Common Stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements. There will be 9,250,000 shares of Common Stock outstanding immediately after this offering, including 5,250,000 shares of Class A Common Stock (or 9,437,500 shares of Common Stock and 5,437,500 shares of Class A Common Stock assuming the full exercise of the Underwriters’ Overallotment Option). In connection with this offering, we have agreed not to sell any common stock for eighteen months from the closing of this offering without the prior written consent of the Underwriter, and each of our directors and officers named in the section “Directors and Executive Officers,” have agreed not to sell any common stock for six months from the date of this prospectus without the prior written consent of the Underwriter, subject to certain exceptions. However, the Underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock. See “Plan of Distribution” and “Description of Capital Stock” for a more detailed description of the restrictions on selling our securities after this offering.

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You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 1,250,000 shares of Class A Common Stock offered in this offering as part of the Unit at a public offering price of $4.125 per Unit, and after deducting underwriting commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $            per share, or approximately            %, at the public offering price. Additionally, to the extent that the warrants, or options we will grant to our officers, directors and employees, are ultimately exercised, you will sustain future dilution. We may also acquire new businesses or finance joint ventures by issuing equity, which may result in additional dilution to our stockholders. Following the completion of this offering, in most scenarios, our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of Common Stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock. See the section titled “Dilution.”

The Warrants may not have value.

The Warrants being offered by us in this offering have an exercise price of $5.50 per share, and expire on the fifth anniversary from the date of issuance. In the event that our Class A Common Stock does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, investors in this offering may not realize the value of such Warrants they are purchasing. Further, the Company may not receive the future value of the Warrants and will not receive proceeds from the Warrants if the Warrants are not exercised.

Holders of our Warrants will have no rights as stockholders until they acquire shares of our Class A Common Stock, if ever.

If you acquire Warrants to purchase shares of our Class A Common Stock in this offering, you will have no rights with respect to our Class A Common Stock until you acquire shares of such Class A Common Stock upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a holder of Class A Common Stock only as to matters for which the record date occurs after the exercise date.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Common Stock.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A common stock, adverse publicity or other adverse consequences. The dual-class structure of our common stock may make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A common stock. In addition, it is unclear what effect, if any, such policies will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our common stock, we may be excluded from certain indices and we cannot assure you that other stock indices (including Nasdaq) will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices may preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the market price of our Class A common stock may be adversely affected.

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We will incur significant increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, has imposed various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we anticipate that compliance with these rules and regulations will increase our legal, accounting and financial compliance costs substantially. A number of those requirements will require us to carry out activities we have not done previously. For example, we will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, these rules and regulations may make our activities related to legal, accounting and financial compliance more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain our current levels of such coverage. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase our costs.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;
●	expected timing and amount of the release of any tax valuation allowances;
●	tax effects of stock-based compensation;
●	costs related to intercompany restructurings;
●	changes in tax laws, regulations or interpretations thereof; or
●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by federal, state and local authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A change in tax laws or regulations could increase our tax burden and adversely affect our business.

Changes in tax laws or regulations at the federal or state level could significantly impact our financial condition and results of operations. Any increase in our tax burden due to new legislation or changes in existing tax policies could reduce our profitability and cash flows. This includes potential changes in corporate tax rates, deductions, credits, and other tax-related provisions that could increase our overall tax liability. Additionally, compliance with new tax regulations may require substantial time and resources, further straining our financial and operational capacities. Uncertainty and complexity in the tax landscape can also complicate our financial planning and forecasting, making it more challenging to manage our business effectively. These factors could collectively have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Changes to accounting rules or regulations may adversely affect the Company’s financial statements.

Changes to existing accounting rules or regulations may impact our financial statements, and in turn, impact the reporting of our future results of operations, result in additional costs to the Company or cause negative perception of the Company’s financial outlook by investors or analysts. Other new accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future.

Changes to estimates related to our property, fixtures and equipment or operating results that are lower than our current estimates may cause us to incur impairment charges on certain long-lived assets, which may adversely affect our results of operations.

In accordance with accounting guidance as it relates to the impairment of long-lived assets, we make certain estimates and projections with regard to our operations, as well as our overall performance, in connection with our impairment analyses for long-lived assets. When impairment triggers are deemed to exist for our operations, the estimated undiscounted future cash flows are compared to its carrying value. If the carrying value exceeds the undiscounted cash flows, an impairment charge equal to the difference between the carrying value and the fair value is recorded. The projections of future cash flows used in these analyses require the use of judgment and a number of estimates and projections of future operating results. If actual results differ from our estimates, additional charges for asset impairments may be required in the future. If future impairment charges are significant, this could have a material adverse effect on the results of our operations.

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As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders with less information or fewer rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company”, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
●	taking advantage of an extension of time to comply with new or revised financial accounting standards;
●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with standard public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with standard public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

We will be a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for exemptions from certain corporate governance requirements.

Following this offering, Joseph F. Basile III, our Chief Executive Officer and Chairman of the Board of Directors will hold approximately 71.68% of the voting power in us (or approximately 70.91% if the underwriters exercise their Overallotment Option in full) and, as a result, we will be a “controlled company” within the meaning of the Nasdaq listing standards. For so long as we remain a controlled company, we technically qualify and are eligible to be exempted from the obligation to comply with certain Nasdaq corporate governance requirements, however, we do not plan to take advantage of the exemptions provided to controlled companies, which include

●	our Board of Directors is not required to be comprised of a majority of independent directors;
●	our Board of Directors is not subject to the compensation committee requirements; and
●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.
●	our Board of Directors is not required to be comprised of a majority of independent directors;

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. Our status as a controlled company could cause our securities to be less attractive to certain investors or otherwise adversely affect our securities’ trading price.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, the price of our common stock and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us was to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock or trading volume to decline.

Anti-takeover provisions in our Articles of Incorporation and Bylaws and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

The anti-takeover provisions of the Nevada law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three (3) years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. Our Articles of Incorporation and our Bylaws, upon the consummation of this offering, may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. For example, our Board of Directors has the right to issue preferred stock without stockholder approval that could be used to dilute a potential hostile acquirer. As a result, you may lose your ability to sell your stock for a price in excess of the prevailing market price due to these protective measures, and efforts by stockholders to change the direction or management of the Company may be unsuccessful.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act and therefore are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Though we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an emerging growth company and are an accelerated or large accelerated filer.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff, all of which would is likely to add additional attention and costs to the Company. In addition, we may identify material weaknesses in our internal control over financial reporting that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404.

If we identify weaknesses in our internal control over financial reporting, are unable to comply with the requirements of Section 404 in a timely manner or to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by Nasdaq, once our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. The forward-looking statements in this prospectus are only predictions. In some cases, you can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business development efforts, our prospects for initiating new construction and development projects, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to:

●	risks relating to bidding on construction projects;
●	the inexperience of our principal shareholder and senior management in operating a publicly traded company;
●	economic conditions that impact consumer spending may have a material adverse effect on our business;
●	results of operations or financial condition;
●	risks related to face intense competition including from some competitors that have greater financial and marketing;
●	risks related to our ability to attract and retain key personnel;
●	potential harm caused by misappropriation of our data and compromises in cybersecurity;
●	changes in laws;
●	regulatory requirements, proceedings and complaints;
●	litigation;
●	failure to develop brand name and reputation;
●	the impact of natural disasters and health epidemics; and
●	the other risks we face and the actions we may take in response thereto.

These forward-looking statements are subject to a number of other risks, assumptions and uncertainties described in this prospectus, including those described in the “Risk Factors” section. We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein. We encourage you to read those descriptions carefully. Moreover, we operate in a very competitive and rapidly changing environment. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

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You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable.

In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $           , based upon a public offering price of $4.125 per Unit, after deducting the estimated underwriting discounts and commissions, and estimated offering expenses payable by us and assuming no exercise of the Warrants included in the Units. We will only receive additional proceeds from the exercise of the Warrants included in the Units we are selling in this offering if the Warrants are exercised for cash. If the Underwriters fully exercise the Overallotment Option, the net proceeds of the Units we sell will be approximately $                        .

Each $1.00 increase (decrease) in the offering price of $4.125 per Unit would increase (decrease) the net proceeds to us from this offering by approximately $            after deducting estimated underwriting discount and commissions, and estimated offering expenses payable by us, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. Each 100,000 share increase (decrease) in the number of Units offered by us at the public offering price would increase (decrease) the net proceeds to us in this offering by approximately $                   , assuming that the price per Unit for the offering remains at $4.125, and after deducting the estimated offering expenses payable by us. A change in the offering price or the number of shares by these amounts could have a material effect on our uses of the proceeds from this offering, and it may impact the amount of time prior to which we will need to seek additional capital.

We intend to use the net proceeds of this offering as follows, after we complete the remittance process:

●	approximately 15% for the business development and expansion of our business;
●	approximately 5% for purchasing equipment and supplies;
●	approximately 20% for strategic investment into real estate and complimentary entities;
●	approximately 10% for the recruitment of talent personnel; and
●	the balance of approximately 50%, together with any proceeds from the over-allotment option, for general administration and working capital.

Use of Net Proceeds	$	%
Business development		15%
Equipment purchases		5%
Strategic investment into real estate and complimentary entities		20%
Recruitment of talent personnel		10%
General working capital		50%
Total		100%

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While we expect to use the net proceeds for the purposes described above, the amounts and timing of our actual expenditures will depend upon numerous factors, including our business development efforts, our operating costs and other factors described under “Risk Factors” in this prospectus. The expected net proceeds from the sale of the shares offered hereby, if added to our current cash and cash equivalents is anticipated to be sufficient to fund our operations through the next 12 months. In the event that our plans change, our assumptions change or prove to be inaccurate, or the net proceeds of this offering are less than as set forth herein or otherwise prove to be insufficient, it may be necessary or advisable to reallocate proceeds or curtail expansion activities, or we may be required to seek additional financing or curtail our operations. As a result of the foregoing, our success will be affected by our discretion and judgment with respect to the application and allocation of the net proceeds of this offering.

Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends only when and if declared by our Board of Directors out of funds legally available for dividends.

Historically, we have been treated as an S Corporation for U.S. federal income tax purposes and, as such, we have paid distributions to our founder and sole shareholder, Joseph F. Basile III, to assist him in paying the U.S. federal income taxes on our taxable income that is “passed through” to him, as well as additional amounts for returns on capital. In 2022, our board declared and paid cash dividend of $903,740 to our founder and sole shareholder Mr. Joseph F. Basile III. In 2023, our board declared an additional $138,704 cash dividend to Mr. Basile.

During the nine months ended September 30, 2024, our board declared and paid cash dividend of $862,660 to Mr. Basile. In 2024, we elected to be taxed as a C Corporation. We do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends, if any, in the future is within the discretion of our Board of Directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

CAPITALIZATION

The following table sets forth our cash and equivalents and capitalization as of September 30, 2024:

●	on an actual basis;

●	on an as adjusted basis to additionally give effect to the sale of shares of our Class A Common Stock in this offering, assuming an initial public offering price of $4.125 per Unit and no exercise of the Underwriters’ Overallotment Option, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the information in this table together with our financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

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	Actual	As Adjusted(1)
Cash and cash equivalents	$3,768,407	$3,768,407

Indebtedness	332,870	332,870

Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding, actual; no shares issued and outstanding, pro forma; no shares issued and outstanding, pro forma as adjusted	-
Class A Common stock, par value $0.0001 per share, 186,000,000 shares authorized, 4,000,000 shares issued and outstanding, actual; 4,000,000 shares issued and outstanding, pro forma; 5,250,000 shares issued and outstanding, pro forma as adjusted	400	400
Class B Common stock, par value $0.0001 per share, 4,000,000 shares authorized, no shares issued and outstanding, actual; 4,000,000 shares issued and outstanding, pro forma; 4,000,000 shares issued and outstanding, pro forma, as adjusted	400	400
Additional paid-in capital(2)	417,475	417,475
Retained earnings	5,564,107	5,564,107
Total stockholders’ equity	5,982,382	5,982,382
Total capitalization	$7,199,717	$7,199,717

(1)

Each $1.00 increase or decrease in the initial public offering price of $4.125 per Unit would increase or decrease, respectively, the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by $                , assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Units we are offering.

An increase or decrease of 100,000 in the number of Units we are offering would increase or decrease, respectively, the amount of cash and cash equivalents, stockholders’ equity and total capitalization by approximately $                , assuming the initial public offering price per share remains the same, and after deducting underwriting discounts and commissions. The pro forma information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

(2)	Pro forma, as adjusted, additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, Underwriters’ expense allowance and other expenses. We expect to receive net proceeds of approximately $ _ (offering proceeds of $5,156,250, less underwriting discounts of $ , non-accountable expense of $ _ and offering expenses of $ , which includes reimbursement of the Representative’s out-of-pocket expenses of $ ). If the Underwriters’ Overallotment Option is exercised, the net proceeds to us would be $ .

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The above discussion and tables assumes and excludes the following as of September 30, 2024:

●	2,000,000 shares of our Class A Common Stock (which is equal to 17.2% of our issued and outstanding Common Stock immediately after the consummation this offering) reserved for future issuance under our 2024 Equity Incentive Plan.
●	no exercise of the Warrants issued in connection with this offering; and
●	no exercise of the Underwriters’ Overallotment Option.
●	4,000,000 shares of Class A Common Stock issuable upon conversion of our Class B Common Stock.
●	250,000 shares of Class A Common Stock underlying Representative’s Units, which includes 125,000 shares of our Class A Common Stock and 125,000 Representative’s Warrant (or 287,500 shares of Class A Common Stock if the underwriters exercise their Overallotment Option to purchase additional Units in full) as part of this offering. Each Representative’s Units shall consist of one share of our Class A Common Stock and one Representative’s Warrant to purchase one share of our Class A Common Stock at an exercise price equal to $5.50 per share The Unit Purchase Option shall have an exercise price of $5.15625 (equal to 125% of the initial public offering price of $4.125 per Unit sold in this offering).

DILUTION

If you invest in shares of our Class A Common Stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price of $4.125 per share and the as adjusted net tangible book value per share of our Common Stock immediately upon the consummation of this offering.

Holders of Class A Common Stock and Class B Common Stock have the same rights except for voting and conversion rights. In respect of matters requiring a stockholder vote, each holder of Class A Common stock will be entitled to one vote per share of Class A Common Stock and each holder of Class B Common Stock will be entitled to 3 votes per share of Class B Common Stock. Shares of Class B Common Stock are convertible into shares of Class A Common Stock at any time after issuance at the option of the holder on a one-to-one basis. Shares of Class A Common Stock are not convertible into shares of any other class. Shares of Class B Common Stock are not being converted as part of this offering.

Our net tangible book value as of September 30, 2024 was approximately $5,982,382 or approximately $59,824 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2024.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of Common Stock immediately after completion of this offering. After giving effect to our sale of shares of Class A Common Stock of the Units in this offering at a public offering price of $4.125 per share, and after deducting Underwriters’ commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2023 would have been $            , or $            per share. This represents an immediate increase in net tangible book value of $           per share to existing stockholders and an immediate dilution in net tangible book value of $                    per share to purchasers of shares in this offering, as illustrated in the following table:

Initial public offering price per share
Historical net tangible book value per share
Increase in net tangible book value per share attributable to new investors
Adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering
Dilution per share to new investors in this offering

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The above discussion and tables assumes and excludes the following as of September 30, 2024:

●	2,000,000 shares of our Class A Common Stock (which is equal to 17.2% of our issued and outstanding Common Stock immediately after the consummation this offering) reserved for future issuance under our 2024 Equity Incentive Plan.
●	no exercise of the Warrants issued in connection with this offering; and
●	no exercise of the Underwriters’ Overallotment Option.
●	4,000,000 shares of Class A Common Stock issuable upon conversion of our Class B Common Stock.
●	250,000 shares of Class A Common Stock underlying Representative’s Units, which includes 125,000 shares of our Class A Common Stock and 125,000 Representative’s Warrant (or 287,500 shares of Class A Common Stock if the underwriters exercise their Overallotment Option to purchase additional Units in full) as part of this offering. Each Representative’s Units shall consist of one share of our Class A Common Stock and one Representative’s Warrant to purchase one share of our Class A Common Stock at an exercise price equal to $5.50 per share The Unit Purchase Option shall have an exercise price of $5.15625 (equal to 125% of the initial public offering price of $4.125 per Unit sold in this offering).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the nine months ended September 30, 2024 and September 30, 2023 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus. All amounts included herein with respect to the fiscal years ended December 31, 2022 and 2023 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. GAAP.

Overview of Company

JFB is a commercial and residential construction company specializing in retail buildouts, multifamily developments, luxury homes and general commercial construction. We have strong relationships with franchisees and franchisors, which has been the foundation of driving steady growth, especially in the Southern Atlantic region. Our expansion plans include vertically integrated real estate development projects and securing larger, more complex construction projects that require higher bond capacity.

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Results of Operations

For the Nine Months Ended September 30, 2024 Compared to the Nine Months Ended September 30, 2023

The following table summarizes the results of condensed consolidated statements of operations and comprehensive income (loss) (unaudited) for the nine months ended September 30, 2024 and 2023 in U.S. dollars, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Nine months Ended
	September 30,		Change
	2024	2023	Amount

Revenues	$15,968,735	$21,061,647	$(5,092,912)
Cost of revenues	12,746,503	16,291,264	(3,544,761)
Gross profit	3,222,232	4,770,383	(1,548,151)

Operating expenses:
Selling and marketing expense	36,524	40,318	(3,794)
General and administrative	3,414,404	2,394,178	1,020,226
Depreciation and amortization expense	144,028	24,966	119,062
Total operating expenses	3,594,956	2,459,462	1,135,494

Income(loss) from operations	(372,724)	2,310,921	(2,683,645)

Other income (expense):
Other income, (Expenses)	(8,142)	21,418	(29,560)
Interest income	150,808	85,043	65,765
Total other income (expense), net	142,666	106,461	36,205
Net income (Loss)	$(230,058)	$2,417,382	$(2,647,440)

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Revenues

Revenues decreased by $5,092,912, or 24%, to approximately $15,968,735 in the nine months ended September 30, 2024 from approximately $21,061,647 for the nine months ended September 30, 2023. Our commercial segment, comprised of our franchise construction division and our general commercial construction division, represents a significant portion of JFB Construction’s revenue including approximately 70% and 91% for the first nine months 2024 and 2023, respectively. Conversely, our residential segment represents 30% and 9% for the first nine months 2024 and 2023, respectively. Finally, Franchise buildout and remodeling has represented 56% and 72% of our revenue during the first nine months of 2024 and 2023, respectively. The decrease in revenue was principally driven by a decline in the number of new contracts awarded and new project commencements compared to the same period the previous year. This is attributable to seasonality in the industry, inflation, and high interest rates on construction loans. Seasonality significantly impacts the construction industry, with the first and second quarter traditionally being the weakest for JFB. Compounded by weather-related delays, most of our clients aim to complete their construction projects before the end of the calendar year to maximize their tax benefits by writing off the asset in that tax year. As a result, Q3 and Q4 have historically been our strongest quarters, with a surge in project completions and revenue recognition during these periods. The impact of seasonality was greater in the first 6 months of 2024 compared to 2023 for various reasons, including the reasons discussed below. Inflation has caused the prices of key construction materials, such as steel, lumber, and concrete, to rise substantially. These increased costs have made projects more expensive overall, which has, in turn, materially affected the number of new contracts awarded to JFB in the first nine months of 2024. Clients are more cautious about committing to new projects due to higher anticipated costs, leading to a decline in contract volume during the quarter. Rising interest rates have significantly increased the cost of financing for both us and our clients. Higher borrowing costs have led to a reduction in demand for new construction projects, as clients delay or scale back their plans due to the increased cost of capital. Additionally, to a lesser extent, the higher interest rates have directly increased our own financing costs, squeezing margins and reducing profitability. JFB is actively attempting to mitigate the impact of these factors in a number of different approaches, which include strategic procurement initiatives to lock-in pricing and ensure material availability, diversify our supplier base to attempt to reduce dependency of single sources and mitigate supply chain disruptions. Further, JFB is considering alternative financing options and strategies to optimize their capital structures in light of current market conditions.

Cost of revenues

Cost of revenues decreased by $3,544,761, or 21%, to approximately $12,746,503 in the nine months ended September 30, 2024 from approximately $16,291,264 for the nine months ended September 30, 2023. The decrease in costs of revenue was primarily due to a reduction of revenue as a whole, as well as the reduction of large-scale, higher cost projects that contributed to revenue in the prior period. Additionally, the Company implemented various cost-savings measures and efficiency improvements in project management and procurement processes, including the utilization of more in-house performance of trades rather than utilizing subcontractors that carry higher costs. These initiatives have successfully reduced direct project cost.

Gross profit

Our gross profit decreased by $1,548,151 or 32%, to $3,222,232 in the nine months ended September 30, 2024 from $4,770,383 in the nine months ended September 30, 2023. The decrease in the gross profit was primarily attributable to decrease in revenue. However, as a result of the reduction of the costs of revenues and other cost-savings measures, the Company’s gross profit margins increased in the nine months ended September 30, 2024, where our profit margin was approximately 17% compared to 11% for the nine months ended September 30, 2023.

Selling and marketing expenses

Our selling and marketing expenses decreased by $3,794, or 9%, from $36,524 in the nine months ended September 30, 2024 to $40,318 in the nine months ended September 30, 2023, primarily due to the Company scaling back certain promotional and advertising initiatives, namely attendance to trade shows, that were more heavily utilized in the same period of the previous year. This strategic adjustment was the result of a greater focus on referrals and relationship building, which the Company believes will have a larger impact on its future revenues even if this has yet to materialize.

General and administrative expenses

Our general and administrative expenses primarily include salaries and benefits, professional fees, office expenses, travel expenses, and insurance expenses. General and administrative expenses increased by approximately $1,020,226, or 43%, to approximately $3,414,404 in the nine months ended September 30, 2024 from approximately $2,394,178 the nine months ended September 30, 2023. The increase was mainly due to a higher personnel cost, including increased salaries, the addition of new employees and benefits to the staff as the Company has continued to attract and retain talent. Our general and administrative expenses represented 95% and 97% of our total expenses for the nine months ended September 30, 2024 and 2023, respectively.

Depreciation and amortization expenses

Depreciation and amortization expenses increased by $119,062, or 477%, to $144,028 in the nine months ended September 30, 2024 from $ 24,966 in the nine months ended September 30, 2023, primarily due to expansion of the company’s asset base, including the acquisition of additional Company vehicles, has contributed to the higher depreciation expense. The increase in depreciation expense for the current period is primarily attributed to the completion and buildout of the new Company headquarters. The significant capital expenditures related to the construction and development of the new facility have resulted in higher depreciable assets, which are now being amortized over their estimated useful lives, leading to the increase in depreciation expense. The increase in depreciation and amortization expenses reflects the Company ongoing investment in its asset base, which the Company believes is important for supporting long-term growth and operational effectiveness.

Other income, net

Our other income decreased by $29,560, or 139%, to $(8,142) in the nine months ended September 30, 2024 from $21,418 in the nine months ended September 30, 2023, due to change in accounting practices related to how income was being booked for residential projects in addition to the recording of Additional Paid-In Capital (APIC). This adjustment reflects the issuance of new equity, which resulted in a reclassification of amounts previously recognized as other income.

Interest income

Our interest income increased by $65,765, or 77%, to $150,808 in the nine months ended September 30, 2024 from $85,043 in the nine months ended September 30, 2024. The increase in our interest income was the result of higher interest paid on bank balances. The improvement in these rates has led to higher earnings on interest bearing deposits and cash balances held at Sea Coast bank. The increase in interest income reflects the Company’s successful efforts to capitalized on improved banking terms and optimize its cash management practices. We continue to monitor interest rate trends and banking relationships to ensure sustained benefits from these favorable conditions.

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Net income

Our net income decreased by $2,647,440, or 110%, to $(230,058) in the nine months ended September 30, 2024 from $2,417,382 in the nine months ended September 30, 2023, due to decrease in new construction projects during this period of 2024. Increase in Depreciation and amortization expenses, a slowdown in revenue growth compared to the previous year, and an increase in operational expenses are all the result of the net income difference. The decrease in revenue for the current period is primarily attributable to the accounting treatment of shares issued to Chartered Services in exchange for consulting. These shares were recorded as an expense rather than revenue, as per the applicable accounting standards for non-cash transactions. As a result, this accounting treatment led to a reduction in reported revenue for the period.

Current, contracted and prospective projects

Based on the Company’s revenue recognition policy, there are a number of current projects that are either under contract but have yet to begin construction or projects where construction is active but the revenue has not been fully recognized. As of the date of this prospectus, we have thirty construction projects that are either active or under contract with projected revenues of approximately $54,383,254 and projected profits, excluding operating expenses, of approximately $6,494,577. Eighteen of these projects are commercial and twelve are residential. Additionally, eighteen of the projects are fixed price model and six of the projects are cost-plus model. As of the date of this prospectus, approximately 206%, or $11,053,421, of the projected revenues for active and contracted construction projects have been recognized.

As of the date of this prospectus, we have twenty active construction projects with projected revenues of approximately $18,215,582 and projected profits, excluding operating expenses, of approximately $3,123,073. Eleven of the active projects are commercial and nine are residential. Additionally, eighteen of the projects are fixed price model and six of the projects are cost-plus model. As of the date of this prospectus, approximately 45%, or $8,197,011, of the projected revenues for active construction projects have been recognized.

As of the date of this prospectus, we are under contract for another ten construction projects with projected revenues of approximately $36,167,672 and projected profits, excluding operating expenses, of approximately $3,371,503. Six of the backlogged projects are commercial and four are residential. Additionally, five of the backlogged projects are fixed price model and five of the projects are cost-plus model. The backlogged projects are either awaiting governmental permitting or architectural drawings prior to construction beginning. As of the date of this prospectus, none of the projected revenue has been recognized for projects that are under contract but have yet to begin construction.

We also are preparing to bid or are actively bidding on approximately twenty additional projects. Historically, we have been awarded greater than 50% of the bids we submit.

For the Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

The following table summarizes the results of condensed consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2023 and 2022 in U.S. dollars, and provides information regarding the dollar and percentage increase or (decrease) during such periods.

	Fiscal Year Ended
	December 31,		Change
	2023	2022	Amount

Revenues	$32,366,003	$24,195,212	$8,170,791
Cost of revenues	25,095,042	19,574,462	5,520,580
Gross profit	7,270,961	4,620,750	2,650,211

Operating expenses:
Selling and marketing expense	41,573	44,985	(3,412)
General and administrative	3,107,635	2,064,322	1,043,313
Depreciation and amortization expense	100,029	48,334	51,695
Total operating expenses	3,249,237	2,157,641	1,091,596

Income from operations	4,021,724	2,463,109	1,558,615

Other income (expense):
Other income, net	18,382	(1,223)	19,605
Interest expense	(31,292)	(1,675)	(29,617)
Interest income	136,948	7,055	129,893
Total other income (expense), net	124,038	4,157	119,881
Net income	$4,145,762	$2,467,266	$1,678,496

Revenues.

Revenues increased by $8,170,791, or 33.77%, to approximately $32.3 million in the year ended December 31, 2023 from approximately $24.2 million for the year ended December 31, 2022. The increase in revenue was principally due to an increase in new construction projects, new franchisors adding JFB to their list of preferred vendors and increased Company exposure through tradeshows and otherwise. The Company received gross income of approximately $3,532,574 from new franchisors in 2023. Our commercial segment, comprised of our franchise construction division and our general commercial construction division, represents a significant portion of JFB Construction’s revenue including approximately 81% and 72% for the fiscal year 2023 and 2022, respectively. Conversely, our residential segment represents 19% and 28% for the fiscal year 2023 and 2022, respectively. Finally, franchise buildout and remodeling has represented 81% and 63% of our revenue during the fiscal year 2023 and 2022, respectively.

Cost of revenues

Cost of revenues increased $5,520,580, or 28.2%, to approximately $25 million in the year ended December 31, 2023 from approximately $19.6 million for the year ended December 31, 2022. The increase in costs of revenue was primarily due to a proportional increase to costs of revenue to increase in revenue and increases to the Company’s target profit margins for project proposals. The increase of approximately 28% primarily reflects higher material cost and subcontractor expenses associated with an increased volume of construction projects.

Gross profit

Our gross profit increased by $2,650,211, or 57.35%, to $7.2 million in the year ended December 31, 2023 from $4.6 million in the year ended December 31, 2022. The increase in the gross profit margin was primarily attributable to construction projects, enhanced profit margins, implementing programs to minimize waste on projects and adequately bidding on jobs to maximize profits. In year ended December 31,2023, the Company successfully completed 11 projects more than year ended December 31,2022. This 39% increase in the number of projects reflects the Company’s expanded market presence.

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Selling and marketing expenses

Our selling and marketing expenses decreased by $3,412, or 8.2%, from $41,573 in the year ended December 31, 2023 to $44,985 in the year ended December 31, 2022, primarily due to referrals being at an all-time high reducing the amount of money spent on trying to obtain new leads or projects.

General and administrative expenses

Our general and administrative expenses primarily include salaries and benefits, professional fees, office expenses, travel expenses, and insurance expenses. General and administrative expenses increased by approximately $1 million, or 47.7%, to approximately $3.1 million in the year ended December 31, 2023 from approximately $2.1 million in the year ended December 31, 2022. The increase was mainly due to the enhancement of talent acquisition and retention. To support our growing operations and maintain high standards of service, we have invested in recruiting and training top talent. We have also increased our administrative infrastructure which includes out IT systems, increasing office staff and investing in new software and tools to enhance efficiency and support our operations. Our general and administrative expenses represented 9.2% and 8.7% of our total revenue for the years ended December 31, 2023 and 2022, respectively.

Depreciation and amortization expenses

Depreciation and amortization expenses increased by $51,695, or 107%, to $100,029 in the year ended December 31, 2023 from $48,334 in the year ended December 31, 2022, primarily due to expansion of the company’s asset base, including the acquisition of additional Company vehicles, has contributed to the higher depreciation expense. The increase in depreciation and amortization expenses reflects the Company ongoing investment in its asset base, which the Company believes is important for supporting long-term growth and operational effectiveness.

Other income, net

Our other income increased by $19,605, or 2,883%, to $18,382 in the year ended December 31, 2023 from ($1,223) in year ended December 31, 2022, due to a total loss on a fixed asset vehicle due to an accident. The company has recognized this transaction as other income in the income statement.

Interest expenses

Our interest expense increased by $29,617, or 21,769%, to $31,292 in the year ended December 31, 2023 from $1,675 in the year ended December 31, 2022. The increase in our interest expense was primarily attributable to imputed interest on a loan from Capo 7, LLC a related party to our CEO Joseph F. Basile III.

Interest income

Our interest income increased by $129,893, or 1,941%, to $136,948 in the year ended December 31, 2023 from $7,055 in the year ended December 31, 2022. The increase in our interest income was the result of higher interest paid on bank balances. The improvement in these rates has led to higher earnings on interest bearing deposits and cash balances held at Sea Coast bank. The increase in interest income reflects the Company’s successful efforts to capitalized on improved banking terms and optimize its cash management practices. We continue to monitor interest rate trends and banking relationships to ensure sustained benefits from these favorable conditions.

Net income

Our net income increased by $1,678,496, or 68%, to $4,145,762 in the year ended December 31, 2023 from $2,467, 266 in year ended December 31, 2022, primarily due to an increase in revenue. A major driver of our improved net income was the substantial increase in revenue, which grew significantly due to successful expansions in our project portfolio. We have made considerable strides in enhancing our operational efficiency through the adoption of new technologies and process improvements. We have obtained higher gross margins on our projects. we have implemented effective cost management strategies that have resulted in lower overhead and operational cost, despite the increase in general and administrative expenses. This careful balancing of cost has allowed us to maximize profitability.

Cash Flows

For the Nine Months Ended September 30, 2024 and 2023

The following table sets forth summary of our cash flows for the periods indicated:

	Nine months Ended September 30
	2024	2023
Net cash provided by operating activities	$4,144,937	$7,259,769
Net cash used in investing activities	(750,614)	(365,254)
Net cash used in financing activities	(862,660)	(117,364)
Net (decrease) increase in cash	2,531,663	6,777,151
Cash, beginning of the period	1,236,744	31,996
Cash, end of the period	$3,768,407	$6,809,147

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Operating Activities

Net cash provided by operating activities was approximately $4,144,937 in the nine months ended September 30, 2024, compared to cash provided in operating activities of approximately $7,259,769 in the nine months ended September 30, 2023. The decrease in net cash provided by operating activities was primarily driven by a reduction in the volume of new work secured during the period. This decline in new contracts resulted in lower cash inflows associated with ongoing and upcoming projects.

Investing Activities

Net cash used in investing activities was $750,614 in the nine months ended September 30, 2024, compared to net cash used in investing activities of $365,254 in the nine months ended September 30, 2023. The increase in net cash used in investing activities of approximately 106% primarily attributed to purchases of fixed asset during the nine months ended September 30, 2024. The Company undertook substantial investments upgrading their new corporate headquarters and expanding their fleet of vehicles.

Financing Activities

Net cash used in financing activities was $862,660 in the nine months ended September 30, 2024, compared to net cash used by financing activities of $117,364 in the nine months ended September 30, 2023. The increase in net cash used in financing activities in the nine months ended September 30, 2024 was primarily attributable to the increase in shareholder distributions. Joseph F Basile took $862,660 in distributions for the nine months ended September 30, 2024.

For the Years Ended December 31, 2023 and 2022

The following table sets forth summary of our cash flows for the periods indicated:

	Years Ended December 31,
	2023	2022
Net cash provided by operating activities	$1,722,022	$398,656
Net cash used in investing activities	(375,220)	(30,013)
Net cash used in financing activities	(142,054)	(963,242)
Net (decreased) increase in cash	1,204,748	(594,599)
Cash, beginning of the period	31,996	626,595
Cash, end of the period	$1,236,744	$31,996

Operating Activities

Net cash provided by operating activities was $1,722,022 in the year ended December 31, 2023, compared to cash provided in operating activities of approximately $398,656 in the year ended December 31, 2022. The increase in net cash provided by operating activities was primarily attributable to a 33.7% increase in revenue from more construction projects being completed by the Company, primarily in the franchisee tenant improvement segment, an increase interest income and an increase of profit margins based on operation efficiencies. In year ended December 31,2023, the Company successfully completed 11 projects more than year ended December 31,2022. This is a 39% increase from prior year.

Investing Activities

Net cash used in investing activities was $375,220 in the year ended December 31, 2023, compared to net cash used in investing activities of $30,013 in the year ended December 31, 2022. The increase in net cash used in investing activities was primarily attributable to an increased investment into the Company’s fleet of vehicles. On January 10,2023 the Company invested $198,418 into the Company fleet of vehicles.

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Financing Activities

Net cash used in financing activities was $142,054 in the year ended December 31, 2023, compared to net cash used by financing activities of $963,242 in the year ended December 31, 2022. The decrease in net cash used in financing activities in the year ended December 31, 2023 was primarily attributable to a decrease in the amount of shareholder distributions issued during each respective year.

Liquidity and Capital Resources

Overview

The general objectives of our capital management strategy reside in the preservation of our capacity to continue operating, in providing benefits to our stakeholders and in providing an adequate return on investment to our shareholders by selling our products at a price commensurate with the level of operating risk assumed by us.

We thus determine the total amount of capital required consistent with risk levels. This capital structure is adjusted on a timely basis depending on changes in the economic environment and risks of the underlying assets. We are not subject to any externally imposed capital requirements.

Working Capital

As of September 30, 2024, we had cash of approximately $3,768,407. Our current assets were approximately $8,304,029, including approximately $3,203,951 million in accounts receivable, approximately $1,222,979 contract assets, $108,692 in prepaid expenses, and our current liabilities were approximately $4,131,807, including $1,781,688 accounts payable, $1,105,979 contract liabilities, and $1,155,196 in related party payables, which resulted in a positive working capital of $4,172,222.

Our primary source of cash is currently generated from our business. In the coming years, we will be looking to other sources, such as raising additional capital by issuing shares of stock, to meet our cash needs. While facing uncertainties regarding the size and timing of future capital raises, we are reasonably confident that we can continue to meet operational needs solely by utilizing cash flows generated from our operating activities.

Off-balance Sheet Commitments and Arrangements

There were no off-balance sheet arrangements for the years ended December 31, 2023 and 2022, that have, or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Liquidity Risk

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. Our objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet our liquidity requirements at any point in time. We achieve this by maintaining sufficient cash and banking facilities.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingent assets and liabilities, each as of the date of the financial statements, and revenue and expenses during the periods presented. On an ongoing basis, management evaluates their estimates and assumptions, and the effects of any such revisions are reflected in the financial statements in the period in which they are determined to be necessary. Management bases its estimates on historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual outcomes could differ materially from those estimates in a manner that could have a material effect on our consolidated financial statements.

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Management has determined that, while there are no critical accounting estimates, the most significant estimates relate to revenues from contracts accounted for by the cost-to-cost method. This method recognizes revenue proportionally as work progresses, providing a more accurate reflection of the economic substance of long-term contracts. By recognizing revenue based on the cost-to-cost method, rather than waiting until completion, it allows for more timely and relevant financial information for stakeholders. Additionally, it enables management to assess project performance and profitability throughout the contract’s duration, facilitating better decision-making regarding resource allocation, project management, and overall business strategy. As such, the cost-to-cost method plays a pivotal role in ensuring transparency, comparability, and reliability in financial reporting allowing for effective accounting practices for construction and other long-term projects.

BUSINESS

Overview

JFB is a commercial and residential real estate construction and development company. The Company’s management is dedicated to delivering high-quality services to commercial and residential markets, such as retail corporate buildouts, multifamily community developments and luxury residential homes, with a focus on fostering long-term relationships with clients, partners, and communities. Our comprehensive suite of services encompasses everything from initial project planning and design to the final stages of construction and project management.

Our primary markets vary across our business segments. Our commercial contracting segment has completed projects in 36 states, delivering over 2 million square feet of commercial retail and shopping center space construction and improvements. This segment’s market is driven primarily by our ability to provide services to franchisees and franchisors nationwide, regardless of project location because of our operational flexibility and established relationships with franchisees and franchisors alike. While we have historically focused on the Southern Atlantic region, including Florida, Georgia, South Carolina, and North Carolina, where we have established a strong reputation and network, our growth is increasingly tied to the strength of our relationships with franchisees and the trust of franchisors who rely on us as preferred builders for multiple projects. Our real estate development segment is currently concentrated in South Florida, with plans to leverage our regional success to expand into other southern and U.S. markets by identifying market opportunities and joint venture partners that align with our objectives. Our residential construction segment is also focused on South Florida, with no current plans for expansion beyond this market.

Management believes we will leverage our established industry relationships, experience operating in various jurisdictions and navigating complex construction regulations to meet our growth objectives of continuing to expand our market throughout more of the United States and successfully winning bids for larger construction projects. The Company intends to focus its business in states with increased population and GDP growth, such as Florida, Texas and South Carolina. However, as we expand into new territories, our reputation for excellence will be less known by new clients and we will need to compete with other construction companies that may have been operating in a given region for years and already have built up reliable networks of clients, vendors, contractors, and other market participants. We believe our ability to rely on our relationships with within the franchise industry and more generally the real estate development industry, should offset some of this potential risk, however by continuing to build on our experience and proven track record.

Our expansion and growth goals, some of which will come with more capital intensive projects, may expose the Company to greater risks related to lack of performance, faltering relationships, improper investment of resources or otherwise. The Company also recognizes operations are likely to fluctuate significantly and historical results should not be considered indicative of results for any future periods. While taking into account the inherent risks, it is our intent to capitalize on our increased access to capital and credibility from this offering to fund new projects and increase our bond-ability fueling our intended growth. Our ability to obtain surety bonds is important for expanding our operations, as bonding is often required for bidding on public and large private projects. Increased bonding capacity allows us to pursue more high-value contracts, particularly in government and infrastructure sectors, enhancing revenue opportunities and market diversification. It also strengthens our credibility with clients and lenders, reflecting our financial stability. This credibility can lead to improved financial terms and mitigate risks associated with contract defaults, enabling the company to confidently take on larger projects and drive long-term growth.

We have extensive experience building and remodeling hundreds of franchise locations for corporate franchisors and franchisees for national, fast expanding brands, including Orange Theory Fitness, European Wax Center, Massage Envy, Planet Fitness, V/O Medspa, Arby’s, Tropical Smoothie Cafe, Amazing Lash Studio, Starbucks and Save-A-Lot. Franchise buildout and remodeling has represented 81% and 63% of our revenue during the fiscal year 2023 and 2022, respectively, with one significant franchise client, Planet Fitness, accounting for 50% and 52% of our total revenue over the same periods. This significant franchise client also represents 25% of our total revenues year-to-date. For our franchise clients, we offer interior remodeling, space optimization, and the integration of advanced design to create functional and attractive retail environments. The Company expects consistent and reliable revenue for this division based on established relationships and clients affiliated with reputable name brands. Should such relationships be compromised or key individuals leave their positions with franchisors, our consistent revenue sources could be adversely impacted. However, the departure of key individuals may create new opportunities with the franchisors these individuals transition to. We intend to continue to utilize our commitment to quality craftsmanship, attention to detail, and customer satisfaction to set us apart in this market. Should the quality of our workmanship suffer through poor project management or quality control, our reputation may be impacted, reducing our ability to attract new clients or retain past clients. Each project with our significant franchise client, Planet Fitness, is under a separate agreement, but our standard business arrangement involves a fixed-price commercial construction contract valued between $1.5-2 million, with an anticipated completion timeline of 12-14 weeks. Payments are due within 30 days of invoice, aligning with project milestones to ensure cash flow and maintain project pace. Management believes JFB Construction’s unique selling proposition lies in our ability to tailor solutions to meet the specific needs of each client, familiarity of the needs of our clients within the franchise construction niche, and delivering projects on time and within budget. Further, we attempt to offer efficient and economical solutions for our client’s expanding franchisee and franchisor businesses by allowing them to utilize the same contractor for many of their franchise locations.

Presently, the Company has begun to expand its real estate development segment by being the general contractor on low rise apartment and townhome developments projects. In the future, the Company also intends to invest directly or through joint ventures in real estate development projects. While these investments present a pathway to generate additional revenues by selling completed projects at a premium, generating rental income and/or to vertically integrate by securing valuable construction contracts associated with the projects, they also involve considerable capital commitments and exposure to market volatility, project delays, and other risks associated with real estate development. The illiquid nature of these investments further amplifies the challenges, as capital is often tied up for extended periods, limiting the company’s flexibility to redeploy resources. We believe the Company’s integrated approach, combining investment with the potential to secure construction contracts, will offset such risks by securing additional large-scale construction projects and potential revenue generated from the investments. Presently, our focus is on apartment complexes and townhouses, with a potential shift to mixed-use buildings, hotels and commercial properties in the future as our business expands and new opportunities are presented.

Our residential construction segment focuses on custom home builds, in addition to certain remodeling projects primarily in the South Florida region with a focus on superior craftsmanship and attention to detail. Some of our luxury residential projects also include state of the art equestrian facilities. In 2024, we have focused more on growth of this segment to continue to diversify our service offerings. Our relationships with architects, engineers and designers create opportunities for these projects and we will continue to foster these relationships to continue growth in this division.

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Business Segments

We provide a comprehensive range of services within the construction and development industries for both the residential and commercial segments. Each segment offers distinct opportunities for growth and presents unique challenges that JFB Construction navigates. Currently, we have thirty construction projects, which includes twenty-four projects actively under construction or another six under contract awaiting permitting or similar impediments. These projects further consist of twenty-four commercial projects and six residential projects, which includes one larger scale real estate development project.

Commercial Construction Segment

From ground-up developments to renovations and tenant improvements, we specialize in delivering high-quality commercial construction projects across various commercial sectors. This segment encompasses a wide range of projects, including office buildings, retail centers, hospitality establishments, and industrial facilities. The commercial segment, which includes two divisions, a franchise construction division and a general commercial construction division, represents a significant portion of JFB Construction’s revenue including approximately 85% for year to date 2024.

Franchise industry construction build-outs were a key component of the past growth of JFB and will continue to be instrumental in our commercial construction business. These projects range in size from approximately 1,500 square foot projects to over 30,000 and are generally completed in less than four months. Leveraging years of experience, our team of professionals is adept at understanding the unique requirements of numerous franchise systems and national brands for our clients. Our collaborative approach and dedication to client satisfaction have positioned us as preferred builders within the franchise industry for highly valuable and recognizable corporate brands, allowing us to build lasting partnerships with franchisees and national brands alike. We are, however, tied to the continued growth and success of the national brands, and their respective franchisees, for continued projects of this nature. By prioritizing the unique needs and objectives of each client, we attempt to deliver tailored solutions to meet the need of our franchise clients. Eight of our thirty current projects are franchise industry construction buildouts.

We also build ground-up commercial buildings. This includes site evaluation, aiding in architectural design and engineering, and construction of the building itself. Our approach ensures that the final product meets the functional and aesthetic requirements of modern businesses, while also adhering to budget and timeline constraints. We recently completed a nearly 9,000 square foot office building in Lantana Florida, approximately half of which we occupy as our headquarters. Sixteen of our thirty current projects are general commercial construction projects.

The commercial construction industry, specifically focusing on franchise business buildouts, is highly competitive and influenced by various market dynamics. Franchise business buildouts, such as restaurants, retail stores, fitness centers, and service-oriented businesses, require specialized construction services that cater to brand standards, tight timelines, and cost efficiency. Many franchise brands are expanding rapidly due to strong consumer demand, creating a substantial market for commercial construction services. Franchise buildouts often have aggressive schedules to meet the franchisor’s timelines, requiring contractors, including JFB, to work efficiently and minimize downtime. This fast-paced nature of the work means that contractors with streamlined processes, experienced project managers, and strong subcontractor networks have a competitive edge. Our management believes we possess such attributes and, as a result, are well positioned to continue being awarded contracts in this sector in the future.

Overall, according to Mordor Intelligence, U.S. commercial construction market is estimated at USD $171.26 billion in 2024 and is expected to reach USD $203.5 billion by 2029, growing at a CAGR of 3.51%. Further, nonresidential construction spending is projected to increase by over 7% in 2024 according to the American Institute of Architects. However, there is less encouraging information related to traditional office and retail sectors which are declining based on consumer trends and work from home initiatives. JFB will continue to monitor these trends as they occur and will consider shifting resources to adapt by focusing markets and regions where continued growth is projected.

Management expects the continued expansion of our franchise construction division across numerous states throughout the U.S. where our current and future clients require our services, with an emphasis on the Southeast. The Southeast, according to International Franchise Association, is the largest franchise market in the country and is expected to grow by 3.5%, whereas the total national franchise market is only expected to grow 1.9%. Our general commercial construction division will continue to focus on the Southern Atlantic region of the United States in the short to mid-term, focusing on regions where we forecast continued state-to-state migration and expanding population growth. We anticipate our franchise division growth to remain strong so long as we are able to continue to retain our current client base and continue to receive referrals within the industry.

Residential Construction Segment

With a focus on quality craftsmanship, we undertake residential construction and development projects that prioritize modern living spaces and contribute to vibrant communities. With the increasing demand for housing driven by population growth and urbanization, the residential development segment presents business opportunities for JFB Construction. According to the U.S. Census Bureau, Florida was one of the two fastest-growing economies in the country, increasing by 1.6% in 2023. JFB aims to capitalize on the increased GDP and population migration in Florida, which is drawing new residents because of its warmer climate, robust labor market and lack of state income tax, due to increased need for housing. In 2024, residential construction opportunities represent 15% of our revenues year to date. Our expertise in residential construction includes home remodels, luxury single-family homes and equestrian facilities. We are committed to meeting the evolving needs of homeowners and developers by delivering innovative and sustainable housing solutions.

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We cater to affluent clients seeking bespoke residences and state of the art equestrian amenities in South Florida. Within this segment, we excel at creating custom-designed homes and remodels that embody elegance, functionality, and the latest in luxury living standards. In parallel, we create equestrian facilities that combine superior architectural design with practical considerations for horse stabling and training. As we move forward, management believes the demand for contractors who specialize in this niche of luxury construction will continue to grow in association with the population growth in this region. Six of our thirty current projects are residential construction projects.

The competitive state of the residential construction market in the Florida and the surrounding regions has been shaped in recent years a number of factors. Florida led the nation in net migration for 2021 and 2022. This population growth is forecasted to continue in the coming years as well. In turn, the demand for new or remodeled homes, has been beneficial to JFB and the residential construction industry in the region. However, JFB’s ability to successfully capitalize on such demand has been balanced by the need to identify a cost effective workforce, including its use of subcontractors, properly preparing for and mitigating the potential harm of increased material costs and supply chain disruptions, and navigating strict building codes which may lead to permitting delays.

Real Estate Development Segment

Management believes that an increased focus on larger multi-family residential developments, such as condominiums and townhouses, will help JFB to continue to grow and increase its revenue. Projects, such as our completed 44-unit multi-story residential apartment complex and our recent agreement as the general contractor for a 79-unit townhome development with an additional community clubhouse, will be key to our future success because such projects offer the opportunity to participate in larger construction projects that have an opportunity to yield greater revenues. As discussed below, we believe being a public company, with increased access to capital and potentially debt financing, will help enable our company to invest in real estate development that are more capital intensive. Further, with the potential to act as the developer and general contractor for development projects, we believe there are opportunities to maximize profits for the Company though efficient control of all aspects of construction projects through our in-house development team. One of our thirty current projects is a real estate development project.

While still aspirational in nature, the Company’s strategic plan includes investing in real estate development projects directly as the developer or through joint ventures, which offer both attractive opportunities and notable challenges. Such investment has the potential to secure substantial returns on investment, as well as potentially being awarded the valuable construction contracts tied to these ventures. Real estate development provides revenue opportunities for the Company through various channels, including the sale of developed properties, leasing income, and property management fees. Upon the completion of a development project, the Company may generate revenue through the sale of residential, commercial, or mixed-use properties to third-party buyers. In addition, leasing developed properties to tenants provides a recurring revenue stream, contributing to long-term financial stability. The Company may also derive income from property management services, ensuring efficient operation and maintenance of developed assets, but this service would likely be outsourced to a third-party, at least in the early stages of this growth objective. Furthermore, real estate development projects may appreciate in value over time, potentially generating additional revenue upon sale or refinancing.

In addition to the revenue generated from property sales, leasing, and management, real estate development projects create opportunities for the Company to provide construction services, further diversifying its income streams. As a vertically integrated company, the Company is likely to be able to serve as both the developer and the general contractor on its projects, enabling it to capture additional revenue from construction activities. By providing construction services for its own developments, the Company benefits from greater control over project timelines, quality, and costs, improving overall project efficiency. Moreover, the Company may also offer construction services to third-party developers, as it is presently, leveraging its expertise and resources to expand its client base. This dual role as developer and contractor may enhance the Company’s ability to generate consistent revenues across multiple phases of a project, from initial construction through long-term asset management.

Value-add real estate development for shopping centers and similar commercial projects is another area of real estate development the Company intends to invest into. By acquiring underperforming or outdated retail properties, the Company can implement strategic renovations, tenant repositioning, and operational improvements to enhance the property’s value and attract higher-quality tenants. These enhancements increase rental income and occupancy rates, creating a more attractive asset for future sale or refinancing. Additionally, value-add projects allow the Company to capitalize on trends in consumer behavior, such as incorporating mixed-use elements or adapting spaces for e-commerce and experiential retail. This approach not only increases the asset’s long-term revenue potential but also strengthens the Company’s market position in the competitive commercial real estate sector, if the Company is able to properly assess risk and identify well positioned properties.

The Company recognizes real estate development projects require substantial capital investment and come with inherent risks, such as market fluctuations, potential delays, and the complexities of managing real estate assets. The illiquidity of these investments further complicates matters, as funds may be locked in for extended durations, restricting the company’s ability to reallocate resources quickly. Nonetheless, by integrating its investment strategy with its construction capabilities, the Company aims to mitigate these risks and enhance project outcomes. While these endeavors require careful management and thoughtful allocation of resources, the Company is optimistic that its integrated approach will yield positive outcomes.

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Growth from Influx of Capital

An influx of capital from this offering can significantly accelerate the growth of JFB by providing the financial resources needed to expand operations, take on larger projects, and enhance our market position. With increased capital, the Company can strategically hire additional employees, including project managers, an enhanced sales team and executive-level professionals, to manage a growing portfolio of projects. This expansion of the workforce allows the company to increase its capacity to bid on and complete more projects simultaneously, enhancing overall productivity and enabling the company to scale its operations efficiently.

Access to substantial capital also positions the Company to invest in real estate development projects that were previously out of reach. By having the funds readily available, the Company can acquire land, cover initial construction costs, and navigate the often lengthy entitlement process without the constraints of traditional financing. This ability to self-fund or provide substantial equity for projects can lead to better financing terms and improved returns on investment, further fueling growth. Additionally, having capital for real estate development enhances the company’s ability to diversify its revenue streams, generating income not only from construction services but also from property sales and leasing activities.

The influx of capital also opens up opportunities for strategic acquisitions. The Company can acquire complementary businesses to enhance its service offerings, reduce costs through vertical integration, and enter new geographic markets. Acquisitions can also bring in new talent, technology, and client relationships, further strengthening the Company’s competitive position and operational efficiency.

Moreover, increased capital enhances the company’s bonding capacity, which is critical for securing larger and more complex construction projects. Bonding companies assess a firm’s financial strength, and with a stronger balance sheet post-offering, audited financials and visibility, the Company becomes more bondable and can qualify for higher bonding limits. This increased bonding capacity allows the Company to bid on larger public and private sector contracts, further driving revenue growth. The improved bond-ability not only demonstrates financial stability but also builds trust with clients, who view bonding as a sign of reliability and lower risk.

Finally, the Company believes that recognition as a public entity will significantly enhance its credibility in the industry, opening doors to new business opportunities and increasing its ability to secure construction projects. Being publicly traded signals financial strength, transparency, and long-term stability, qualities highly valued by clients, investors, and partners. This elevated status can differentiate the Company from privately held competitors, making it more attractive to developers, government agencies, and large corporations seeking reliable contractors for major projects. The heightened visibility and reputation associated with being a public company may also lead to a broader client base, increased project awards, and preferred contractor status on larger, high-profile developments, ultimately driving sustained growth and profitability.

Project Delivery and Operational Framework

For its construction projects, the Company utilizes both cost-plus and fixed-price construction contracts to optimize project execution and manage financial risk. For its residential construction, the Company typically employs cost-plus agreements, allowing for greater flexibility in budgeting and accommodating changes in project scope. In contrast, the Company predominantly uses fixed-price contracts for its commercial construction work, particularly with franchisees and franchisors, providing clients with cost certainty while ensuring efficiency in project management.

In a cost-plus construction contract, we are reimbursed for all project costs, including materials, labor, and overhead, plus an additional fee or percentage for profit. This contract structure allows flexibility to accommodate unforeseen costs, making it suitable for complex projects with potential scope changes. However, it may lead to increased costs for the client, as the Company has less incentive to control expenses. Cost-plus contracts can reduce financial risk and ensure profitability, but they may also create uncertainty in cash flow due to fluctuating project costs.

A fixed-price construction contract, also known as a lump sum contract, establishes a set price for the entire project, regardless of the actual costs incurred. This type of contract incentivizes us to manage expenses efficiently, as we bear the risk of cost overruns. For our business, fixed-price contracts provide predictable revenue and streamline budgeting but can result in reduced profit margins if project costs exceed initial estimates. The choice between contract types affects our financial performance, risk management, and client relationships, depending on the nature of the project and market conditions. Additionally, we occasionally utilize fixed-unit price contracts which is similar for fixed-price but involves setting a fixed price per unit of work (e.g., per square foot, per ton of material). The final cost is determined by the actual quantity of units used in the project.

The Company employs a comprehensive bidding process for its construction contracts, ensuring transparency and competitiveness. For commercial projects, particularly with fixed-price contracts, the Company often engages in competitive bidding, soliciting proposals from multiple subcontractors to secure the most cost-effective and qualified partners. In some cases, particularly with franchisees and franchisors operating on expedited construction timelines, the Company negotiates contracts directly with clients, leveraging its preferred builder status to bypass the formal bidding process. The Company adheres to strict prequalification criteria for subcontractors, evaluating their experience, financial stability, and ability to meet the Company’s insurance and performance requirements. This approach ensures the delivery of high-quality projects within established budgets and timelines.

Our identification of potentially prosperous projects to bid upon and our ability to accurately bid such projects, primarily related to fixed price contracts, is essential generating profits as it establishes a realistic budget, protects profit margins, and manages risks effectively. Proper bids ensure all costs, including materials, labor, and contingencies, are accounted for, minimizing the likelihood of cost overruns and unexpected expenses. This precision helps avoid underbidding, which can erode profits, and overbidding, which can lose projects to competitors. Accurate bids also enable efficient resource allocation, maintain cash flow stability, and foster client trust, enhancing a company’s reputation and competitive position. If we are unable to accurately bid fixed price construction projects, it may lead to significant financial losses, strained cash flow, and project delays as unforeseen costs emerge. This misalignment can result in reduced profit margins, disputes with clients, and damage to the company’s reputation, ultimately affecting long-term viability and competitiveness in the market.

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The Company enters into standardized agreements with subcontractors, suppliers, and vendors to ensure consistency, compliance, and risk mitigation across all projects. Subcontractors are required to meet the Company’s insurance and bonding requirements, listing the Company as additionally insured before commencing work. These agreements outline the scope of work, payment terms, and performance standards, with strict adherence to project timelines and quality expectations. Subcontractors are typically responsible for procuring their own materials, equipment, and labor, subject to the Company’s approval of quality and specifications. For suppliers and vendors, when not managed by subcontractors, the Company typically negotiates fixed-price or bulk-purchasing arrangements to stabilize material costs and manage supply chain risks. These relationships are managed closely to ensure timely delivery of materials and services, which is critical for maintaining project schedules and cost controls.

We frequently utilize subcontractors to complete various aspects of our projects. Subcontractors are hired by the Company to perform specific tasks within a construction project. While we are capable to perform many of the specialized trades through our in-house staff, based on our number of employees, the desire to optimize our completion of projects, and the potential for cost-effectiveness, subcontractors provide us with flexibility for our current projects and scalability as we strive to meet our growth objectives. This reliance is not without its downside where lack of performance by a subcontractor can adversely affect our profitability and reputation. Alternatively, depending on workflow, we utilize in-house performance of trades rather than utilizing subcontractors that carry higher costs, and potentially risk.

Our Company operates in a dynamic and evolving market, where adapting to changing conditions is essential for sustained growth and success. Inflationary pressures, rising interest rates, and fluctuating material costs have impacted both our operations and our clients’ ability to secure financing for construction projects. To mitigate these challenges, we must continually refine our cost management strategies, bidding process, negotiate favorable terms with suppliers, and implement flexible budgeting practices that allow us to adjust to market volatility. Additionally, the availability of skilled labor remains a concern, requiring us to foster strong relationships with subcontractors while exploring innovative approaches to workforce development and retention.

Our Growth Strategy

At JFB Construction, our goal is to emerge as a leading construction and development company, extending our footprint across the United States through a combination of profitable projects and strategic investments in the future of our company. To achieve this goal, we have outlined a comprehensive growth strategy that encompasses diverse initiatives aimed at expanding our market share, which includes the following:

Diversified Construction and Development Expertise

JFB Construction’s growth strategy is centered on the continued expansion of its commercial and residential construction market segments. As part of this strategy, the Company plans to expand its real estate development segment making it a key focus going forward, while also expanding its efforts into bonded construction projects by actively pursuing contracts with federal, state, and local government entities, and large-scale projects with private entities. JFB aims to diversify its revenue streams and mitigate certain risks associated with market concentration. Management believes that this multifaceted approach not only helps manage risk through diversification but also positions the Company to capitalize on emerging opportunities that offer optimal returns on investment. By maintaining a balanced portfolio of services across multiple sectors, the Company seeks to demonstrate adaptability to changing market dynamics and build resilience against industry fluctuations. Strategic diversification is expected to allow JFB to leverage its core competencies across various segments of the construction and development landscape, enabling it to deliver solutions that address the evolving needs of its clients and communities.

Continue Fostering our Franchise Buildout Business

We plan to leverage our expertise and established relationships in the franchise industry to continue constructing buildouts for national brands. Our experience in franchise construction development and our understanding of client needs position us well to maintain and grow our presence in this niche market. We have developed meaningful relationships with franchisees and franchisors for prominent brands such as Planet Fitness, Massage Envy, and European Wax Center, which have contributed to a consistent revenue stream. According to the International Franchise Association’s 2024 Franchising Economic Outlook, the number of franchise establishments is expected increase by more than 15,000 units, or 1.9%, in 2024 compared to 2023. The 2024 Franchising Economic Outlook also says that the southeast region leads the country for most franchise businesses (approximately 30% of all U.S. franchised businesses) and is expected to continue to outpace the rest of the U.S. franchise market. As the trend towards franchising grows, the demand for specialized construction services tailored to franchise requirements is expected to rise. Our goal is to secure similar projects in the future by adhering to brand guidelines, maintaining consistency across projects, and ensuring efficient project management tailored for franchise operations. The nature of the business of this segment offers scalability with relatively limited financial capital required from the Company and is not restricted to specific geographic regions.

Increased competition in the franchise buildout market and changes in franchise brand requirements could impact our ability to secure contracts. Additionally, reliance on a few major franchise clients, including our one franchise client who accounted for 50% and 52% of our total revenue for fiscal years 2023 and 2022, exposes us to potential revenue fluctuations if those clients alter their expansion plans or select other contractors. While we are confident in our ability to adapt and continue delivering high-quality services, these factors could affect our performance in the franchise buildout sector.

Affordable Housing Opportunities

JFB Construction’s commitment to addressing the critical need for affordable housing underscores our dedication to social responsibility and community development. By actively pursuing affordable housing opportunities, we seek to bridge the gap between supply and demand for affordable housing options. Through potential joint ventures and otherwise, we aim to identify and develop affordable housing projects that not only meet the immediate needs of communities but also provide long-term value and social impact. Leveraging innovative construction techniques, cost-effective designs, and sustainable practices, we intend to deliver high-quality affordable housing developments that enhance the quality of life for residents while contributing to the communities we serve. Further, management believes such projects are overlooked by our competitors, providing opportunities for financial success in projects that are currently undervalued by the industry.

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Real Estate Development

The Company’s strategic plan encompasses direct investment in real estate development projects, either as the sole developer or through joint ventures, which present both potentially lucrative opportunities and significant challenges. Revenue can be generated from selling residential, commercial, or mixed-use properties upon project completion, as well as through leasing these properties to tenants, providing a recurring income stream that supports long-term financial stability. Additionally, property management services, which may initially be outsourced, offer further revenue opportunities, with the potential for increased returns if properties appreciate in value over time and are sold or refinanced.

Beyond property sales, leasing, and management, real estate development projects provide opportunities for the Company to diversify its income by offering construction services. As a vertically integrated entity, the Company can act as both the developer and general contractor, capturing additional revenue from construction activities. This dual role allows for better control over project timelines, quality, and costs, enhancing overall efficiency. The Company can also extend its construction services to third-party developers, leveraging its expertise to broaden its client base. This approach positions the Company to generate consistent revenue across different phases of real estate projects, from initial construction through to long-term asset management.

Real Estate Value-Add Acquisitions

In recognizing potential of real estate value-add acquisitions, JFB Construction intends to leverage our expertise in construction and development to unlock value in underperforming retail and commercial properties. By identifying opportunities for strategic renovations, upgrades, or redevelopment initiatives, we aim to enhance property value and maximize returns on investment. Our collaborative approach involves working closely with real estate professionals, architects, and investors to identify properties with potential, such as distressed assets, over-leveraged or underperforming properties in prime locations. Through meticulous due diligence and comprehensive analysis, we intend to assess each acquisition opportunity based on its financial viability, growth potential, and alignment with our strategic objectives.

Moreover, our value-add strategy extends beyond mere property enhancement; it reflects our commitment to revitalizing communities and driving sustainable growth in the real estate market. We aim to transform underutilized properties into vibrant, economically viable assets that contribute to the overall prosperity and vitality of the communities in which they are situated. As discussed above and throughout his prospectus, such real estate development projects carry inherent risk.

Acquisitions of Other Companies

As part of our growth strategy, JFB Construction is strategically positioned to pursue acquisitions within the construction industry to expand our market presence and capabilities. Our targeted approach to acquisitions may include smaller firms with specialized expertise, regional competitors, or companies offering complementary services that align with our core business objectives. Thorough due diligence and careful evaluation of potential targets will precede any acquisition, with a focus on assessing financial performance, operational synergies, cultural fit, and growth potential. Post-acquisition, integration plans will be meticulously developed to ensure a seamless transition, leveraging the strengths of both entities to maximize value creation and drive sustainable growth for our company and shareholders. Such acquisitions may result in the Company issuing its stock to the target company’s owners depending the type of acquisition, which could in turn result in potential dilution for the Company’s stockholders at that time.

Moreover, our acquisition strategy reflects our commitment to strategic expansion and diversification, which management believes will enable us to capitalize on emerging opportunities and enhance our competitive position in the market. By selectively pursuing acquisitions that complement our existing capabilities and align with our long-term vision, we aim to strengthen our market presence, expand our service offerings, and drive operational efficiency. However, these acquisitions carry risk. Integration challenges may arise from aligning different organizational cultures, systems, and processes, potentially leading to operational disruptions. Valuation and financial risks include the possibility of overestimating the worth of the target company or uncovering undisclosed issues that impact profitability. The competitive landscape may shift, affecting the anticipated benefits of the acquisition, while operational disruptions could impact employee morale and customer relationships. Additionally, navigating new regulatory requirements and ensuring management and cultural alignment can pose significant challenges, requiring careful planning and oversight to realize the full potential of the acquisition.

Public Projects / Bond-Required Projects

Building upon our proven track record in the private sector, we intend to expand into more public projects requiring us to bid for project acceptance, and other such bond-required initiatives. As a publicly traded company, with enhanced access to capital and the ability to be bonded to a greater extent, we will have the financial resources and operational capabilities to actively pursue opportunities to bid on public projects across various sectors and larger projects that require the Company to be bondable to a greater extent than present. To this end, we were recently retained as a primary contractor to provide construction services to a local municipality in Florida. Our commitment to compliance with bonding requirements and procurement regulations underscores our dedication to delivering projects on time, within budget, and to the highest quality standards. By prioritizing transparency, accountability, and integrity in all our dealings, we intend to earn the trust and confidence of government agencies and entities requiring bonded construction services. Moreover, our expertise in navigating complex regulatory environments and our proven ability to meet stringent compliance standards across numerous states will ideally further differentiate us as a preferred partner for public and bonded projects.

Our Competitive Strengths

We believe with our continued growth, we have an opportunity to become a leading company in the building, development, and general contracting industry. In a competitive landscape, JFB Construction attempts to distinguish itself through its core strengths and competitive advantages. Our success is attributed to several key factors:

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Efficiency

Our commitment to efficiency is a core tenet, driving us to constantly seek ways to optimize our processes and maximize our bottom line. Through meticulous planning and execution, and reliance on a lean group of employees, we have cultivated a reputation for delivering projects on time and within budget, consistently exceeding client expectations. Our approach to efficiency encompasses various strategies, including thorough inventory management to prevent over-ordering of materials and minimize waste. We streamline our operations and pragmatically bid on construction projects allowing us to allocate resources more effectively and achieve cost savings that translate into higher profit margins than many of our competitors. For example, according to Moss Adams’ 2023 Construction Industry Financial Analysis Report, nationally, commercial contractors with annual revenue between $25 - $50 million had a net income of 2.69%. Comparatively, in 2023, JFB had a net income margin of 12.80%, nearly four and one half times higher than their competitors. Familiarity in franchise buildout segment of our business also provides the Company with the ability to properly price and complete such projects on time and under budget. Management believes this integrated approach not only enhances our operational efficiency but also fosters a culture of accountability.

To help ensure sustained efficiency, we continuously invest in training and development initiatives, empowering our team members with the skills and knowledge they need to excel in their roles. By fostering a culture of continuous improvement and innovation, we attempt to encourage our employees to identify opportunities for process optimization and implement solutions that drive tangible results. Through regular performance evaluations and feedback mechanisms, we track our progress toward efficiency goals and adapt our strategies as needed in an effort to stay ahead of industry trends and emerging challenges. At JFB, management believes efficiency is a cornerstone of our success.

Minimal Debt

Prudent financial management is a hallmark of our corporate strategy at JFB, and maintaining minimal debt is a key component of our approach to sustainable growth. By operating with a low debt-to-equity ratio, we ensure that we remain financially resilient, well-positioned to weather economic downturns and seize strategic opportunities for expansion. Our conservative approach to debt allows us to maximize our operating capital, providing us with the flexibility to invest in growth initiatives and respond swiftly to market fluctuations. Moreover, our decision to own our fleet of vehicles and construction equipment outright, rather than financing them through debt, underscores our commitment to financial discipline and operational autonomy. This asset ownership not only enhances our financial flexibility but also mitigates our exposure to external financing risks, safeguarding our long-term stability and competitiveness in the market.

Looking ahead, we intend to remain conservative in our debt management practices, carefully evaluating potential debt financing opportunities and assessing their alignment with our strategic objectives. Management believes debt can be a powerful tool for fueling growth, but we are committed to using it judiciously and only in situations where it can generate meaningful returns for our shareholders. However, to achieve our goals related to investments and real estate development, it is likely that JFB will take on more debt in the future. When investing into real estate development projects, JFB aims to keep the loan-to-value at or below 50%. By maintaining a balanced approach to debt and capital allocation, we intend to position ourselves for sustainable growth and value creation, while preserving the financial health and integrity of our organization.

Strong Culture and Values with a Commitment to Talent Development

At JFB, we value of integrity and professionalism. Our management team understands our employees are an asset, and we are dedicated to creating an environment that our team is valued, respected, and empowered to contribute. In addition to attracting top talent, we are committed to investing in the ongoing development and growth of our employees, providing them with the training, resources, and support they need to excel in their roles and advance their careers. Through comprehensive training programs, mentorship opportunities, and continuing education initiatives, we aim to empower our team members to expand their skills, broaden their knowledge, and stay at the forefront of industry trends and best practices. By prioritizing talent development and creating a culture of continuous learning, we attempt ensure that our workforce remains adaptable, resilient, and equipped to meet the evolving needs of our clients and the challenges of the ever-changing construction and development landscape.

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Diversity of Markets and Segments

JFB’s leadership is confident there is a strategic advantage in the diversity of markets and segments we serve within the construction and development industries. Our services offered encompass a wide range of projects across both residential and commercial sectors, reflecting our adaptability and versatility. Further, within each of these segments, JFB offers an array construction and development services such as multifamily development projects, luxury home builds and remodels, corporate brand franchise buildouts and ground up commercial buildings. With experience in constructing and developing for various industries, we are not beholden to any single market. Our multi-state licensure and streamlined operational structure allow us to navigate diverse regulatory landscapes helping to ensure compliance and efficiency. JFB also recognizes that, without strong oversight and management guidance, the lack of specialization could eventually lead to operational inefficiencies which could impact the Company’s profitability.

Preferred Builder Status with Franchisors

JFB’s status as a preferred builder with certain franchisors provides a degree of business stability. Presently, we have a preferred builder status with nine different franchise businesses. These partnerships are built on trust, reliability, and mutual benefit, contributing to long-term relationships with key clients and partners. By collaborating closely with franchisors, we believe we are able to create operational efficiencies that may support business growth. Certain times, especially projects with expedited construction timelines, the Company is able leverage its preferred builder status to negotiate contracts directly with established clients bypassing the formal bidding process. Notwithstanding the foregoing, we still enter into a formal bidding process on the majority of our projects, regardless of our preferred builder status. Repeat clients and referrals between franchisors and franchisees reflect our strong reputation. Historically, revenues derived from franchise clients where we are a preferred builder account for approximately two-thirds of our total revenues and our bid success rate is similar to other construction projects. However, there can be no assurance that these relationships will continue at their current level, nor that they will lead to consistent revenues in the future. While we seek to deliver value and meet client expectations, the ability to directly negotiate contracts with franchisors, which can potentially reduce competition, may vary based on the specific circumstances of each project and market conditions. As a result, our preferred builder status could be subject to changes in the industry, economic conditions, or franchisor preferences.

Framework for Managing Construction Projects and Contract Risk

JFB’s attempts to utilize a meticulous approach to project management and risk mitigation. Our framework is built on streamlining project workflows and enhanced communication. Regular meetings with our construction team and clients ensure proactive issue resolution, effective timeline management, and adherence to budgetary constraints. Project managers, through their subordinates, track daily progress of each respective site to ensure all relevant parties are informed of the current status of a build, helping to avoid potential stops to work or bottlenecks. By prioritizing transparency, accountability, and efficiency, we safeguard our interests while exceeding client expectations. JFB’s commitment to contract risk management helps enable successful outcomes, solidifying our reputation as a trusted partner in the construction and development landscape.

Continued Achievement of Reliability and Trustworthiness

Over the years, JFB Construction has striven to build a reputation of reliability and trustworthiness. Clients choose us for our track record of delivering projects on schedule, within budget, and exceeding expectations. We also provide transparency on many aspects of each project and deliver achievable timelines to each client which helps earn the respect and trust of our clients. Our commitment to client satisfaction fosters long-term relationships with clients and partners.

Competition

According to an Expert Market Research report, the United States construction market size reached approximately USD 1.90 trillion in 2023. The market is projected to grow at a CAGR of 4.4% between 2024 and 2032, reaching a value of around USD 2.80 trillion by 2032. However, the US Commercial construction market is fragmented and highly competitive, with the major local and international players creating a highly competitive environment in this sector. JFB Construction is in direct competition from a diverse array of companies ranging from large multinational corporations to regional firms and niche specialists. Our competitors vary in size, scope, and specialization, each offering unique value propositions and competitive advantages within the market. Key competitors include:

1. Large Multinational Corporations: These companies boast extensive resources, global reach, and diversified service offerings. While their scale and financial strength afford them a competitive edge in bidding for large-scale projects, they may lack the agility and personalized service offerings of JFB. Key players in the market include Hensel Phelps Construction Company, Lennar Corporation, Kiewit Corporation and D.R. Horton, Inc.

2. Regional Construction Companies: Regional firms operate within specific geographic markets and often possess deep local knowledge and established relationships with clients and subcontractors. While they may lack the national reach of larger competitors, their agility, responsiveness, and personalized service offerings enable them to compete effectively for local projects.

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3. Niche Specialists: Niche specialists focus on specific sectors or services within the construction and development industry. While they may lack the breadth of services offered by larger competitors, their specialized expertise allows them to carve out a niche market and command premium pricing for their services.

4. Local Construction Firms: These companies often have deep knowledge of the local market and established relationships with local subcontractors, suppliers, and regulatory authorities. They may offer competitive pricing due to lower overhead costs but may lack the scale to handle larger, more complex projects.

JFB believes it encompass a piece of each type of our competitors. While primarily a regional construction company, our niche within the franchise industry offers efficient specialization and opportunities across the United States, as exemplified through the completion of construction projects in 36 states, to date. Further, our diversification and experience operating across broad jurisdictions, including the Bahamas, create similarities to our larger, multinational corporations. Despite the intense competition, management believes JFB Construction maintains several competitive advantages that position us favorably within the market. JFB Construction’s reputation for excellence, diversified expertise, strategic partnerships, and innovative solutions position us as a formidable competitor to any of the above competition. By leveraging our competitive advantages and embracing emerging opportunities, management believes we remain poised for continued growth and success in a dynamic and evolving market landscape.

In this competitive landscape, pricing is a key factor. Many projects, particularly in the commercial and residential construction sectors, are price-sensitive due to inflationary pressures and high interest rates. National firms may use their scale to offer discounted services, while smaller firms undercut on price by reducing overhead costs. Additionally, long-standing relationships with franchisors, developers, and property owners are crucial in securing projects. A strong reputation built through timely and cost-effective project completion enhances a company’s ability to win direct negotiations and avoid competitive bidding processes while navigating its competition.

Reputation plays a critical role in the construction industry, and our Company competes on its ability to deliver quality work, meet deadlines, and adhere to budgets. Larger competitors, especially national firms, may benefit from broader brand recognition, but we believe our localized expertise and established relationships in the Southeast allow us to maintain a competitive edge. Additionally, specialization in niche markets, such as the franchise industry, can provide a significant advantage when competing with generalist contractors, as clients often prefer firms with a proven track record in these sectors because of their familiarity with brand expectations and ability to deliver for similar projects.

Technology and innovation are increasingly shaping competition within the industry. Larger companies typically have more resources to invest in cutting-edge tools, such as Building Information Modeling (BIM) and project management software, giving them a competitive edge in terms of project efficiency and cost savings. While midsized firms like ours must be more selective in such investments, strategic adoption of technology can enable us to compete effectively on more complex projects therefore competing with our larger competition.

Labor and subcontractor availability are ongoing challenges in the construction industry, particularly in rapidly growing regions of the Southeast. Competition for skilled labor is fierce, and larger firms often have the advantage in securing top talent by offering higher wages or more secure long-term contracts. Regulatory challenges, such as environmental regulations, zoning laws, and building codes, also play a role in determining competitive advantages. Companies, such as JFB, with strong regulatory knowledge and local relationships are better equipped to navigate complex permitting processes and labor constraints, further differentiating themselves in the marketplace.

The types of contracts available also shape the competitive environment. Many public and private projects are awarded through competitive bidding, which can favor larger firms with more extensive experience or lower costs due to scale. In residential development, the rapid housing expansion in parts of the Southeast creates additional opportunities, though competition from both local firms and national homebuilders remains a significant factor. An understanding of the local market and ability to accurately bud construction projects will be key for the Company to remain competitive.

As we continue to operate in a competitive landscape, our strategic focus on agility, personalized service, and local market knowledge allows us to compete effectively against larger firms. While larger companies may offer broader resources and advanced technologies, our flexibility and deep understanding of regional or niche needs enable us to remain responsive to client demands. Additionally, our relationships with franchisors and other key partners serve as a critical advantage, allowing us to position ourselves as a trusted and reliable construction and development partner in the Southeast.

Marketing and Sales Strategy

JFB Construction’s sales and marketing strategy is rooted in a multifaceted approach that combines traditional market channels, referrals, and strategic partnerships to drive growth and maximize market potential. Through targeted advertising, industry engagement, and word-of-mouth referrals, we enhance brand visibility, attract new clients, and foster long-term relationships that drive sustainable business success. By embracing innovation, collaboration, and customer-centricity, we remain poised to capitalize on emerging opportunities and deliver superior value to our clients, shareholders, and stakeholders alike.

Traditional Market Channels

At the core of our sales and marketing approach are traditional market channels, including targeted advertising, industry publications, and participation in trade shows and events. Management asserts through this strategic approach, we enhance our visibility and brand recognition among key decision-makers and potential clients. Additionally, our participation in trade shows and events provides valuable networking opportunities to showcase our capabilities, engage with prospective clients, and forge meaningful connections within the construction and development community. The Company intends to utilize the proceeds from this offering to expand its sales and marketing teams by identifying and retaining established professionals to aid in our expansion goals. While we may endure significant costs in such expansion, we believe the resulting revenue will offset such expenses.

Repeat Business and Referral-Based Marketing

Repeat business and referrals play a pivotal role in our sales and marketing strategy, serving as a testament to our reputation and client satisfaction. We prioritize client relationships and strive to exceed expectations at every stage of the project lifecycle, attempting to earn trust and loyalty that translates into valuable referrals. By delivering high-quality results and personalized service, we cultivate a network of satisfied clients who are eager to recommend our services to their peers, colleagues, and industry contacts. This word-of-mouth marketing not only generates new business opportunities but also reinforces our position as a trusted partner in the construction and development industry. Referral-based marketing is critical to our current sales strategy and will continue to do so on a going forward basis.

Repeat business and referrals are especially important in the franchise construction industry as they provide a steady source of revenue and reduce the need for ongoing marketing and customer acquisition efforts. Clients who have had positive experiences are more likely to return for future projects and recommend the Company to others within the franchise network. This helps build a foundation of trust and reliability. Additionally, repeat business and referrals reflect customer satisfaction and can contribute to maintaining a stable pipeline of work, supporting long-term growth without relying solely on new client acquisition.

Strategic Partnerships

In addition to traditional marketing channels and referrals, strategic partnerships are instrumental in driving sales and expanding market reach. We collaborate closely with industry stakeholders, including architects, engineers, real estate professionals, and subcontractors, to deliver integrated solutions that meet the diverse needs of our clients. These partnerships enable us to access new markets, tap into specialized expertise, and leverage synergies that drive business growth and profitability. We intend to continue to utilize these established relationships to grow our business.

Direct Business Development

The Company’s planned expansion into real estate development will be heavily reliant on generating new business through direct relationships with clients and potential partners, which include property developers, commercial enterprises, government bodies, and private sector clients. The Company intends to employ a business development team focused on identifying new projects and cultivating long-term partnerships with the proceeds from this offering by targeting decision-makers and aligning its services with their specific needs. This strategy allows the Company to take a proactive role in securing projects by targeting decision-makers and aligning its services with their specific needs. Management believes investment into a direct business development team will yield prosperous results within this market.

Employees

As of December 2, 2024, we had 19 employees, of which 17 were full-time, approximately 4 were in management and administration, 13 were sales, project managers and service personnel. None of our employees are represented by a union, we are not party to any collective bargaining agreement and we believe we maintain good relations with our employees.

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Insurance

We carry various insurance coverage policies to protect against certain risks consistent with the exposures associated with the nature of our operations, we believe is sufficient based on our current perceived risk and financial position. The most significant insurance policies that we carry include:

●	commercial general liability insurance;

●	commercial property coverage;

●	workers’ compensation coverage;

●	contractor’s protective, professional, and pollution liability insurance; and

●	commercial professional liability coverage

All policies are subject to certain deductibles, limits or sub-limits and policy terms and conditions. The Company intends to utilize directors’ and officers’ insurance upon a becoming listed on Nasdaq.

In construction and development projects that involve subcontractors, we require all subcontractors to meet specific insurance requirements as stipulated by our insurance provider. These requirements include obtaining coverage that aligns with our own risk management standards and documented in our agreements with the subcontractors. Importantly, all coverages provided by the subcontractor must list JFB as an additional insured party. This designation must be confirmed and documented before the subcontractor commences work on behalf of the Company. This process ensures that we are adequately protected and that all parties involved in our projects are compliant with our insurance standards.

Inflation

While our business has been impacted by rising inflation. The costs of labor and material, including building supplies such as lumbar, have impacted the Company’s profitability in recent years. However, if we properly bid and price our construction projects, and there is no significant change in a short period of time, we can avoid potential adverse effects of such inflation. Regardless, as with many other companies within our industry, there has been a material negative impact on our business and results of operations. However, so long as inflation stays at its current levels, we continue to take reasonable steps to address inflation and there are no unforeseen socio-economic or geo-political events throughout our region and beyond, our management does not believe that it will have a material negative impact on our business and results of operations going forward.

Legal Proceedings

From time to time, the Company is involved in various legal actions incidental to its business, including construction defect claims, and miscellaneous third-party tort actions. As of the date of this prospectus, we not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Facilities

Our corporate headquarters are located at 1300 S. Dixie Highway, Suite B, Lantana, FL 33462 pursuant to a 7-year lease which commenced on March 29, 2024. The monthly rent is $11,928 for approximately 4,473 square feet of office space. The base rent increases by two and one-half percent (2.5%) each year of the lease. We have an option to purchase the entire property, which is approximately 8,991 square feet, for $4,250,000 until December 31, 2025. The property is in good condition and we believe it is sufficient for our business needs.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our executive officers and directors and their ages as of the date of this prospectus:

Name	Age	Position(s)
Joseph F. Basile III	46	President/Chief Executive Officer, Secretary and Chairman of the Board of Directors
Ruben Calderon	42	Treasurer/Chief Financial Officer
Bjarne Borg	58	Independent Director
David Clukey	49	Independent Director
Nelson Garcia	38	Independent Director
Christopher Melton	53	Independent Director
Miklos “John” Gulyas	48	Director
Jamie Zambrana Jr.	47	Director

The following is a brief account of the business experience during the past five years (and, in some instances, for prior years) of each director, executive officer, and director nominees of our Company.

Joseph F. Basile III – President/Chief Executive Officer, Secretary and Chairman of the Board of Directors

Joseph F. Basile III is a third generation developer and general contractor with over a decade of experience in construction and development, land acquisition and other entrepreneurial ventures. He founded JFB Construction & Development Inc. in 2014 and has overseen the company’s growth from its inception, gaining extensive experience by performing various roles within the organization. Mr. Basile has led business development initiatives and ensured operational efficiency by collaborating with specialists in accounting, legal matters, and various other trades. Mr. Basile has been a state certified general contractor in over 31 states, including Florida, Georgia, North Carolina and Tennessee. As a licensed general contractor in multiple states, he has demonstrated his capability and reliability in navigating through complex systems such as logistics, compliance, and regulatory frameworks. His leadership is characterized by a pragmatic approach and a commitment to continuous improvement.

Mr. Basile owns and manages Capo 7 LLC, Aura Commercial, LLC, and Loose Cannon, LLC, all real estate holding companies. Mr. Basile beneficially owns The Laundry Tub LLC, Basile Aviation LLC and Basile Hospitality LLC, all Florida limited liability companies. Mr. Basile also beneficially owns 42.25% of Rare Capital Partners LLC, a real estate holding company, and co-manages Rare Capital Partners through Basile Family Investments LLC, a holding company. All of the foregoing entities are considered affiliates of the Company due to being under common control, but are not otherwise parents, subsidiaries, or stakeholders of the Company.

Ruben Calderon – Treasurer/Chief Financial Officer

Ruben Calderon is a certified public accountant with over a decade of experience in accounting, bookkeeping, payroll and tax services. Beginning in November 2022, Mr. Calderon became the Chief Financial Officer of the JFB Subsidiary, and he became the Chief Financial Officer of the Company upon its formation. From 2014 to 2020, he was the co-owner of RC Tax Services, which provides tax preparation and filing, bookkeeping, and payroll services. Mr. Calderon has been treasurer of the Town of Poughkeepsie Cal Ripken baseball league and is currently co-treasurer of the Okeeheelee Cal Ripken baseball league. He also offers tax services, tax consulting, bookkeeping and payroll services to clients in his community. Mr. Calderon received his Bachelor’s in Accounting from the City University of New York in 2006 and his Master’s in Accounting from Baruch College in 2012.

Bjarne Borg – Independent Director

Bjarne Borg serves as the Executive Chairman of Index Investment Group, which he co-founded in 1998. Index Investment Group, through a collection of related companies, develops business projects in real estate and renewable energy and provides private equity to invest in complementary businesses. With over 35 years of experience in managing start-ups and multinational corporations, Mr. Borg focuses on real estate, renewable energy, and disruptive equity investments. Under his leadership, Index Investment Group has developed over 9,000 multifamily units and 7,000,000 sf of industrial and commercial buildings, primarily in Stockholm County, Sweden, and Florida. Mr. Borg’s expertise extends to public markets, having listed bonds on NASDAQ, and serving on advisory boards for banking institutions. He has Served on the South Florida advisory boards for SunTrust Bank and Truist Bank (NYSE: TFC), and is currently serving on the advisory/ambassador boards for ConnectOne Bancorp, Inc. (NASDAQ: CNOB) and Seacoast Banking Corporation of Florida (NASDAQ: SBCF). Mr. Borg began his career in IT consulting before transitioning to accounting and eventually focusing on investments and developments across Sweden, the USA, and Canada. Index Investment Group’s assets under management exceed US $2 billion, with annual revenues surpassing US $400 million. Mr. Borg’s extensive experience in managing start-ups and multinational corporations, coupled with his focus on real estate and disruptive equity investments, makes him exceptionally qualified to be a director of our Company. His leadership at Index Investment Group, where he has overseen the development of significant multifamily and commercial projects and managed substantial assets, demonstrates his capability to drive growth and innovation in the industry. Additionally, his expertise in public markets and advisory roles further demonstrate his strategic and financial qualifications.

David Clukey – Independent Director

David Clukey is the Sr. Director of Business Development at Immersive Wisdom, Inc., which provides a remote collaborative operations center software platform for diverse industries including government, financial services, and logistics, since 2023. From February 2022 to 2023, he was a Senior Enterprise Account Executive at ServiceNow, Inc., a company that offers a cloud-based platform that automates and optimizes workflows across IT, customer service, HR, security, and other industries, where he generated over $10M in new business. Beginning in 1999, before moving to the private sector, David led and advised U.S. joint, combined, foreign partner forces, and intergovernmental and interagency elements as a Special Forces Officer. He directed national programs and drove strategic initiatives and development of long-term plans for organizations with $3 to $12 million budgets, $250M - $17B in material assets, and personally managed a $1B and a $48B US national defense program. David is a published thought leader and a graduate of the Naval Postgraduate School with an MS in Defense Analysis, an Executive MBA from Arizona State University’s W. P. Carey School of Business, a BA from Georgia Southern University, and is a certified a Lean Six Sigma Black Belt. David’s extensive experience in strategic leadership, business development, and project management is a valuable asset. He has a track record of generating significant new business, managing large-scale budgets and assets, and driving long-term strategic initiatives, which demonstrates his capability to handle complex projects and provide substantial value to the Company.

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Nelson Garcia – Independent Director

Nelson Garcia co-founded RARE CRE, LLC, a capital markets advisory firm focused on providing tailored capital solutions and investment sales services to commercial real estate entrepreneurs, in 2017 and is currently a Managing Partner. As a Florida-licensed real estate broker and board member of the non-profit organization P.A.T.H. Housing Solutions, Mr. Garcia champions expanding homeownership opportunities for disadvantaged households. He also owns and manages NBG Investments Inc., a Florida corporation formed in 2018 as an investment holdings company. Prior to RARE CRE, Mr. Garcia co-founded G2 Industries LLC, a consulting and integration services company specializing in the areas of wireless communications, security, and infrastructure, in 2014, and Bon WiFi LLC, a company that was developing, operating and franchising commercial community WiFi networks in the Caribbean, with a focus on cruise ship destinations, in 2016. Mr. Garcia also worked for CGI Merchant Group, a commercial real estate investment banking and investment management company, and afterwards, as an independent consultant for Renovation Advisor, LLC, a company focused on consulting on commercial real estate transactions. He has a Bachelor’s degree from Florida International University and a background in software development. Mr. Garcia’s career in real estate private equity and investment banking saw him lead acquisitions, developments, and financings of over 2 million square feet of commercial, multifamily, and hospitality projects. His diverse experience in capital markets, real estate finance, and investment banking will provide valuable insight as a director of our Company.

Christopher Melton – Independent Director

Christopher Melton has served as a specialist land acquisition advisor with SVN, a national commercial brokerage services transacting large land parcels to homebuilders and multifamily developers, since 2019 and is a licensed real estate salesperson in the State of South Carolina and Georgia. Mr. Melton co-founded Callegro Investments, LLC in 2012 to invest in distressed master-planned communities. Mr. Melton also serves on the board of directors and audit committees for Safe and Green Development Corporation (OTCM: SGD), a real estate development company, Safety Shot, Inc. (formerly Jupiter Wellness Inc.) (Nasdaq: SHOT), a beverage and dietary supplement company, SRM Entertainment, Inc. (Nasdaq: SRM), a toy and souvenir designer and developer, and Safe & Green Holdings Corp. (Nasdaq: SGBX), a developer, designer and fabricator of modular structures. From 2008 to 2012 Mr. Melton capitalized various media and retail ventures including Bestival Ltd. and Any Old Iron. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at J.P. Morgan Investment Management Inc. as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. RREEF Funds is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a Bachelor of Arts in Political Economy of Industrial Societies from the University of California, Berkeley in 1995. Mr. Melton earned Certification from University of California, Los Angeles’s Anderson Director Education Program in 2014, a certificate in cybersecurity for managers from MIT in 2021 and certificate in AI strategy from Cornell in 2023. Mr. Melton’s extensive experience in land acquisition, real estate investment and development, as well as to his experience serving on the board and committees of other public companies, makes him an excellent asset to our board of directors.

Miklos “John” Gulyas –Director

Miklos “John” Gulyas, with over 13 years of experience as an entrepreneur and business leader, he has knowledge across numerous sectors including the franchise, business consulting and beverage industries. Since 2015, he has served as the owner and CEO of 2v Consulting LLC, a business consulting company, leveraging his expertise to provide strategic guidance to various businesses. In February 2024, Mr. Gulyas became the Chairman of the board of Safety Shot, Inc. (formerly Jupiter Wellness Inc.) (Nasdaq: SHOT), where he currently is driving innovation in the beverage sector. Previously, from October 2018 to September 2021, he was the co-founder and Vice President of Franchise Development at V/o Med Spa LLC, a medical spa franchise. Mr. Gulyas began his career at European Wax Center, a chain of hair removal salons, where he held the role of Site Development Coordinator from June 2007 to March 2017, demonstrating a longstanding commitment to the franchise industry. Mr. Gulyas’s extensive experience in entrepreneurship, business consulting, and franchise development makes him highly qualified to help assess and meet the Company’s needs.

Jamie Zambrana Jr. –Director

Jamie Zambrana Jr. serves as an Executive Managing Partner of RARE CRE LLC, overseeing a boutique commercial real estate investment sales and capital markets advisory firm, specializing in tailored solutions for private and institutional owners and developers. He co-founded RARE CRE in 2014. With a track record of managing over $3 billion in closed real estate transactions and overseeing multiple closed-end funds, Mr. Zambrana’s expertise spans capital markets, CRE investments, and commercial note sales. Currently, he manages residential communities and NNN properties, drawing from previous roles as Managing Director at US Debt Ventures, LLC, where he directed funds acquiring real estate holdings and mortgages nationwide, and as Managing Director of Veriloquent Family Offices, LLC. Mr. Zambrana’s career began in investment banking, offering services to emerging publicly traded companies for capital growth, followed by roles as a Nasdaq Market Maker and portfolio manager for Merrill Lynch and Wachovia Securities. His extensive background in capital markets, commercial real estate investments, and managing substantial real estate transactions makes him well suited for our Company.

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Board of Directors and Committees

Our Board of Directors consists of seven (7) directors, including four (4) independent directors. We have also established an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee under the Board of Directors. We have adopted a charter for each of the three (3) committees. Each of the committees of our Board of Directors have the composition and responsibilities described below.

Director Independence

We have applied to list our Class A Common Stock on Nasdaq. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s Board of Directors, and each member of a listed company’s audit, compensation and nominating and corporate governance committees, be independent within specified periods following the closing of an initial public offering. Our Board of Directors has determined that Bjarne Borg, David Clukey, Nelson Garcia, and Christopher Melton do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and such directors are “independent” as that term is defined under the rules of Nasdaq and Rule 10A-3, described below.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) subject to the transition rule that is applicable to a newly public company. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee, accept, directly or indirectly, receive any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Family Relationships

There are no family relationships among any of our executive officers or directors, as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executives has, during the past ten (10) years, been involved in any legal proceedings as described in subsection (f) of Item 401 of Regulation S-K.

Controlled Company Status

A controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We are a controlled company because Mr. Basile, our President/Chief Executive Officer, Secretary and Chairman of the Board of Directors, holds more than 50% of our voting power, and we expect we will continue to be a controlled company upon completion of this offering.

Therefore, for so long as we remain a controlled company, we technically qualify and are eligible to be exempted from the obligation to comply with certain Nasdaq corporate governance requirements, however, we do not currently plan to take advantage of the exemptions provided to controlled companies, which include:

●	our Board of Directors is not required to be comprised of a majority of independent directors;

●	our Board of Directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not currently plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

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Role of the Board of Directors in Risk Oversight

The Board of Directors is responsible for assessing the risks facing our company and considers risk in every business decision and as part of our business strategy. The Board of Directors recognizes that it is neither possible nor prudent to eliminate all risk, and that strategic and appropriate risk-taking is essential for us to compete in our industry and in the relevant markets, and to achieve our growth and profitability objectives. Effective risk oversight, therefore, is an important priority of the Board of Directors.

While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. Our Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies that are adopted by the Board of Directors. The Board of Directors expects to review and adjust our risk management strategies at regular intervals following the completion of the offering, or as needed.

Code of Business Conduct

Our Board of Directors has adopted a code of business conduct and ethics (the “Code of Business Conduct”) to ensure that our business is conducted in a consistently legal and ethical manner. Our policies and procedures cover all major areas of professional conduct, including employee policies, conflicts of interest, protection of confidential information, and compliance with applicable laws and regulations. The Code of Business Conduct will be available at our website at www.jfbconstruction.net/services-4. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings.

Board Committees

Our Board of Directors has appointed an Audit Committee, Compensation Committee, and a Nominating and Corporate Governance Committee, and has adopted charters for each of these committees.

Audit Committee

The Audit Committee consists of Christopher Melton, Bjarne Borg, and Nelson Garcia, with Christopher Melton serving as Chairman. The Audit Committee assists the Board of Directors in discharging its responsibilities relating to the financial management of our company and oversight of our accounting and financial reporting, our independent registered public accounting firm and its audits, our internal financial controls and the continuous improvement of our financial policies and practices. In addition, the Audit Committee is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The responsibilities of the Audit Committee, which are set forth in its charter, include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints, whistleblowers, and concerns; and

●	reviewing and approving any related party transactions.

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The composition of our Audit Committee complies with all applicable requirements of the SEC and the listing requirements of Nasdaq. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee

The Compensation Committee consists of Bjarne Borg, Christopher Melton, and David Clukey with Bjarne Borg serving as Chairman. The Compensation Committee assists the Board of Directors in setting and maintaining our compensation philosophy and in discharging its responsibilities relating to executive and other human resources hiring, assessment and compensation, and succession planning. The responsibilities of the Compensation Committee, which are set forth in its charter, include:

●	reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

●	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

●	determining the compensation of all our other officers and reviewing periodically the aggregate amount of compensation payable to such officers;

●	overseeing and making recommendations to the Board of Directors with respect to our incentive-based compensation and equity plans; and

●	reviewing and making recommendations to the Board of Directors with respect to director compensation.

The composition of our Compensation Committee complies with all applicable requirements of the SEC and the listing requirements of Nasdaq. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of David Clukey and Nelson Garcia, and Bjarne Borg, with David Clukey serving as Chairman. The responsibilities of the Nominating and Corporate Governance Committee, which are set forth in its charter, include:

●	making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;

●	recommending qualified individuals as nominees for election as directors;

●	reviewing the appropriate skills and characteristics required of director nominees;

●	establishing and administering a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members; and

●	periodically reviewing the corporate governance guidelines and supervising the management representative charged with implementing our corporate governance procedures.

The composition of our Nominating and Corporate Governance Committee complies with all applicable requirements of the SEC and the listing requirements of Nasdaq. We intend to comply with future requirements to the extent they become applicable to us.

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Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee will or has at any time been an officer or employee. None of our executive officers serve or in the past fiscal year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or expected to serve on the Compensation Committee.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth the aggregate compensation paid to our Chief Executive Officer and each of our other executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the fiscal years December 31, 2023 and 2022.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Option Based Awards $	Stock Awards $	Other Compensation $		Total $
Joseph Basile	2023	$219,231					$133,640	$352,871
Chief Executive Officer(1)	2022	$298,663					$857,959	$1,156,622
Ruben Calderon	2023	$90,000	20,000			$		$110,000
Chief Financial Officer(2)	2022	$10,346				$		$10,346

(1)	The compensation in the table reflects the compensation paid to Mr. Basile by JFB Construction & Development Inc. The Company declared and paid cash dividends of $133,640 and $857,959 in 2023 and 2022, respectively.

(2)	The compensation in the table reflects the compensation paid to Mr. Calderon by JFB Construction & Development Inc. Mr. Calderon first became the Company’s Chief Financial Officer on October 31, 2022.

Director and Officer Liability Insurance

We intend to purchase director and officer liability insurance that provides financial protection for our directors and officers in the event that they are sued in connection with the performance of their services and also provides employment practices liability coverage, which insures for harassment and discrimination suits.

Compensation Pursuant to Agreements and Plans

Employment Agreements

Historically, we have not entered into employment agreements with our executive officers. We intend to rely on such employment agreements on a go-forward basis.

Joseph F. Basile III

On July 18, 2024, the Company entered into an employment agreement with our Chief Executive Officer Joseph F. Basile III (the “Basile Employment Agreement”). Pursuant to the Basile Employment Agreement, Mr. Basile shall receive a base salary of $300,000 per year. For fiscal year 2024, Mr. Basile shall receive (i) a cash bonus of $200,000 if the Company, including its subsidiaries, has Gross Revenue between $10,000,00 to $15,000,000; (ii) an additional cash bonus of $200,000 if the Company, including its subsidiaries, has Gross Revenue between $15,000,00 to $20,000,000; and (iii) an additional cash bonus of $200,000 if the Company, including its subsidiaries, has Gross Revenue over $20,000,000. Further, subject to certain vesting requirements, Mr. Basile was granted 150,000 stock options for the Company’s Class A Common Stock with an exercise price of $4.00 per share. For fiscal year 2024, the stock options vest as follows: (i) 50,000 shares if the Company, including its subsidiaries, has Gross Revenue between $10,000,00 to $15,000,000; (ii) an additional 50,000 shares if the Company, including its subsidiaries, has Gross Revenue between $15,000,00 to $20,000,000; and (iii) an additional 50,000 shares if the Company, including its subsidiaries, has Gross Revenue over $20,000,000. Mr. Basile’s option award and cash bonus described above is solely for 2024 but the Company may award Mr. Basile award additional cash bonuses in 2024 and beyond in its discretion. Mr. Basile and the Company may negotiate bonus terms, including option awards, in the future. In addition, Mr. Basile shall be entitled to participate in employee benefit plans. The Basile Employment Agreement may be terminated by the Company at will with or without cause. Furthermore, the Basile Employment Agreement will terminate upon Mr. Basile’s death. Upon termination of the Basile Employment Agreement, Mr. Basile shall receive all sums due to him under the Basile Employment Agreement as compensation or expense reimbursements.

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Ruben Calderon

On July 18, 2024, the Company entered into an employment agreement with our Chief Financial Officer Ruben Calderon (the “Calderon Employment Agreement”). Pursuant to the Calderon Employment Agreement, Mr. Calderon shall receive a base salary of $130,000 per year. For fiscal year 2024, Mr. Calderon shall receive (i) a cash bonus of $20,000 if the Company, including its subsidiaries, has Gross Revenue, with a minimum net profit of eight percent (8%), between $15,000,00 to $35,000,000; (ii) an additional cash bonus of $10,000 if the Company, including its subsidiaries, has Gross Revenue, with a minimum net profit of eight percent (8%), between $35,000,00 to $50,000,000; and (iii) an additional cash bonus of $10,000 if the Company, including its subsidiaries, has Gross Revenue, with a minimum net profit of eight percent (8%), over $50,000,000. Further, subject to certain vesting requirements, Mr. Calderon was granted 7,500 stock options for the Company’s Class A Common Stock with an exercise price of $4.00 per share. For fiscal year 2024, the stock options vest as follows: (i) 4,000 shares if the Company, including its subsidiaries, has Gross Revenue, with a minimum net profit of eight percent (8%), between $15,000,00 to $35,000,000; (ii) an additional 1,000 shares if the Company, including its subsidiaries, has Gross Revenue, with a minimum net profit of eight percent (8%), between $35,000,00 to $50,000,000; and (iii) an additional 2,500 shares if the Company, including its subsidiaries, has Gross Revenue, with a minimum net profit of eight percent (8%), over $50,000,000. Mr. Calderon’s option award and cash bonus described above is solely for 2024 but the Company may award Mr. Calderon award additional cash bonuses in 2024 and beyond in its discretion. Mr. Calderon and the Company may negotiate bonus terms, including option awards, in the future. In addition, Mr. Calderon shall be entitled to participate in employee benefit plans. The Calderon Employment Agreement may be terminated by the Company at will with or without cause. Furthermore, the Calderon’s Employment Agreement will terminate upon Mr. Calderon’s death. Upon termination of the Calderon Employment Agreement, Mr. Calderon shall receive all sums due to him under the Calderon Employment Agreement as compensation or expense reimbursements.

Other Benefits

All employees are eligible to participate in employee benefit programs. Upon the effectiveness of this offering, the Company is considering offering medical, dental, vision, life and disability insurance. In addition, we sponsor a 401(k) plan whereby we match participants’ contributions up to 6% of a participant’s compensation, subject to the IRS’ annual contribution limit and the Company matches up to 3%. Our named executive officers are eligible to participate in these plans generally on the same basis as our other employees.

Compensation of Directors

For the fiscal year ended December 31, 2023 and December 31, 2022, no members of our Board of Directors received compensation in their capacity as directors. Historically, we have not paid our directors. If the Company is successfully listed on Nasdaq after this offering, we intend to offering equity-based compensation to the prospective directors. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

The Company does not currently have a non-employee director compensation policy. Following the SEC’s declaration of effectiveness of our Registration Statement on Form S-1, of which this prospectus is a part, and the Company becoming listed on The Nasdaq Capital Market (collectively, the “Required Milestones”), we intend to adopt a non-employee director compensation policy pursuant to which our non-employee directors will be eligible to receive cash compensation and equity awards for service on our board of directors and committees of our board of directors. Initially, our non-employee directors will not receive cash compensation. Following the Required Milestones, we intend to grant each non-employee director stock options to purchase 40,000 shares of our Class A common stock, with an exercise price equal the price of such shares in this offering. These stock options will be subject to time vesting, and will vest in four equal quarterly installments from the date of grant. Additional stock options to purchase shares of our Class A Common Stock, with an exercise price equal the price of such shares in this offering, will be granted to the chairpersons of our audit, nominating and corporate governance and compensation committees, in the amounts of 10,000, 5,000 and 5,000, respectively.

Equity Incentive Plan

On July 18, 2024, the Company implemented an equity incentive plan (“Equity Incentive Plan”), which is attached hereto as Exhibit 10.4. The Equity Incentive Plan is intended to provide for awards to attract, motivate, retain, and reward selected key employees and other eligible persons, including our consultants. We obtain approval of the Incentive Plan from our shareholders on the same date. A summary of the Incentive Plan is set out below.

Number of Shares

Two million shares of our Class A Common Stock will be reserved for grant or issuance under the Equity Incentive Plan. Shares issuable under the Incentive Plan may be authorized, but unissued, or reacquired shares.

Any shares of our Class A Common Stock that are represented by awards under the Equity Incentive Plan that are forfeited, expire, or are cancelled or settled in cash without delivery of shares, or that are forfeited back to us or reacquired by us after delivery for any reason, or that are tendered to us or withheld to pay the exercise price or related tax withholding obligations in connection with any award under the Incentive Plan, will again be available for awards under the Incentive Plan. Only shares of our Class A Common Stock actually issued under the Incentive Plan will reduce the share reserve.

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Annual Limitation on Awards to Non-Employee Directors

The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $300,000 for the first calendar year a non-employee director is initially appointed to the Board, and $150,000 in any other calendar year.

Administration

The Equity Incentive Plan will be administered by our Compensation Committee or such other similar committee pursuant to the terms of the Equity Incentive Plan. The plan administrator, which initially will be our Compensation Committee, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Incentive Plan. The plan administrator may delegate to one or more of our officers the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility

Persons eligible to participate in the Equity Incentive Plan are employees, non-employee directors, and consultants of the Company and its subsidiaries as selected from time to time by the plan administrator in its discretion.

Types of Awards

The Equity Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other-stock based awards, or collectively, awards.

Stock Options. The Equity Incentive Plan permits the granting of both options to purchase shares of our Class A Common Stock intended to qualify as incentive stock options under Section 422 of the Code (“ISOs”) and options that do not so qualify (nonqualified stock option or “NSOs”). Options granted under the Equity Incentive Plan will be NSOs if they fail to qualify as ISOs or exceed the annual limit on ISOs. ISOs may only be granted to employees of the Company and its subsidiaries. NSOs may be granted to any persons eligible to receive awards under the Equity Incentive Plan.

The option exercise price of each option will be determined by the plan administrator. The exercise price for an ISO may not be less than 100% of the fair market value of the Company’s common stock on the date of grant or, in the case of an ISO granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten (10) years from the date of grant (or five years for an ISO granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, check, or, with approval of the plan administrator, by delivery (or attestation to the ownership) of shares of our Class A Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit NSOs to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights. The plan administrator may award stock appreciation rights (“SARs”) subject to such conditions and restrictions as it may determine. SARs entitle the recipient to shares of Class A Common Stock, or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price, as set by the plan administrator. The term of each SAR will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each SAR may be exercised, including the ability to accelerate the vesting of such SARs.

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Restricted Stock. A restricted stock award is an award of Class A Common Stock that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units. Restricted stock units (“RSUs”) are the right to receive shares of Class A Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of RSUs are made, the number of RSUs to be awarded, the time or times within which awards of RSUs may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the RSUs. The value of the RSUs may be paid in shares of Class A Common Stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

The holders of RSUs will have no voting rights. Prior to settlement or forfeiture, RSUs awarded under the Equity Incentive Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of Class A Common Stock while each RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, Class A Common Stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they are payable.

Other Stock-Based Awards. Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the Incentive Plan and/or cash awards made outside of the Equity Incentive Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which other stock-based awards will be made, the amount of such other stock-based awards, and all other conditions, including any dividend and/or voting rights.

Tax Withholding

Participants in the Equity Incentive Plan are responsible for the payment of any federal, state, or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of Class A Common Stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

Transferability of Awards

Unless determined otherwise by the plan administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to a participant’s estate or legal representative, and may be exercised, during the lifetime of the participant, only by the participant. If the plan administrator makes an award transferable, such award will contain such additional terms and conditions as the plan administrator deems appropriate.

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Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting the Company’s Common Stock, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Equity Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of shares covered by outstanding awards made under the Equity Incentive Plan.

Change in Control

In the event of any proposed change in control (as defined in the Equity Incentive Plan), the plan administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price).

Amendment and Termination

The Board may amend or terminate the Equity Incentive Plan at any time. Any such termination will not affect outstanding awards. No amendment, alteration, suspension, or termination of the Equity Incentive Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the Equity Incentive Plan and (ii) to change the persons or class of persons eligible to receive awards under the Equity Incentive Plan.

Term of Plan

The Incentive Plan is effective as of July18, 2024 and will remain in effect for ten (10) years from that date, unless it is terminated earlier by the Board.

Outstanding Equity Awards at Fiscal Year-End

As of September 30, 2024, we had no outstanding equity awards.

PRINCIPAL STOCKHOLDERS

Based solely upon information made available to us, the following table sets forth information as of the date of this prospectus regarding the beneficial ownership of our common stock by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

●	each of our named executive officers, directors and directors nominees; and

●	all our executive officers and current and proposed directors as a group.

The number of shares and percentage of shares beneficially owned after this offering gives effect to the issuance by us of 1,250,000 shares of Class A Common Stock in this offering assuming an initial public offering price of $4.125 per share. The percentage ownership information assumes no exercise of the Underwriters’ Overallotment Option.

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Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

The address of each holder listed below, except as otherwise indicated, is c/o JFB Construction Holdings, 1300 S. Dixie Highway, Suite B, Lantana, FL 33462.

		Class A Common Stock		Class B Common Stock		Voting Power %(2)	Voting Power %(2)
Name	Title	Number	%	Number(1)%		(As of Prospectus Date)	(Post Offering)
Directors and Executive Officers
Joseph F. Basile III	President/CEO, Secretary and Chairman	365,000	9.13%	4,000,000	100%	77.28%	71.68%
Ruben Calderon	Treasurer/CFO	0	0%	0	0%	0%	0%
Bjarne Borg	Independent Director	0	0%	0	0%	0%	0%
David Clukey	Independent Director	0	0%	0	0%	0%	0%
Nelson Garcia	Independent Director	0	0%	0	0%	0%	0%
Christopher Melton	Independent Director	0	0%	0	0%	0%	0%
Miklos “John” Gulyas	Director	0	0%	0	0%	0%	0%
Jamie Zambrana Jr.	Director	0	0%	0	0%	0%	0%
All current executive officers and directors as a group (8 persons)		365,000	9.13%	4,000,000	100%	77.28%	71.68%

5% Shareholders
The Basile Family Irrevocable Trust	Shareholder	3,250,000	81.25%	0	0%	20.31%	18.84%
Chartered Services, LLC	Shareholder	360,000	9.00%	0	0%	2.25%	2.09%
Total of 5% Shareholders		3,610,000	90.25%	0	0%	22.56%	20.93%

(1)	Each outstanding share of Class B common stock is convertible into one shares of Class A common stock.

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(2)	Percentage of total voting power represents voting power with respect to all of our Class A and Class B Common Stock, as a single class. We have 4,000,000 shares of Class A Common Stock and 4,000,000 shares of Class B Common Stock issued and outstanding as of December 2, 2024. Holders of our Class A common stock are entitled to one vote per share, whereas holders of our Class B common stock are entitled to three votes per share. For more information about the voting rights of our Class A Common Stock and Class B Common Stock, see “Description of Capital Stock.”

(3)	Lisa Ann Basile is the trustee with control over The Basile Family Irrevocable Trust which her both voting and dispositive control of the Company’s securities owned by the trust and, as such, is considered the beneficial owner of the above-reference shares for the purposes of Section 16 of the Securities Act. Her address is 200 Hypoluxo Rd #204, Lantana, FL 33462.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions from December 31, 2021 through the date of this prospectus, in which the amount involved in the transaction exceeds the lesser or $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, between us and enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with: (a) us, (b) our directors; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence. Except as disclosed herein, we are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

On December 17, 2019, JFB received a loan from Capo 7, LLC. The balance is due on demand and does not contain an interest rate. The current balance on the loan is $332,870. Joseph F. Basile III, our Chief Executive Officer, owns Capo 7, LLC. The Company has related party payables of $332,870 as of December 31, 2023, and 2022 related to this loan. This balance is due on demand and does not contain an interest rate. The Company has calculated imputed interest on its books of $33,287.

On August 4,2021 we entered an agreement to build a 2-story commercial building for Aura Commercial LLC, which is now the Company’s headquarters. Joseph F. Basile III, our Chief Executive Officer, is the president of Aura Commercial LLC and owns 100% of the entity. The contract was a cost plus 5% model. We incurred $930,976. in billable expenses in 2023 and received $980,000 as construction income from Aura Commercial LLC.

On January 1, 2022, we entered into a two-year lease with Loose Cannon, LLC pursuant to which we leased our previous corporate headquarters, with an option for an additional two-year renewal. Joseph F. Basile III, our Chief Executive, is an officer and member of Loose Cannon, LLC. The lease provided for a base monthly rent of $3,210 at the beginning of the term of the lease which increased by 2.5% when we renewed the lease in December 2023. We occupied approximately 3,521 square feet of the building’s approximately 7,042 square feet. This lease was terminated effective December 1, 2024.

Joseph F. Basile III our Chief Executive Officer, owns Capo 7 LLC, which is the owner of a 30-unit town home rental community. JFB provides construction services to Capo 7, LLC for this property and received $6,511 and $157,538 for services income in 2023 and 2022 respectively.

On March 14,2024 we were awarded a $21mm project with Rare Capital Partners LLC to build a 79-unit-townhome rental community with an additional community clubhouse in Port Salerno FL. Our Chief Executive Officer Joseph F. Basile III owns 42.25% of Rare Capital Partners and co-manages Rare Capital Partners through Basile Family Investments LLC. Jamie Zambrana a nominee for board of directors owns 8.54% of Rare Capital Partners and co-manages Rare Capital Partners through Sebastian Pail Investments, Inc. Nelson Garcia, a nominee for board of directors owns 8.54% through NBG Investments, Inc. Nelson Garcia does not, individually or through an entity, control the day-to-day operations of Rare Capital Partners LLC and is solely a minority owner. This project is under permitting and has not begun construction. However, on or about September 1, 2021, in accordance with an oral agreement, JFB paid for engineering fees related to this project, in association with its general contracting services being rendered, in the amount of $120,696. The related party contract assets were $120,696 and $120,696 for the years ended December 31, 2023, and 2022, respectively. Rare Capital Partners paid the $120,696 on September 30, 2024.

We lease our current corporate headquarters under a 7-year lease with Aura Commercial, LLC. Joseph F. Basile III, our Chief Executive Officer, is President of Aura Commercial, LLC and owns 100% of the entity. The lease commenced on March 29, 2024 and provides for a base monthly rent of $11,928 with 2.5% adjustment increases per year. We presently occupy approximately 4,473 square feet of the building’s approximately 8,991 square feet. We have an option to purchase the entire property for $4,250,000 until December 1, 2024.

On April 30, 2024, Joseph F. Basile III gifted 40.625 shares of common stock in the JFB Subsidiary to The Basile Family Irrevocable Trust and 0.3125 shares of common stock in the JFB Subsidiary to another individual. Lisa Ann Basile, Joseph F. Basile III’s mother, is the trustee with control over The Basile Family Irrevocable Trust.

On July 18, 2024, all shareholders of the JFB Subsidiary entered into the Contribution and Exchange Agreement with JFB Construction Holdings to exchange their shares in the JFB Subsidiary for shares of JFB Construction Holdings. 100 shares of the JFB Subsidiary’s common stock were exchanged for 3,640,000 shares of our Class A Common Stock and 4,000,000 shares of our Class B Common Stock to JFB Subsidiary’s three shareholders. After the Reorganization, JFB Construction and Development Inc., a Florida corporation, is now a 100% owned subsidiary of JFB Construction Holdings, a Nevada corporation, and Mr. Joseph F. Basile III and the Basile Family Irrevocable Trust owned 57% (4,365,000 shares) and 43% (3,250,000 shares) of equity interest in JFB Construction Holdings, respectively.

Joseph Basile III, the Chief Executive Officer of the Company, owns 100% of the equity interests in The Laundry Tub, LLC, a Florida limited liability company.  The Laundry Tub operates a laundromat out of the building owned by Loose Cannon, LLC and is unrelated to the business operations of the Company and does not pertain to the securities being offered under this S-1 Registration Statement.  Mr. Basile and Brian Herman, a senior managing director of Kingswood, the underwriter of this offering, intend to enter into a business transaction where Mr. Basile will sell 50% of Loose Cannon, LLC and 50% of The Laundry Tub, LLC to Mr. Herman for a total purchase price of $1,500,000.

The transaction will be conducted at fair market value with the real estate valued at approximately $1,900,000 - $2,000,000 and The Laundry Tub valued at approximately $1,000,000 - $1,100,000. The real estate valuation is supported by an independent appraisal performed by Benchmark Property on October 15, 2024.  The valuation of the Laundry Tub, LLC is supported by prior offers received by Mr. Basile over the past year.  The transaction is expected to close before December 31, 2024.

The anticipated sale of 50% of Loose Cannon, LLC and 50% of The Laundry Tub, LLC to Brian Herman is personal in nature and does not involve the Company, its operations, or its assets.  Additionally, it does not influence the terms, structure, or management of this offering.  Both Mr. Basile and Mr. Herman have confirmed to the Company that this transaction is unrelated to the Company’s operations or this offering. Kingswood will not receive any fees in connection with this transaction.

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To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Indemnification Agreements

We have entered or intend into indemnification agreements with each of our directors and executive officers and, in connection with the consummation of this offering, will enter into indemnification agreements with each of our director nominees. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Nevada law or under relevant employment agreements.

Related Persons Transaction Policy

Prior to December 2, 2024, we did not have a formal policy regarding approval of transactions with related parties. We adopted a related person transaction policy on December 2, 2024 that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

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●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the NRS, and our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended and restated to date, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 200,000,000 shares of all classes of stock, of which 190,000,000 shares are classified as common stock, par value $0.0001 per share, and 10,000,000 shares are classified as preferred stock, par value $0.0001 per share. Further, we are authorized to issue two (2) classes of common stock with 186,000,000 shares of the common stock designated as “Class A Common Stock” and 4,000,000 shares of the common stock designated as “Class B Common Stock”.

Prior to the commencement of this offering, we have 4,000,000 shares of Class A Common Stock and 4,000,000 shares of Class B Common Stock issued and outstanding. No shares of preferred stock are currently outstanding.

The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion rights. Each share of Class A Common Stock is entitled to one (1) vote. Each share of Class B Common Stock is entitled to three (3) votes and is convertible at any time into one (1) share of Class A Common Stock. Class B Common Stock shall vote as a separate class (i) to authorize the dissolution and/or liquidation of the Company; or (ii) to authorize a change in control transaction, as defined and described in our Articles of Incorporation. Further, Class B Common Stock shall vote as a separate class to amend or repeal any of Articles 8a (authorized shares), 8b (provisions relating to common stock), 8c (preferred stock), 10 (approval of mergers, consolidations and certain other corporate transactions), 11 (management of the corporation), 12 (liability; indemnification), 13 (affiliated transactions), and 14 (amendments) of the Company’s Articles of Incorporation. In addition, each share of Class B Common Stock will convert automatically into one (1) share of Class A Common Stock effective upon the termination of the applicable holder’s continuous service, described in our Articles of Incorporation. Following this offering, the holder of all of our outstanding Class B Common Stock, Joseph F. Basile III, our Chief Executive Officer and Chairman of the Board of Directors, will hold approximately 71.68% of the voting power of our outstanding capital stock, assuming no exercise by the underwriters of their Overallotment Option. All of the outstanding shares of our Class A Common Stock Class B Common Stock are, and the shares of our Class A Common Stock to be issued pursuant to this offering will be, fully paid and non-assessable.

Each share of our Common Stock is entitled to equal dividends and distributions per share with respect to the Common Stock when, as and if declared by our Board of Directors. No holder of any shares of our Common Stock has a preemptive right to subscribe for any of our securities. Except as described above relating to the Class B Common Stock, no shares of our Common Stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of our company, and after payment to our creditors and preferred stockholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our Common Stock. Shares of our common stock do not possess any cumulative voting rights.

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Action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders and shares entitled to vote thereon were present and voted. Notwithstanding the foregoing, actions taken by written consent of the stockholders shall only be accepted until the Company’s securities are listed on The Nasdaq Capital Market or another national securities exchange. Upon such listing, the Company shall cease to accept actions approved by written consent and shall require that all such actions be approved at a meeting of the stockholders conducted in accordance with the provisions of its Bylaws.

The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the stockholders constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designations, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by stockholders are be valid and binding upon us if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present, except that adoption, amendment or repeal of the Bylaws by stockholders requires the vote of a majority of the shares entitled to vote; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each stockholder has one (1) vote for every share of stock having voting rights registered in his or her name, except as otherwise provided for shares of Class B Common Stock or any preferred stock designation setting forth the right of preferred stock stockholders.

The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Our Articles of Incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is ClearTrust, LLC. ClearTrust, LLC will also act as the warrant agent for the warrants offered hereby.

Anti-Takeover Provisions Under the NRS

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws (subject, where applicable as described below, our opting out of certain provisions of Nevada law), contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada Revised Statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three (3) years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three (3) years.

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A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We do not have such a provision in our Articles of Incorporation; therefore, these sections apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth (1/5th) or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have such a provision in our Articles of Incorporation; therefore, these sections apply to us.

Removal of Directors

Section 78.335 of the NRS provides that two-thirds (2/3rds) of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was no public market for our Class A Common Stock, and a liquid trading market for our Class A Common Stock may not develop or be sustained after this offering. Future sales of substantial amounts of our Class A Common Stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of Class A Common Stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future. Although we intend to apply to list our Class A Common Stock on The Nasdaq Capital Market, we cannot assure you that there will be an active market for our Class A Common Stock.

Upon completion of this offering, we will have 5,125,000 shares of Class A Common Stock outstanding (or 5,437,500 shares of Class A Common Stock if the Underwriters’ Overallotment Option is exercised in full). All of the shares of common stock sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our shares of common stock in the public market could adversely affect prevailing market prices of our shares of Class A Common Stock. The remaining shares of our common stock outstanding after this offering will be subject to a eighteen-month lock-up period under the lock-up agreements as described below. These restricted securities may be sold in the public market only if registered or pursuant to an exemption from registration, such as Rule 144 or Rule 701 under the Securities Act.

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Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, any person who is not an affiliate of ours and has held their shares for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, provided current public information about us is available. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours and who has beneficially owned restricted securities for at least six months, as measured by SEC rule, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of restricted shares within any three-month period that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 92,500 shares immediately after this offering; and

●	the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

Under SEC Rule 701, shares of our common stock acquired upon the exercise of currently outstanding options or pursuant to other rights granted under our stock plans may be resold, by:

●	persons other than affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject only to the manner-of-sale provisions of Rule 144; and

●	our affiliates, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, subject to the manner-of-sale and volume limitations, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Equity Incentive Awards

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this offering to register the shares of common stock that are issuable pursuant to our 2024 Equity Incentive Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up arrangements described below, if applicable.

Lock-Up Agreements

Our officers, directors and principal stockholders (defined as owners of 5% or more of our common stock) have agreed not to transfer or dispose of, directly or indirectly, any of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, for a period of 180 days after the date of this prospectus without the consent of the Representative. After the expiration of the 180-day period, the common stock held by our directors, executive officers and our existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This section describes the material U.S. federal income and estate tax consequences of the ownership and disposition of shares of common stock by a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of shares of our common stock and you are, for U.S. federal income tax purposes:

●	a nonresident alien individual,

●	a foreign corporation, or

●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the Medicare tax on net investment income or the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. In addition, this section addresses only shares of our common stock that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section is based on the tax laws of the United States, including the Internal Revenue Code (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding our common stock should consult its tax advisors with regard to the U.S. federal income tax treatment of the ownership and disposition of our common stock.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

We currently do not anticipate paying any dividends with respect to our Common Stock. However, if we make a distribution of cash or other property (other than certain distributions of our common stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock.”

Except as described below, dividends paid to you on Common Stock are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

Except as described below, dividends paid to you on common stock are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

●	a valid U.S. Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

●	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

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If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify under penalties of perjury that:

●	you are a non-U.S. person, and

●	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed on a net income basis at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

You generally will not be subject to U.S. federal income tax on gain that you recognize on the sale or other disposition of our common stock unless:

●	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis;

●	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

●	we are or have been a “U.S. real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market (such as Nasdaq) during the calendar year in which the disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.

If the gain from the disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the disposition at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

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We will be a U.S. real property holding corporation if, on any applicable determination date, the fair market value of our “U.S. real property interests,” as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. As discussed above, however, even if we are or become a U.S. real property holding corporation, you will not be subject to U.S. federal income tax on any gain that you recognize on the sale or other disposition of our common stock by reason of our status as a U.S. real property holding corporation, provided that (i) our common stock is regularly traded on an established securities market (such as Nasdaq) during the calendar year in which the disposition occurs and (ii) you have not owned or have been deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock. If, however, you are subject to U.S. federal income tax on any gain that you recognize on the sale or other disposition of our common stock by reason of our status as a U.S. real property holding corporation (i.e., the requirements in the proviso in the preceding sentence are not satisfied), such gain would generally be subject to U.S. federal income tax (but not branch profits tax) in the same manner as “effectively connected” gain discussed above, and a 15% withholding tax may apply to the gross proceeds from such disposition (but not if our common stock is regularly traded on an established securities market).

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

If you hold our common stock at the time of your death, it will be included in your gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We and other payors are required to report payments of dividends on our common stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability (if any), and you generally will be entitled to a refund of any amounts withheld that exceed your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement, the underwriters named below, for whom Kingswood Capital Partners, LLC (“Kingswood”), is acting as the representative, lead managing underwriter, book-runner and investment banker, have severally agreed to purchase, and we have agreed to sell to them, the number of our Units at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Units
Kingswood Capital Partners, LLC

Total

The underwriters are offering the Units subject to their acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Units offered by this prospectus if any such Units are taken. However, the underwriters are not required to take or pay for the Units covered by the underwriters’ option to purchase additional Units.

We have granted to the underwriters an option, exercisable for 45 days after the closing of the offering, to purchase up to 187,500 additional Units at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional Units as the number listed next to the underwriter’s name in the preceding table bears to the total number of Units listed next to the names of all underwriters in the preceding table.

The underwriters will offer the Units to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of 7.5% per Unit. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the Representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Discount, Commissions and Expenses

The underwriting discounts and commissions are equal to 7.5% of the initial public offering price set forth on the cover of this prospectus.

The following table shows the per Unit and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 187,500 additional Units.

Per Unit	Total Without Exercise of Over-allotment Option	Total With Full Exercise of Over-allotment Option
Public offering price	$	$
Underwriting discounts and commissions (7.5%)	$	$
Proceeds, before expenses, to us	$	$

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We will also pay to the Representative, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 0.5% of the gross proceeds received by us from the sale of our Units (excluding any Units sold to cover over-allotments).

We paid an advance (the “Advance”) expense deposit of $40,000 to the representative for the representative’s anticipated out-of-pocket expenses. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to an allowance for the Representative’s accountable expenses of the offering, up to $150,000 (inclusive of the Advance and amounts paid by us on behalf of the representative), including, but not limited to: (i) the legal and due diligence fees and expenses incurred by the representative; (ii) the reasonable cost for road show meetings and preparation of the roadshow presentation; and (iii) all reasonable travel and lodging expenses incurred by the representative in connection with the roadshow.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and non-accountable expense allowance, will be approximately $           , which includes a maximum aggregate of $150,000 of representative’s accountable expenses.

Representative’s Unit Purchase Option

In addition to the foregoing, we have agreed to issue to the Representative of the underwriters the Unit Purchase Option to purchase such number of Representative’s Units equal to 10% of the total number of Units sold in this offering (including any Units sold pursuant to the exercise of the over-allotment option). The Unit Purchase option will expire five years from the date of commencement of sales in this offering. The Unit Purchase Option shall have an exercise price equal to 125% of the offering price of the Units sold in this offering. Each Representative’s Unit will consist of one share of our Class A Common Stock and one Representative’s Warrant to purchase one share of our Class A Common Stock at an exercise price of $5.50 per share. The Representative’s Units may be exercised in cash or on a cashless basis and will be exercisable for five years from the date of commencement of sales in this offering. The Unit Purchase Option and the underlying securities will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110. In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Unit Purchase Option nor any of the underlying securities may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of 180 days from the commencement of sales of this offering. In addition, although the Unit Purchase Option and the underlying securities will be registered by the registration statement of which this prospectus forms a part, we have also agreed that the securities underlying the Unit Purchase Option will provide for registration rights in certain cases. These rights include one demand and unlimited piggyback registration rights at the Company’s expense for a period of five years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8).

We will bear all fees and expenses attendant to registering the Representative’s Unit and underlying securities. The Representative’s Units and underlying securities may be adjusted in certain circumstances, in accordance with FINRA Rule 5110(g)(8).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed, subject to certain exceptions, to a eighteen month “lock-up” period from the closing date of this offering with respect to the Company’s outstanding shares of Class A Common Stock (or securities convertible or exercisable into shares of the Company’s Class A common stock), and our officers, directors and certain holders of 5% or more of the outstanding securities have agreed, subject to certain exceptions, to a six month “lock-up” period from the closing date of this offering with respect to the Company’s outstanding shares of Class A Common Stock (or securities convertible or exercisable into shares of the Company’s Class A common stock) that they beneficially own. This means that, for a period of eighteen months (for the Company) and six months (for officers, directors and certain holders) following the closing date of this offering, we and such persons may not offer, issue, sell, contract to sell, encumber pledge or otherwise dispose of such securities without the prior written consent of the Representative (excluding the securities underlying currently outstanding options approved by Kingswood, the issuance of securities pursuant to our equity incentive plan, the establishment of and sale pursuant to any plan established in compliance with Rule 10b5-1 of the Exchange Act, and the issuance of any securities in connection with a strategic transaction).

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Pricing of the Offering

Prior to this offering, there has been no public market for our securities. The initial public offering price of the Units has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Units, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Units to selling group members for sale to their online brokerage account holders. The Units to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. Specifically, the underwriters may sell more Units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Common Stock in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Common Stock in market making transactions, including “passive” market making transactions as described below.

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These activities may stabilize or maintain the market price of our Class A Common Stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A Common Stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Application for Nasdaq Listing

We have applied to have our Class A Common Stock approved for listing on The Nasdaq Capital Market under the symbol “JFB.”

Upon listing to The Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards, and we expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

EXPERTS

The audited consolidated financial statements as of December 31, 2023 and 2022 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes appearing in this registration statement, have been audited by M&K CPA, PLLC, an independent registered public accounting firm, as set forth in their report thereon. The consolidated financial statements for the nine months ended September 30, 2024 and September 30, 2023 incorporated herein are not audited.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Units, including the Class A Common Stock and warrants to purchase Class A Common Stock offered herein, will be passed upon for us by Austin Legal Group, APC. Ellenoff Grossman & Schole LLP is acting as counsel to the underwriters in connection with this offering.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

WHERE YOU CAN FIND MORE INFORMATION

We will file with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Units offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

We also maintain a website at https:www.jfbconstuction.net. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INDEX TO FINANCIAL STATEMENTS

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of JFB Construction & Development, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of JFB Construction & Development, Inc. (the Company) as of December 31, 2023 and 2022, and the related statements of income, shareholder equity, and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Auditing management’s evaluation of agreements with customers involves significant judgment, given the fact that some agreements require management’s evaluation and allocation of the standalone transaction prices to the performance obligations.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2023.

The Woodlands, TX

March 20, 2024 except for footnote 4 and 10, related to segment reporting and a reorganization in structure for the date which is December 10, 2024

F-2

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Years Ended
	December 31, 2023	December 31, 2022
ASSETS
Cash	$1,236,744	$31,996
Contract Receivables	7,135,091	6,095,241
Contract Assets	240,943	1,683,849
Prepaid expenses	125,760	66,681
Vendor Prepaids/Deposits	-	135,864
Contract Assets- Related Party	120,696	120,696
TOTAL CURRENT ASSETS	8,859,234	8,134,327

NET PROPERTY AND EQUIPMENT	384,045	108,854

TOTAL ASSETS	$9,243,279	$8,243,181

LIABILITIES
Accounts payable and other payables	$720,304	$2,439,361
Accrued expenses	745,124	70,667
Contract liabilities	754,869	2,651,828
Customer deposit	-	95,338
Related Party Payables	332,870	332,870
Loan payable	-	3,350
TOTAL CURRENT LIABILITIES	2,553,167	5,593,414

SHAREHOLDER’S EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding.	-	-
Class A Common stock, $0.0001 par value, 186,000,000 shares authorized; 3,640,000 shares issues and outstanding.	364	364
Class B Common stock, $0.0001 par value, 4,000,000 shares authorized; 4,000,000 shares issues and outstanding.	400	400
Additional paid in Capital	32,523	(764)
Accumulated deficit	6,656,825	2,649,767
Total SHAREHOLDER’S EQUITY	6,690,112	2,649,767

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$9,243,279	$8,243,181

The accompanying notes are an integral part of these consolidated financial statements.

F-3

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended
	December 31, 2023	December 31, 2022

Sales	$31,386,003	$24,195,212
Sales – Related Parties	980,000	-
Cost of Goods Sold	24,164,066	19,574,462
Cost of Goods Sold – Related Parties	930,976	-
Gross Profit	7,270,961	4,620,750

Operating Expenses
Selling and marketing expenses	41,573	44,985
General and administrative expense	3,107,635	2,064,322
Depreciation and amortization expense	100,029	48,334
Total Operating Expense	3,249,237	2,157,641

Income from Operations	4,021,724	2,463,109

OTHER INCOME (EXPENSE)
Income (Expenses)	18,382	(1,223)
Interest expense	(31,292)	(1,675)
Interest Income	136,948	7,055

TOTAL OTHER INCOME	124,038	4,157

NET INCOME	$4,145,762	$2,467,266

Earnings Per Share
Basic and Diluted Common Share	$0.54	$0.32

Weighted- Average Common Shares Outstanding, Basic and Diluted	7,640,000	7,640,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER EQUITY

For the Years Ended December 31, 2023 and 2022

					Additional
	Class A Common Stock		Class B Common Stock		Paid-In	Retained
	Shares	Par Value	Shares	Par Value	Capital	Earnings	Total

Balance, December 31, 2021	3,640,000	$364	4,000,000	$400	$(764)	$1,086,241	$1,086,241
Distributions 2022	-	-	-	-	-	(903,740)	(903,740)
Net income 2022	-	-	-	-	-	2,467,266	2,467,266

Balance, December 31, 2022	3,640,000	$364	4,000,000	$400	$(764)	$2,649,767	$2,649,767
Distributions 2023	-	-	-	-	-	(138,704)	(138,704)
Imputed Interest	-	-	-	-	33,287	-	33,287
Net Income 2023	-	-	-	-	-	4,145,762	4,145,762

Balance, December 31,2023	3,640,000	$364	4,000,000	$400	$32,523	$6,656,825	$6,690,112

The accompanying notes are an integral part of these consolidated financial statements.

F-5

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31, 2023	December 31, 2022
OPERATING ACTIVITIES
Net Income	4,145,762	2,467,266
Adjustments to reconcile Net Income to Net Cash provided by operations:
Depreciation Expense	100,029	48,334
Imputed Interest	33,287	-
Changes in assets and Liabilities (increase) decrease in :
Contracts Receivable	(1,039,850)	(3,114,266)
Contract Assets	1,442,906	(1,687,875)
Contract Assets Related Party		(1,272)
Prepaid Expenses	(59,079)	(11,626)
Vendor Prepaids/Deposits	135,864	(96,924)
Accounts Payable	(1,719,057)	1,349,211
Accrued Expenses	673,274	30,882
Accrued Payroll	1,183	22,738
Customer Deposits	(95,338)	(132,170)
Contract Liabilities	(1,896,959)	1,520,331
CASH PROVIDED BY OPERATING ACTIVITIES	1,722,022	398,656
CASH FLOWS FROM INVESTING ACTIVITIES
Cash Received from sale of Fixed Asset	-	627
Cash Paid for purchased of Fixed Assets	(375,220)	(30,640)
Net cash used in investing activities	(375,220)	(30,013)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment on loan payable	(3,350)	(59,502)
Shareholder Distributions	(138,704)	(903,740)
CASH USED FOR FINANCING ACTIVITIES	(142,054)	(963,242)
NET INCREASE (DECREASE) IN CASH	1,204,748	(594,599)
CASH AT BEGINNING OF YEAR	31,996	626,595
Cash at end of period	$1,236,744	$31,996

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-	$-
Taxes Paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

JFB Construction Holding

Notes to the Audited Financial Statements

Note 1 – Nature of the Business

JFB Construction & Development, Inc. (“JFB” or the “Company”) was incorporated in the State of Florida on May 28, 2014, and is based in Lantana, Florida. The Company offers more than 100 years of combined generational experience in residential and commercial construction and development. JFB builds multifamily communities, exclusive estate & equestrian homes, and over 2 million square feet of commercial retail and shopping centers. The Company meets its customers’ needs through advanced scheduling, deep construction expertise, innovative problem solving and continuous communication during construction.

On April 09, 2024, JFB Construction Holdings was formed out of the state of Nevada to serve as the parent company of JFB Construction & Development, Inc. The consolidated financial statements of JFB Construction Holdings reflect the financial position, results of operations and cash flows of both JFB Construction Holdings and its subsidiaries from the date of consolidation.

Note 2 – Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

JFB Construction & Development, Inc. accounts are included on its Parent Company’s consolidated financial statements for the years ended December 31,2023 and 2022.

Cash and Restricted Cash

The Company’s cash is comprised of highly liquid investments with an original maturity of three (3) months or less.

Concentration Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Company (FDIC) limits. At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. As of December 31, 2023 and 2022, the cash balance in excess of the FDIC limits was $901,686 and $0, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting estimates of the Company require a higher degree of judgement than others in their application. These include the recognition of revenue and earnings from construction contracts over time, and the valuation of long-lived assets. Management evaluates all of its estimates and judgements based on available information and experience; however, actual results could differ from those estimates.

Revenue Recognition

We recognize revenue when services are performed, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue, and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

F-7

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based upon progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations as incurred and are not allocated to contract costs.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based upon progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations as incurred and are not allocated to contract costs.

To determine proper revenue recognition for contracts, we evaluate whether two or more contracts should be combined and accounted for as one single performance obligation or whether a single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. For all of our contracts, we provide a significant service of integrating a complex set of tasks and components into a single project. Hence, the entire contract is accounted for as one performance obligation. Due to the nature of the work required to be performed on many of our performance obligations, the estimation of total revenue and cost at completion is complex, subject to variables and requires significant judgment. We estimate variable consideration at the most likely amount to which we expect to be entitled. We include estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Our estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of our anticipated performance and all information (historical, current and forecasted) that is reasonably available to us.

In accordance with ASC 606-10-50-12, our revenue recognition policy reflects the nature of the goods and services promised to customers across our three business segments: Commercial Construction, Residential Construction, and Real Estate Development. Commercial Construction segment we provide construction services for commercial properties, including office buildings and retail spaces. Our performance obligation typically consists of delivering a completed construction project within a contract term of approximately 8 to 13 weeks. Residential Construction segment focuses on the construction of residential properties, including ground up development of single-family and multi-family residential homes, and the remodeling of single-family and multi-family homes. Our residential contracts generally have a duration of 8-12 months. In our Real Estate Development segment, we would undertake the acquisition and development of land for development, or value add opportunities in real estate. This segment of the business would take approximately 6-24 months.

In accordance with ASC 606-10-50-13 we disclose information regarding our remaining performance obligations for contracts with customers in our business segments. The total remaining performance obligations under the Commercial Construction segment are expected to be satisfied within the next 8-13 week reflecting the typical duration of these projects. Under the Residential Construction segment are expected to be satisfied over the next 8-12 months as projects progress towards completion.

Contract Assets and Contract Liabilities

Account receivable are recognized in the period when the Company’s right to consideration is unconditional. Accounts receivable are recognized net of an allowance for credit losses. A considerable amount of judgement is required in assessing the likelihood of realization of receivables.

The timing of revenue may differ from timing of invoicing customers.

Contract assets include unbilled amounts from long-term construction services when revenue recognized under the cost-to-cost measure of progress exceeds the amounts invoiced to customers, as the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of contract. Contracts assets are generally classified as current within the consolidated balance sheet.

Contract liabilities from construction contracts occur when amounts invoiced to customers exceed revenues recognized under the cost-to-cost measures of progress. Contract liabilities additionally include advance payments from customers on certain contracts. Contract liabilities decrease as the Company recognizes revenue from the satisfaction of the related performance obligation. Contract liabilities are generally classified as current within the consolidated balance sheet.

Although the Company believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

The Company recognizes revenue by applying the following 5 step model:

1. Identifying the Contract(s) with a Customer. The Company enters into written contract with customers that create enforceable rights and obligations. Contracts are assessed to ensure they meet criteria for being considered legally binding and capable of being accounted for.

2. Identify the Performance Obligations in the Contract. Performance obligations are identified as distinct promises to transfer goods or services to a customer. The Company identifies their scope of work and creates a schedule of values (SOV) outlining each individual scope of the project.

3. Determine the Transaction Price. The transaction price is the amount of considerations the Company expects to be entitled to in exchange for transferring promised services. The transaction price may include fixed amounts or cost-plus percentage method.

4. Allocate the Transaction Priced to Performance Obligations. The transaction price is allocated to each performance obligation (SOV) based on its stand-alone selling price. The stand-alone selling price is the price which the Company would sell its service separately to a customer.

5. Recognize Revenue when (or as) the Company Satisfies a Performance Obligation. The Company recognizes revenue over time based on the progress towards completion of performance obligation. Revenue recognized during this reporting period is derived from the total contract value as allocated to performance obligations satisfied during that period.

In accordance with ASC 280-10-50, our operations are organized into three primary business segments: Commercial Construction, Residential Construction, and Real Estate Development. These segments are defined based on the nature of our services and the markets we serve.

Commercial Construction: This segment includes all activities related to the construction of commercial properties such as office buildings, retail spaces, and industrial facilities. Revenue is recognized using the cost-to cost method, reflecting the extent of work performed on contracts. The Commercial segment of JFB Construction represents 98.7% and 94% of revenue for the years ended December 31, 2023 and December 31,2022 respectively.

Residential Construction: This segment focuses on the construction of residential properties, including single-family homes and multi-family units. Revenue recognition is similarly based on the cost-to cost method. The Residential segment of JFB Construction represents 1.3% and 6% of revenue for the years ended December 31, 2023 and December 31, 2022 respectively.

Real Estate Development: This segment encompasses the acquisition, development, and sale of real estate properties. Revenue is recognized upon the sale of developed properties and is influenced by market conditions and demand for residential and commercial properties. There is no revenue recognized for this segment for the years ended December 31, 2023 and December 31,2022.

The financial performance of each segment is regularly reviewed with operational leaders in charge of these segments, the Chief Executive Officer (CEO), the Chief Financial Officer (CFO) and others.

F-8

Contract Receivable

Accounts receivables are generally based on amounts billed to the customer in accordance with contractual provisions. They are uncollateralized customer obligations due under normal trade terms, only recorded for those amounts deemed collectible, based upon experience with its customers. No finance or interest charges are charged to accounts receivable. The Company uses the allowance method to account for uncollectible accounts receivable. The Company records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was $0 as of December 31, 2023 and 2022. The net contract receivable balance was $7,135,091 on December 31, 2023, and $6,095,241 on December 31, 2022.

Prepaid Expenses

The Company records expenditures that have been paid in advance as prepaid expenses. The prepaid expenses are initially recorded as assets because they have future economic benefits and are expensed at the time the benefits are realized. The prepaid expenses balance was $125,760 and $66,681 at December 31, 2023 and 2022, respectively and there was $0 and $135,864 of vendor deposits at December 31, 2023 and 2022, respectively.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. The advertising costs were $41,573 for the year ended December 31, 2023 and $44,985 and for the year ended December 31, 2022.

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, including vehicles, computers and office equipment and field equipment. Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for addition and betterment are capitalized. Property and Equipment include the following categories:

Estimated Life
Office, Field, and Computer Equipment	5 years
Vehicles	5 years

	31-Dec
	2023	2022
Field Equipment	114,206	114,206
Computer Equipment	6,911	6,911
Vehicles	592,496	244,450
Office Equipment	1,502	1,502
	715,115	367,069
Less accumulated depreciation	(331,070)	(258,215)
Net Property and Equipment	$384,045	$108,854

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that the facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

Depreciation expense during the year ended December 31, 2023 and 2022, was $100,029 and $48,334, respectively.

Fair Value of Financial Instruments

Fair Value of Financial Instruments requires disclosure of the fair value information, whether or not to recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2023, the balances reported for cash, contract receivables, cost in excess of billing, prepaid expenses, accounts payable, billing in excess of cost, and accrued expenses approximate the fair value because of their short maturities.

F-9

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets.
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Work-in-Process

The Company recognizes as an asset the accumulated costs for work-in-process on projects expected to be delivered to customers. Work in Process includes the cost price of materials and labor related to the construction of equipment to be sold to customers.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

Note 3 – Revenue from Contracts with Customers

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

In accordance with ASC 606-10-50-5, the Company identifies Revenue from Contracts with Customers using this 5- step model.

1. Identifying the Contract(s) with a Customer. The Company enters into written contract with customers that create enforceable rights and obligations. Contracts are assessed to ensure they meet criteria for being considered legally binding and capable of being accounted for.

2. Identify the Performance Obligations in the Contract. Performance obligations are identified as distinct promises to transfer goods or services to a customer. The Company identifies their scope of work and creates a schedule of values (SOV) outlining each individual scope of the project. Commercial construction performance obligations typically include delivering construction services for commercial construction and recognized the entire contract as a single performance obligation, Residential Construction is typically delivering the new construction of a residential construction or a remodel of an existing residential property, and we recognize the contract as a single performance obligation.

3. Determine the Transaction Price. The transaction price is the amount of considerations the Company expects to be entitled to in exchange for transferring promised services. The transaction price may include fixed amounts or cost-plus percentage method.

4. Allocate the Transaction Priced to Performance Obligations. The transaction price is allocated to each performance obligation (SOV) based on its stand-alone selling price. The stand-alone selling price is the price which the Company would sell its service separately to a customer.

5. Recognize Revenue when (or as) the Company Satisfies a Performance Obligation. The Company recognizes revenue over time based on the progress towards completion of performance obligation. Revenue recognized during this reporting period is derived from the total contract value as allocated to performance obligations satisfied during that period. Commercial construction revenue is recognized over time, using the cost-to cost method as we perform work on projects. Residential construction is similarly recognized over time for custom builds and remodel using the cost-to cost method.

By treating our contracts as a single performance obligation, we ensure that our revenue recognition process accurately reflects the economic realities of our business operations across all segments. This approach provides clarity to stakeholders regarding our revenue-generating activities, aligning with the guidance provided in ASC 606-10-55-89 through 55-91.

In accordance with ASC 606-10-50-8, the Company has disclosed significant judgements and changes in judgements related to the recognition of revenue from construction contracts. The application of ASC 606 requires the use of judgment in various aspects of revenue recognition, particularly in the use of the cost-to-cost method. The Company applies the cost-to-cost method to measure progress toward completion. This involves estimating the total contract cost and recognizing revenue based on the ration of cost incurred to the estimated total cost. The Company makes judgements regarding the recognition of revenue related to change orders and claims. Revenue from change orders is included in the transaction price when it is probable the customer will approve the change and the amount can be reliably estimated.

In accordance with ASC 606-10-50-8, the Company recognizes contract assets and liabilities that reflect timing of revenue relative to the amounts billed or paid. Contract balances are reported in the balance sheet as follows:

1. Contract Assets. Contract Assets represent the Company’s right to consideration for work completed to date but not yet billed to the customer. These amounts typically arise when revenue is recognized before an invoice is issued.

2. Contract Liabilities. Contract Liabilities represent the Company’s obligation to transfer goods or service to a customer for which it has received consideration or has the right to receive consideration before performing under the contract. Contract liabilities include advance payments or progress billing received from customers before the Company has satisfied its performance obligations.

F-10

Contract assets represent revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represent billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract assets for the years ending December 31, 2023, and 2022, was $240,943 and $1,683,849, respectively. The contract liability for the years ended December 31, 2023, and 2022, was $754,869 and $2,651,828 respectively. We recognized $2,561,828 and $851,466 as revenue from our contract liability balance at the beginning of the year at year end December 31,2023 and 2022 respectively.

Note 4 – Business Segment Information

The company operates primarily in three distinct business segments: Commercial Construction, Residential Construction, and Real Estate Development.

Commercial Construction: This segment includes all activities related to the construction of commercial properties such as office buildings, retail spaces, and industrial facilities. Revenue is recognized using the cost-to cost method, reflecting the extent of work performed on contracts.

Residential Construction: This segment focuses on the construction of residential properties, including single-family homes and multi-family units. Revenue recognition is similarly based on the cost-to cost method.

Real Estate Development: This segment encompasses the acquisition, development, and sale of real estate properties. Revenue is recognized upon the sale of developed properties and is influenced by market conditions and demand for residential and commercial properties. The company views this segment as a strategic growth opportunity in the future. We are actively exploring development opportunities and anticipate expanding our footprint in this area over the coming years.

The Company’s segment profit or loss is measured using gross profit, which is the primary performance metric utilized by management to evaluate the financial results of each reportable segment. For segment reporting purposes, gross profit is calculated as the difference between segment revenue and the direct costs associated with specific projects or contracts. These direct costs include materials, labor, subcontractors, and other project-specific expenses directly attributable to the construction activities of each segment.

The financial performance of each segment is regularly reviewed with operational leaders in charge of these segments, the Chief Executive Officer (CEO), the Chief Financial Officer (CFO) and others. The Company’s segment disclosures are presented in accordance with the guidance set forth in ASC 280, Segment reporting. Specifically, the disclosures comply with the requirements outlined in ASC 280-10-50-22 through 50-26, which mandate that an entity disclose certain information about its operating segments to enable users of the financial statements to understand the financial performance of different parts of the business.

In accordance with ASC 280-10-50-22, the Company discloses financial information for each reportable segment, including revenue, operating profit or loss, and other significant items that are used by the chief operating decision maker (CODM) in assessing the performance and making decisions about the allocation of resources. The Company identifies its reportable segments based on the internal management structure, and all relevant information is disclosed in the segment footnote as required.

In accordance with ASC 280-10-50-29, the disclosures also adhere to the requirements of which mandate that the financial information provided for each segment should include items such as capital expenditures, depreciation, and amortization, when appropriate. The disclosures reflect the performance and financial position of each segment, and a reconciliation of segment totals to the overall consolidated financial results, including total segment profit or loss and other significant disclosures.

The Company’s segment disclosures are presented in accordance with the requirements set forth in ASC 280-10-50-30(b) and (c), which specify the need to disclose the total of reportable segments’ profit or loss, as well as the basis of measurement used to determine the segment results.

In accordance with ASC 280-10-50-30(b), the Company provides the total of profit or loss for all reportable segments, which reflects the combined operating results for each reportable segment included in the financial statements. The total segment profit or loss represents the aggregation of segment results before the allocation of corporate expenses and certain other items not attributable to specific segments.

F-11

As required by ASC 280-10-50-30(c), the Company has also disclosed the basis of measurement for segment profit or loss. The measure used to assess segment performance and allocate resources is operating income (or loss), which includes revenues, cost of sales, and directly attributable operating expenses for each segment. The operating income (or loss) for each reportable segment is reviewed by the Company’s chief operating decision maker (CODM) and serves as the primary performance metric used in resource allocation and operational decision-making.

Segment information is as follows:

For the year ended December 31, 2023	Commercial	Residential	Real Estate Development	Consolidated
Sales	28,482,083	3,883,920	-	32,366,003
Cost of Goods Sold	22,083,637	3,011,405	-	25,095,042
Gross Profit (Loss)	6,398,446	872,515	-	7,270,961

Operating Expenses
Selling & Marketing Expenses	36,584	4,989	-	41,573
General & Administrative Expenses	2,734,719	372,916	-	3,107,635
Depreciation and amortization expense	88,025	12,004	-	100,029
Total Operating Expense	2,859,329	389,908	-	3,249,237

Income From Operations	3,539,117	482,607		4,021,724

OTHER INCOME (EXPENSE)
Income (expense)	16,176	2,206	-	18,382
Interest expense	(27,537)	(3,755)	-	(31,292)
Interest Income	120,514	16,434	-	136,948

TOTAL OTHER INCOME	109,153	14,885	-	124,038

NET INCOME (LOSS)	3,648,271	497,491	-	$4,145,762

For the year ended December 31, 2022	Commercial	Residential	Real Estate Development	Consolidated
Sales	23,711,308	483,904	-	24,195,212
Cost of Goods Sold	19,182,973	391,489	-	19,574,462
Gross Profit (Loss)	4,528,335	92,415	-	4,620,750

Operating Expenses
Selling & Marketing Expenses	44,085	900	-	44,985
General & Administrative Expenses	2,023,036	41,286	-	2,064,322
Depreciation and amortization expense	47,367	967	-	48,334
Total Operating Expense	2,114,488	43,153	-	2,157,641

Income From Operations	2,413,847	49,262		2,463,109

OTHER INCOME (EXPENSE)
Income (expense)	(1,199)	(24)	-	(1,223)
Interest expense	(1,642)	(33)	-	(1,675)
Interest Income	6,914	141	-	7,055

TOTAL OTHER INCOME	4,074	83	-	4,157

NET INCOME (LOSS)	2,417,921	49,345	-	2,467,266

F-12

Note 5 – Lease Arrangements

In the ordinary course of business, the Company enters into lease arrangements, including operating and finance leases.

The Company determines if an arrangement is a lease at inception. The operating lease right-of-use (“ROU”) assets are included within the Company’s non-current assets and lease liabilities are included in current or non-current liabilities on the Company’s Consolidated Balance Sheets. Finance leases are included in “Property and equipment,” “Current maturities of long-term debt,” and “Long-term debt” on the Company’s Consolidated Balance Sheets. ROU assets represent the Company’s right to use, or control the use of, a specified asset for the lease term. Lease liabilities are the Company’s obligation to make lease payments arising from a lease and are measured on a discounted basis. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term on the commencement date. The operating lease ROU asset includes any lease payments made and initial direct costs incurred and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments continues to be recognized on a straight-line basis over the lease term.

On January 1, 2022, we entered into a two-year lease with Loose Cannon, LLC pursuant to which we leased our previous corporate headquarters, with an option for an additional two-year renewal. Joseph F. Basile III, our Chief Executive, is an officer and member of Loose Cannon, LLC. The lease provided for a base monthly rent of $3,210 at the beginning of the term of the lease which increased by 2.5% when we renewed the lease in December 2023. We occupied approximately 3,521 square feet of the building’s approximately 7,042 square feet. This lease was terminated December 1, 2024. Total rent expense under this related party agreement was $38,557 for the year ended December 31, 2023, and $22,960 for the year ended December 31, 2022.

Capital Lease

The Company entered into a capital lease for the purchase of equipment during the year ended December 31, 2021. The lease is for a sixty (60) month term, with monthly payments of $1,223 per month. As of December 31, 2023 and 2022, the lease had a balance of $0 and $3,350.

Note 6 – Income Taxes

JFB has elected to be taxed as an “S” Corporation under the provisions of the Internal Revenue Code (the “Code”). Under this provision, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual federal income taxes on the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements.

Pursuant to the provisions of the Accounting Standards Codification (“ASC”) 740-10, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of the years ended December 31, 2023, and 2022, the Company had no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company’s federal income tax returns for 2023 and 2022 are subject to examination by the IRS, generally for three years after they were filed.

Note 7 – Concentrations

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its cash and accounts receivable. The Company maintains its cash balances in bank deposit and money market accounts which, at times, may exceed federally insured limits.

Cash and Cash Equivalents

The Company maintains its cash in accounts at financial institutions, which may, at times, exceed federally insured limits. The Company has not experienced any losses on such accounts and does not feel it is exposed to any significant risk with respect to cash. There were amounts exceeding federally insured limits at December 31, 2023, and 2022 of $901,686 and $0, respectively.

Sales and Accounts Receivable

During the years ended December 31, 2023 and 2022, one (1) customer totaled 50% and 52% of sales, respectively, and one (1) customer totaled 32% and 51% of accounts receivable, respectively.

The Company performs ongoing credit valuations of its customers and management believes that the financial viability of these customers is sound.

Purchases and Payables

There was no concentration of purchases or payables for the Company for the years ended December 31, 2023, and 2022.

F-13

Note 8 – Related Party Transactions

On December 17, 2019, JFB received a loan from Capo 7, LLC. The balance is due on demand and does not contain an interest rate. The current balance on the loan is $332,870. Joseph F. Basile III, our Chief Executive Officer, owns Capo 7, LLC. The Company has related party payables of $332,870 as of December 31, 2023, and 2022 related to this loan. This balance is due on demand and does not contain an interest rate. The Company has calculated imputed interest on its books of $33,287.

On August 4, 2021 we entered an agreement to build a 2-story commercial building for Aura Commercial LLC, which is now the Company’s headquarters. Joseph F. Basile III, our Chief Executive Officer, is the president of Aura Commercial LLC and owns 100% of the entity. The contract was a cost plus 5% model. We incurred $930,976. in billable expenses in 2023 and received $980,000 as construction income from Aura Commercial LLC.

On January 1, 2022, we entered into a two-year lease with Loose Cannon, LLC pursuant to which we leased our previous corporate headquarters, with an option for an additional two-year renewal. Joseph F. Basile III, our Chief Executive, is an officer and member of Loose Cannon, LLC. The lease provided for a base monthly rent of $3,210 at the beginning of the term of the lease which increased by 2.5% when we renewed the lease in December 2023. We occupied approximately 3,521 square feet of the building’s approximately 7,042 square feet. This lease was terminated December 1, 2024. Total rent expense under this related party agreement was $38,557 for the year ended December 31, 2023, and $22,960 for the year ended December 31, 2022.

Joseph F. Basile III our Chief Executive Officer, owns Capo 7 LLC, which is the owner of a 30-unit town home rental community. JFB provides construction services to Capo 7, LLC for this property and received $6,511 and $157,538 for services income in 2023 and 2022 respectively.

On March 14,2024 we were awarded a $21mm project with Rare Capital Partners LLC to build a 79-unit-townhome rental community with an additional community clubhouse in Port Salerno FL. Our Chief Executive Officer Joseph F. Basile III owns 42.25% of Rare Capital Partners and co-manages Rare Capital Partners through Basile Family Investments LLC. Jamie Zambrana a nominee for board of directors owns 8.54% of Rare Capital Partners and co-manages Rare Capital Partners through Sebastian Pail Investments, Inc. Nelson Garcia, a nominee for board of directors owns 8.54% through NBG Investments, Inc. Nelson Garcia does not, individually or through an entity, control the day-to-day operations of Rare Capital Partners LLC and is solely a minority owner. This project is under permitting and has not begun construction. However, on or about September 1, 2021, in accordance with an oral agreement, JFB paid for engineering fees related to this project, in association with its general contracting services being rendered, in the amount of $120,696. The related party contract assets were $120,696 and $120,696 for the years ended December 31, 2023, and 2022, respectively. Rare Capital Partners paid the $120,696 on September 30, 2024.

The CEO of the Company Joseph Basile has at times taken distributions from the JFB Subsidiary. For the years ended December 31, 2023 and December 31, 2022, the distributions were $903,740 and $138,704, respectively.

Note 9 – Commitments and Contingencies

Litigation

From time to time, the Company is party to various claims or actions arising out of the ordinary course of business. While any proceeding or litigation contains an element of uncertainty, management believes no matter exists that would have a material impact on the Company’s financial position, liquidity, or results of operations.

As of December 31, 2023, there was on-going litigation relating to a residential remodel whereby the customer has not paid their final invoice and the Company has filed a lien on the property and is awaiting a court date to proceed with foreclosure on the property. There was no on-going litigation for the year ended December 31, 2022.

Note 10 – Equity

The Company is authorized to issue up to 200,000,000 shares of all classes of stock. 10,000,000 shares shall be Preferred Stock with a par value of $0.0001 and 190,000,000 shares as Common Stock with a par value of $0.0001. Further, we are authorized to issue two (2) classes of common stock, with 186,000,000 shares of the common stock designated as “Class A Common Stock” and 4,000,000 shares of the common stock designated as “Class B Common Stock”. After giving effect for the Reorganization (as defined below), in accordance with ASC 505-10-S99-4 (SAB Topic 4:C) and ASC 260- 10-55-12, as of December 31, 2023 and 2022, 3,640,000 shares of Class A Common Stock and 4,000,000 shares of Class B Common Stock have been issued.

Note 11 – Subsequent Event

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that the following are subsequent events for the years ended December 31, 2023 and 2022.

We lease our current corporate headquarters under a 7-year lease with Aura Commercial, LLC. Joseph F. Basile III, our Chief Executive Officer, is President of Aura Commercial, LLC and owns 100% of the entity. The lease commenced on March 29, 2024 and provides for a base monthly rent of $11,928 with 2.5% adjustment increases per year. We presently occupy approximately 4,473 square feet of the building’s approximately 8,991 square feet. We have an option to purchase the entire property for $4,250,000 until December 1, 2024.

On April 30, 2024, Joseph F. Basile III gifted 40.625 shares of common stock in the JFB Subsidiary to The Basile Family Irrevocable Trust and 0.3125 shares of common stock in the JFB Subsidiary to another individual. Lisa Ann Basile, Joseph F. Basile III’s mother, is the trustee with control over The Basile Family Irrevocable Trust.

On July 18, 2024, all shareholders of the JFB Subsidiary entered into the Contribution and Exchange Agreement with JFB Construction Holdings to exchange their shares in the JFB Subsidiary for shares of JFB Construction Holdings. 100 shares of the JFB Subsidiary’s common stock were exchanged for 3,640,000 shares of our Class A Common Stock and 4,000,000 shares of our Class B Common Stock to JFB Subsidiary’s three shareholders (the “Reorganization”). After the Reorganization, as of July 18, 2024, (i) JFB Construction and Development Inc., a Florida corporation, is now a 100% owned subsidiary of JFB Construction Holdings, a Nevada corporation; (ii) Mr. Joseph F. Basile III owned 365,000 shares of Class A Common Stock and 4,000,000 share of Class B Common Stock, amounting to 57% of the equity interest and 78% of the voting power in JFB Construction Holdings; and (iii) the Basile Family Irrevocable Trust owned 3,250,000 shares of Class A Common Stock, amounting to 43% of the equity interest and 28% of the voting power in JFB Construction Holdings. The Reorganization is treated as a retroactive adjustment, reflecting the impact of the transaction on the financial statements. As a result, the shares exchanged will be accounted for as if the transaction occurred at the beginning of the period. This treatment aligns with the guidance in ASC 260-10-12, which stipulates that changes in ownership structure should be recognized retroactively.

On July 18, 2024, the Company entered into a Consulting Agreement with Chartered Services, LLC (“Chartered Services”), to provide strategic consulting services related to the Company’s initial public offering, Nasdaq readiness, board expansion and support liaison between the Company and third-party service providers, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to issue Chartered Services 360,000 shares of restricted Class A Common Stock. The agreement contains customary confidentiality and non-solicitation provisions.

F-14

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of September 30, 2024	As of December 31, 2023
	(Unaudited)
ASSETS
Cash	$3,768,407	$1,236,744
Contract Receivables	3,203,951	7,135,091
Contract Assets	1,222,979	240,943
Prepaid expenses	108,692	125,760
Contract Assets- Related Party	-	120,696
TOTAL CURRENT ASSETS	8,304,029	8,859,234

NET PROPERTY AND EQUIPMENT	990,631	384,045

RIGHT-OF-USE ASSETS – RELATED PARTY	819,529	-

TOTAL ASSETS	$10,114,189	$9,243,279

LIABILITIES
Accounts payable and other payables	$1,781,688	$720,304
Accrued expenses	88,944	745,124
Contract liabilities	1,105,979	754,869
Lease liabilities – related party	822,326	-
Related Party Payables	332,870	332,870
TOTAL CURRENT LIABILITIES	4,131,807	2,553,167

SHAREHOLDER’S EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding.	-	-
Class A Common stock, $0.0001 par value, 186,000,000 shares authorized; 4,0000,000 and 3,640,000 shares issues and outstanding as of September 30,2024 and December 31,2023.	400	364
Class B Common stock, $0.0001 par value, 4,000,000 shares authorized; 4,000,000 shares issues and outstanding.	400	400
Additional paid in Capital	417,475	32,523
Accumulated profit	5,564,107	6,656,825
TOTAL SHAREHOLDER’S EQUITY	5,982,382	6,689,348

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$10,114,189	$9,243,279

The accompanying notes are an integral part of these consolidated financial statements.

F-15

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the nine months ended
	Sept 30, 2024	Sept 30, 2023

Sales	$14,084,721	$20,674,220
Sales – Related Parties	1,884,014	387,427
Cost of Goods Sold	10,867,387	15,922,286
Cost of Goods Sold – Related Parties	1,879,116	368,978
Gross Profit (Loss)	3,222,232	4,770,383

Operating Expenses
Selling and marketing expenses	36,524	40,318
General and administrative expense	3,366,492	2,394,178
Rent expense-related party	47,912	-
Depreciation and amortization expense	144,028	24,966
Total Operating Expense	3,594,956	2,459,462

Income(loss) from Operations	(372,724)	2,310,921

OTHER INCOME (EXPENSE)
Other Income (Expense)	(8,142)	21,418
Interest Income	150,808	85,043

TOTAL OTHER INCOME	142,666	106,461

NET INCOME (LOSS)	$(230,058)	$2,417,382

Earnings Per Share
Basic and Diluted Common Share	$(0.03)	$0.32

Weighted- Average Common Shares Outstanding, Basic and Diluted	7,738,540	7,640,000

The accompanying notes are an integral part of these consolidated financial statements.

F-16

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Retained
	Shares	Par Value	Shares	Par Value	Capital	Earnings	Total

Balance, December 31, 2022	3,640,000	$364	4,000,000	$400	$(764)	$2,649,767	$2,649,767

Distributions September 30, 2023	-	-	-	-	-	(114,014)	(114,014)

Imputed Interest	-	-	-	-	16,507		16,507

Net income September 30, 2023	-	-	-	-	-	2,417,382	2,417,382

Balance, September 30, 2023	3,640,000	$364	4,000,000	$400	$15,743	$4,953,135	$4,969,642

Balance, December 31, 2023	3,640,000	$364	4,000,000	$400	$32,523	$6,656,825	$6,690,112

Distributions September 30, 2024	-	-	-	-		(862,660)	(862,660)
Issuance of Common stock for services	360,000	36			359,964		360,000
Imputed Interest	-	-	-	-	24,988		24,988

Net Loss September 30,2024	-	-	-	-	-	(230,058)	(230,058)

Balance, September 30, 2024	4,000,000	$400	4,000,000	$400	$417,475	$5,564,107	$5,982,382

The accompanying notes are an integral part of these consolidated financial statements.

F-17

JFB CONSTRUCTION HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	September 30,2024	September 30,2023
OPERATING ACTIVITIES
Net Income (loss)	(230,058)	2,417,382
Adjustments to reconcile Net Income (loss) to Net Cash provided by operations:
Depreciation Expense	144,028	24,966
Shares issued for Services	360,000	-
Imputed Interest	24,988	16,507
Changes in assets and Liabilities (increase) decrease in :
Contracts Receivable	3,931,140	5,100,226
Contract Assets	(861,340)	747,431
Prepaid Expenses	17,068	186,360
Vendor Prepaids/Deposits	-	(6,910)
Accounts Payable	1,061,384	(346,513)
Accrued Expenses	(656,180)	(70,667)
Customer Deposits	-	(95,338)
Contract Liabilities	351,110	(713,675)
Lease Liabilities	2,797	-
CASH PROVIDED BY OPERATING ACTIVITIES	4,144,937	7,259,769
CASH FLOWS FROM INVESTING ACTIVITIES
Cash Paid for purchased of Fixed Assets	(750,614)	(365,254)
Net cash used in investing activities	(750,614)	(365,254)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment on Loans Payable	-	(3,350)
Shareholder Distributions	(862,660)	(114,014)
CASH USED FOR FINANCING ACTIVITIES	(862,660)	(117,364)
NET INCREASE (DECREASE) IN CASH	2,531,663	6,777,151
CASH AT BEGINNING OF PERIOD	1,236,744	31,996
Cash at end of period	$3,768,407	$6,809,147

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$-	$-
Taxes Paid	$-	$-
Non-Cash Financing
Addition of lease during this period	$908,705	-

The accompanying notes are an integral part of these consolidated financial statements.

F-18

JFB Construction Holdings

Notes to the Unaudited Financial Statements

Note 1 – Nature of the Business

JFB Construction & Development, Inc. (the “JFB Subsidiary”) was incorporated in the State of Florida on May 28, 2014, and is based in Lantana, Florida. The Company offers more than 100 years of combined generational experience in residential and commercial construction and development. JFB builds multifamily communities, exclusive estate & equestrian homes, and over 2 million square feet of commercial retail and shopping centers. The Company meets its customers’ needs through advanced scheduling, deep construction expertise, innovative problem solving and continuous communication during construction.

On April 09, 2024, JFB Construction Holdings (the “Parent Company”) was formed out of the state of Nevada to serve as the parent company of JFB Construction & Development, Inc. The consolidated financial statements of JFB Construction Holdings reflect the financial position, results of operations and cash flows of both JFB Construction Holdings and its subsidiaries from the date of consolidation. Unless otherwise indicated, “JFB Construction,” “JFB,” the “Company,” “we,” “us,” “our,” “our company” and “our business” refer, to JFB Construction Holdings, including its subsidiaries named herein.

Note 2 –Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.

Principles of Consolidation

JFB Construction & Development, Inc. accounts are included on its Parent Company’s consolidated financial statements for the nine months ended September 30, 2024 and September 30, 2023 and for the year ended December 31,2023.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), regarding interim financial reporting. Accordingly, they do not include all disclosures normally required in annual financial statements prepared in accordance with U.S. GAAP. Therefore, these unaudited consolidated financial statements should be read in conjunction with the audited financial statements and notes included in the Company’s Annual Report for the year ended December 31, 2023.

Cash and Restricted Cash

The Company’s cash is comprised of highly liquid investments with an original maturity of three (3) months or less.

Concentration Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Company (FDIC) limits. At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. As of September 30, 2024 and December 31, 2023, the cash balance in excess of the FDIC limits was $3,268,407 and $901,686, respectively.

Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting estimates of the Company require a higher degree of judgement than others in their application. These include the recognition of revenue and earnings from construction contracts over time, and the valuation of long-lived assets. Management evaluates all of its estimates and judgements based on available information and experience; however, actual results could differ from those estimates.

F-19

Revenue Recognition

We recognize revenue when services are performed, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue, and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract receivables are recorded on contracts for amounts currently due based upon progress billings, as well as retention, which are collectible upon completion of the contracts. Accounts payable to material suppliers and subcontractors are recorded for amounts currently due based upon work completed or materials received, as are retention due subcontractors, which are payable upon completion of the contract. General and administrative expenses are charged to operations as incurred and are not allocated to contract costs.

To determine proper revenue recognition for contracts, we evaluate whether two or more contracts should be combined and accounted for as one single performance obligation or whether a single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. For all of our contracts, we provide a significant service of integrating a complex set of tasks and components into a single project. Hence, the entire contract is accounted for as one performance obligation. Due to the nature of the work required to be performed on many of our performance obligations, the estimation of total revenue and cost at completion is complex, subject to variables and requires significant judgment. We estimate variable consideration at the most likely amount to which we expect to be entitled. We include estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Our estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of our anticipated performance and all information (historical, current and forecasted) that is reasonably available to us.

In accordance with ASC 606-10-50-12, our revenue recognition policy reflects the nature of the goods and services promised to customers across our three business segments: Commercial Construction, Residential Construction, and Real Estate Development. Commercial Construction segment we provide construction services for commercial properties, including office buildings and retail spaces. Our performance obligation typically consists of delivering a completed construction project within a contract term of approximately 8 to 13 weeks. Residential Construction segment focuses on the construction of residential properties, including ground up development of single-family and multi-family residential homes., and the remodeling of single-family and multi-family homes. Our residential contracts generally have a duration of 8-12 months. In our Real Estate Development segment, we would undertake the acquisition and development of land for development, or value add opportunities in real estate. This segment of the business would take approximately 6-24 months.

In accordance with ASC 606-10-50-13 we disclose information regarding our remaining performance obligations for contracts with customers in our business segments. The total remaining performance obligations under the Commercial Construction segment are expected to be satisfied within the next 8-13 week reflecting the typical duration of these projects. Under the Residential Construction segment are expected to be satisfied over the next 8-12 months as projects progress towards completion.

F-20

Contract Assets and Contract Liabilities

Account receivable are recognized in the period when the Company’s right to consideration is unconditional. Accounts receivable are recognized net of an allowance for credit losses. A considerable amount of judgement is required in assessing the likelihood of realization of receivables.

The timing of revenue may differ from timing of invoicing customers.

Contract assets include unbilled amounts from long-term construction services when revenue recognized under the cost-to-cost measure of progress exceeds the amounts invoiced to customers, as the amounts cannot be billed under the terms of the contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of contract. Contracts assets are generally classified as current within the consolidated balance sheet.

Contract liabilities from construction contracts occur when amounts invoiced to customers exceed revenues recognized under the cost-to-cost measures of progress. Contract liabilities additionally include advance payments from customers on certain contracts. Contract liabilities decrease as the Company recognizes revenue from the satisfaction of the related performance obligation. Contract liabilities are generally classified as current within the consolidated balance sheet.

Although the Company believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

The Company recognizes revenue by applying the following 5 step model:

1. Identifying the Contract(s) with a Customer. The Company enters into written contract with customers that create enforceable rights and obligations. Contracts are assessed to ensure they meet criteria for being considered legally binding and capable of being accounted for.

2. Identify the Performance Obligations in the Contract. Performance obligations are identified as distinct promises to transfer goods or services to a customer. The Company identifies their scope of work and creates a schedule of values (SOV) outlining each individual scope of the project.

3. Determine the Transaction Price. The transaction price is the amount of considerations the Company expects to be entitled to in exchange for transferring promised services. The transaction price may include fixed amounts or cost-plus percentage method.

4. Allocate the Transaction Priced to Performance Obligations. The transaction price is allocated to each performance obligation (SOV) based on its stand-alone selling price. The stand-alone selling price is the price which the Company would sell its service separately to a customer.

5. Recognize Revenue when (or as) the Company Satisfies a Performance Obligation. The Company recognizes revenue over time based on the progress towards completion of performance obligation. Revenue recognized during this reporting period is derived from the total contract value as allocated to performance obligations satisfied during that period.

In accordance with ASC 280-10-50, our operations are organized into three primary business segments: Commercial Construction, Residential Construction, and Real Estate Development. These segments are defined based on the nature of our services and the markets we serve.

Commercial Construction: This segment includes all activities related to the construction of commercial properties such as office buildings, retail spaces, and industrial facilities. Revenue is recognized using the cost-to cost method, reflecting the extent of work performed on contracts. The Commercial segment of JFB Construction represents 70% and 86% of revenue for the periods ended September 30, 2024 and September 30,2023 respectively.

F-21

Residential Construction: This segment focuses on the construction of residential properties, including single-family homes and multi-family units. Revenue recognition is similarly based on the cost-to cost method. The Residential segment of JFB Construction represents 30% and 14% of revenue for the periods ended September 30,2024 and September 30, 2023 respectively.

Real Estate Development: This segment encompasses the acquisition, development, and sale of real estate properties. Revenue is recognized upon the sale of developed properties and is influenced by market conditions and demand for residential and commercial properties. There is no revenue recognized for this segment for the periods ended September 30,2024 and September 30,2023.

The financial performance of each segment is regularly reviewed with operational leaders in charge of these segments, the Chief Executive Officer (CEO), the Chief Financial Officer (CFO) and others.

Contract Receivable

Accounts receivables are generally based on amounts billed to the customer in accordance with contractual provisions. They are uncollateralized customer obligations due under normal trade terms, only recorded for those amounts deemed collectible, based upon experience with its customers. No finance or interest charges are charged to accounts receivable. The Company uses the allowance method to account for uncollectible accounts receivable. The Company records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was $0 as of September 30, 2024 and December 31, 2023. The contract receivable balance was $3,203,951 on September 30, 2024 and $7,135,091 on December 31, 2023.

Prepaid Expenses

The Company records expenditures that have been paid in advance as prepaid expenses. The prepaid expenses are initially recorded as assets because they have future economic benefits and are expensed at the time the benefits are realized. The prepaid expenses balance was $108,692 and $125,760 at September 30, 2024 and December 31, 2023, respectively.

Customer Deposits

The Company receives customer deposits, for work to be performed. The Company received $0 for the nine months ended September 30, 2024.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. The advertising costs were $36,524 for the nine months ended September 30, 2024 and $40,318 and for the nine months ended September 30, 2023.

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, including vehicles, computers and office equipment and field equipment. Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for addition and betterment are capitalized. Property and Equipment include the following categories:

Estimated Life
Office, Field, and Computer Equipment	5 years
Vehicles	5 years

	9/30/2024	12/31/2023
Field Equipment	114,780	114,206
Computer Equipment	6,911	6,911
Vehicles	729,288	592,496
Office Equipment	1,502	1,502
New Office Buildout	589,525	-
	1,442,006	715,115
Less accumulated depreciation	(451,375)	(331,070)
Net Property and Equipment	$990,631	$384,045

F-22

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that the facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

Depreciation expense during the nine months ended September 30, 2024 and 2023, was $144,028 and $24,966, respectively.

New office Buildout represents the brand-new head quarter that the Company is built. The interior buildout of this brand-new office space was $589,525 for the nine months ended September 30, 2024.

Fair Value of Financial Instruments

Fair Value of Financial Instruments requires disclosure of the fair value information, whether or not to recognized in the balance sheet, where it is practicable to estimate that value. As of September 30, 2024, the balances reported for cash, contract receivables, cost in excess of billing, prepaid expenses, accounts payable, billing in excess of cost, and accrued expenses approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets.
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Work-in-Process

The Company recognizes as an asset the accumulated costs for work-in-process on projects expected to be delivered to customers. Work in Process includes the cost price of materials and labor related to the construction of equipment to be sold to customers.

F-23

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

Note 3 – Revenue from Contracts with Customers

Revenues and related costs on equipment contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

In accordance with ASC 606-10-50-5, the Company identifies Revenue from Contracts with Customers using this 5- step model.

1. Identifying the Contract(s) with a Customer. The Company enters into written contract with customers that create enforceable rights and obligations. Contracts are assessed to ensure they meet criteria for being considered legally binding and capable of being accounted for.

2. Identify the Performance Obligations in the Contract. Performance obligations are identified as distinct promises to transfer goods or services to a customer. The Company identifies their scope of work and creates a schedule of values (SOV) outlining each individual scope of the project. Commercial construction performance obligations typically include delivering construction services for commercial construction and recognized the entire contract as a single performance obligation, Residential Construction is typically delivering the new construction of a residential construction or a remodel of an existing residential property, and we recognize the contract as a single performance obligation.

3. Determine the Transaction Price. The transaction price is the amount of considerations the Company expects to be entitled to in exchange for transferring promised services. The transaction price may include fixed amounts or cost-plus percentage method.

4. Allocate the Transaction Priced to Performance Obligations. The transaction price is allocated to each performance obligation (SOV) based on its stand-alone selling price. The stand-alone selling price is the price which the Company would sell its service separately to a customer.

5. Recognize Revenue when (or as) the Company Satisfies a Performance Obligation. The Company recognizes revenue over time based on the progress towards completion of performance obligation. Revenue recognized during this reporting period is derived from the total contract value as allocated to performance obligations satisfied during that period. Commercial construction revenue is recognized over time, using the cost-to cost method as we perform work on projects. Residential construction is similarly recognized over time for custom builds and remodel using the cost-to cost method. By treating our contracts as a single performance obligation, we ensure that our revenue recognition process accurately reflects the economic realities of our business operations across all segments. This approach provides clarity to stakeholders regarding our revenue-generating activities, aligning with the guidance provided in ASC 606-10-55-89 through 55-91.

In accordance with ASC 606-10-50-8, the Company has disclosed significant judgements and changes in judgements related to the recognition of revenue from construction contracts. The application of ASC 606 requires the use of judgment in various aspects of revenue recognition, particularly in the cost-to-cost method. The Company applies the cost-to-cost method to measure progress toward completion. This involves estimating the total contract cost and recognizing revenue based on the ration of cost incurred to the estimated total cost. The Company makes judgements regarding the recognition of revenue related to change orders and claims. Revenue from change orders is included in the transaction price when it is probable the customer will approve the change and the amount can be reliably estimated.

F-24

In accordance with ASC 606-10-50-8, the Company recognizes contract assets and liabilities that reflect timing of revenue relative to the amounts billed or paid. Contract balances are reported in the balance sheet as follows:

1. Contract Assets. Contract Assets represent the Company’s right to consideration for work completed to date but not yet billed to the customer. These amounts typically arise when revenue is recognized before an invoice is issued.

2. Contract Liabilities. Contract Liabilities represent the Company’s obligation to transfer goods or service to a customer for which it has received consideration or has the right to receive consideration before performing under the contract. Contract liabilities include advance payments or progress billing received from customers before the Company has satisfied its performance obligations.

Contract assets represent revenues recognized in excess of amounts billed on contracts in progress. Contract liabilities represent billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion. The contract asset for the nine months ending September 30, 2024, and the year ended December 31, 2023, was $1,222,979 and $240,943, respectively. The contract liability for the nine months ended September 30, 2024, and the year ended December 31, 2023, was $1,105,979 and $754,869, respectively. The allowance for doubtful accounts was $0 as of September 30, 2024 and December 31, 2023. The contract receivable balance was $3,203,951 on September 30, 2024 and $7,135,091 on December 31, 2023.

During the reporting period, the Company recognized revenue of $584,297 that was included in the contract liability balance at the beginning of the period. This amount represents revenue that was previously received or billed in advance of the performance of service.

Note 4 – Business Segment Information

The company operates primarily in three distinct business segments: Commercial Construction, Residential Construction, and Real Estate Development.

Commercial Construction: This segment includes all activities related to the construction of commercial properties such as office buildings, retail spaces, and industrial facilities. Revenue is recognized using the cost-to cost method, reflecting the extent of work performed on contracts.

Residential Construction: This segment focuses on the construction of residential properties, including single-family homes and multi-family units. Revenue recognition is similarly based on the cost-to cost method.

Real Estate Development: This segment encompasses the acquisition, development, and sale of real estate properties. Revenue is recognized upon the sale of developed properties and is influenced by market conditions and demand for residential and commercial properties. The company views this segment as a strategic growth opportunity in the future. We are actively exploring development opportunities and anticipate expanding our footprint in this area over the coming years.

The Company’s segment profit or loss is measured using gross profit, which is the primary performance metric utilized by management to evaluate the financial results of each reportable segment. For segment reporting purposes, gross profit is calculated as the difference between segment revenue and the direct costs associated with specific projects or contracts. These direct costs include materials, labor, subcontractors, and other project-specific expenses directly attributable to the construction activities of each segment.

The financial performance of each segment is regularly reviewed with operational leaders in charge of these segments, the Chief Executive Officer (CEO), the Chief Financial Officer (CFO) and others. The Company’s segment disclosures are presented in accordance with the guidance set forth in ASC 280, Segment reporting. Specifically, the disclosures comply with the requirements outlined in ASC 280-10-50-22 through 50-26, which mandate that an entity disclose certain information about its operating segments to enable users of the financial statements to understand the financial performance of different parts of the business.

F-25

In accordance with ASC 280-10-50-22, the Company discloses financial information for each reportable segment, including revenue, operating profit or loss, and other significant items that are used by the chief operating decision maker (CODM) in assessing the performance and making decisions about the allocation of resources. The Company identifies its reportable segments based on the internal management structure, and all relevant information is disclosed in the segment footnote as required.

In accordance with ASC 280-10-50-29, the disclosures also adhere to the requirements of which mandate that the financial information provided for each segment should include items such as capital expenditures, depreciation, and amortization, when appropriate. The disclosures reflect the performance and financial position of each segment, and a reconciliation of segment totals to the overall consolidated financial results, including total segment profit or loss and other significant disclosures.

The Company’s segment disclosures are presented in accordance with the requirements set forth in ASC 280-10-50-30(b) and (c), which specify the need to disclose the total of reportable segments’ profit or loss, as well as the basis of measurement used to determine the segment results.

In accordance with ASC 280-10-50-30(b), the Company provides the total of profit or loss for all reportable segments, which reflects the combined operating results for each reportable segment included in the financial statements. The total segment profit or loss represents the aggregation of segment results before the allocation of corporate expenses and certain other items not attributable to specific segments.

As required by ASC 280-10-50-30(c), the Company has also disclosed the basis of measurement for segment profit or loss. The measure used to assess segment performance and allocate resources is operating income (or loss), which includes revenues, cost of sales, and directly attributable operating expenses for each segment. The operating income (or loss) for each reportable segment is reviewed by the Company’s chief operating decision maker (CODM) and serves as the primary performance metric used in resource allocation and operational decision-making.

Segment information is as follows:

For the nine months ended September 30, 2024	Commercial	Residential	Real Estate Development	Consolidated
Sales	$11,124,573	$4,844,162	-	$15,968,735
Cost of Goods Sold	8,871,294	3,875,209	-	12,746,503
Gross Profit (Loss)	2,253,279	968,953	-	3,222,232

Operating Expenses
Selling & Marketing Expenses	25,567	10,957	-	36,524
General & Administrative Expenses	2,390,082	1,024,322	-	3,414,404
Depreciation and amortization expense	100,820	43,208	-	144,028
Total Operating Expense	2,516,469	1,078,487	-	3,594,956

Loss From Operations	(263,190)	(109,534)		(372,724)

OTHER INCOME (EXPENSE)
Other Income (expenses)	(5,699)	(2,443)	-	(8,142)
Interest Income	105,566	45,242	-	150,808

TOTAL OTHER INCOME	99,867	42,799	-	142,666

NET INCOME (LOSS)	$(163,323)	$(66,735)	-	$(230,058)

For the nine months ended September 30, 2023	Commercial	Residential	Real Estate Development	Consolidated
Sales	$18,113,016	$2,948,631	-	$21,061,647
Cost of Goods Sold	13,783,052	2,508,212	-	16,291,264
Gross Profit (Loss)	4,329,964	440,419	-	4,770,383

Operating Expenses
Selling & Marketing Expenses	36,689	3,629	-	40,318
General & Administrative Expenses	2,178,702	215,476	-	2,394,178
Depreciation and amortization expense	22,719	2,247	-	24,966
Total Operating Expense	2,238,110	221,352	-	2,459,462

Income From Operations	2,091,854	219,067	-	2,310,921

OTHER INCOME (EXPENSE)
Other Income (Expenses)	19,490	1.928	-	21,418
Interest Income	77,389	7,654	-	85,043

TOTAL OTHER INCOME	96,879	9,582	-	106,461

NET INCOME (LOSS)	$2,188,733	$228,649	-	$2,417,382

F-26

Note 5 – Lease Arrangements

In the ordinary course of business, the Company enters into lease arrangements, including operating and finance leases. Please refer to Note 8 for more information on our lease arrangements.

The Company determines if an arrangement is a lease at inception. The operating lease right-of-use (“ROU”) assets are included within the Company’s non-current assets and lease liabilities are included in current or non-current liabilities on the Company’s Consolidated Balance Sheets. Finance leases are included in “Property and equipment,” “Current maturities of long-term debt,” and “Long-term debt” on the Company’s Consolidated Balance Sheets. ROU assets represent the Company’s right to use, or control the use of, a specified asset for the lease term. Lease liabilities are the Company’s obligation to make lease payments arising from a lease and are measured on a discounted basis. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term on the commencement date. The operating lease ROU asset includes any lease payments made and initial direct costs incurred and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments continues to be recognized on a straight-line basis over the lease term.

Total rent expense was $78,053 for the nine months ended September 30, 2024, and $34,387 for the nine months ended September 30, 2023. The Company has a lease liability recorded of $822,326 has of September 30, 2024.

On January 1, 2022, we entered into a two-year lease with Loose Cannon, LLC pursuant to which we leased our previous corporate headquarters, with an option for an additional two-year renewal. Joseph F. Basile III, our Chief Executive, is an officer and member of Loose Cannon, LLC. The lease provided for a base monthly rent of $3,210 at the beginning of the term of the lease which increased by 2.5% when we renewed the lease in December 2023. We occupied approximately 3,521 square feet of the building’s approximately 7,042 square feet. This lease was terminated December 1, 2024. Total rent expense under this related party agreement was $30,341 for the nine months ended September 30, 2024, and $34,387 for the nine months ended September 30, 2023.

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In accordance with the accounting standards under ASC 842, the Company has entered into a lease agreement with Aura Commercial LLC, a related party, for office space. The total rental obligation under the lease amounts to $11,928 per month.

Lease Terms: 7 years

Monthly Rent: $11,928 and a 2.5 % adjustment increase per year.

We lease our current corporate headquarters under a 7-year lease with Aura Commercial, LLC. Joseph F. Basile III, our Chief Executive Officer, is President of Aura Commercial, LLC and owns 100% of the entity. The lease was effective on March 29, 2024, with rent commencing on June 1, 2024, and provides for a base monthly rent of $11,928 with 2.5% adjustment increases per year. The lease grants an option to renew this lease agreement for two terms of five years following the expiration of the initial term and first option term, as the case may be.

The Company accounts for its lease liabilities in accordance with ASC 842, recognizing the present value of future lease payments as a liability on the balance sheet. The interest expense associated with the lease liability is recognized over the lease term. The company has a lease liability of $822,236 at period ended September 30,2024.

Note 6 – Income Taxes

JFB has elected to be taxed as an “S” Corporation under the provisions of the Internal Revenue Code (the “Code”). Under this provision, the Company does not pay or it is not responsible to pay federal corporate income taxes on its taxable income. Instead, the shareholder is liable for individual federal income taxes on the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the accompanying financial statements.

Pursuant to the provisions of the Accounting Standards Codification (“ASC”) 740-10, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. As of the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company had no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company’s federal income tax returns for 2023 and 2022 are subject to examination by the IRS, generally for three years after they were filed.

Note 7 – Concentrations

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its cash and accounts receivable. The Company maintains its cash balances in bank deposit and money market accounts which, at times, may exceed federally insured limits.

Sales and Accounts Receivable

During the nine months ended September 30, 2024, and 2023, one (1) customer totaled 37% and 67% of sales, respectively, and the same one (1) customer totaled 33% and 72% of accounts receivable, respectively.

The Company performs ongoing credit valuations of its customers and management believes that the financial viability of these customers is sound.

Purchases and Payables

There was no concentration of purchases or payables for the Company for the nine months ended September 30, 2024, and the year ended December 31, 2023.

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Note 8 – Related Party Transactions

On December 17, 2019, JFB received a loan from Capo 7, LLC. The balance is due on demand and does not contain an interest rate. The current balance on the loan is $332,870. Joseph F. Basile III, our Chief Executive Officer, owns Capo 7, LLC. The Company has related party payables of $332,870 as of September 30, 2024 and December 31, 2023 related to this loan. This balance is due on demand and does not contain an interest rate. The Company has calculated imputed interest of $24,988 and $16,507 as of September 30, 2024 and 2023, respectively

On August 4, 2021 we entered an agreement to build a 2-story commercial building for Aura Commercial LLC, which is now the Company’s headquarters. Joseph F. Basile III, our Chief Executive Officer, is the president of Aura Commercial LLC and owns 100% of the entity. The contract was a cost plus 5% model. During the nine months’ period ended September 30,2024 we incurred $1,879,116 in billable expenses and received $1,884,014 as Construction income from Aura Commercial LLC.

On January 1, 2022, we entered into a two-year lease with Loose Cannon, LLC pursuant to which we leased our previous corporate headquarters, with an option for an additional two-year renewal. Joseph F. Basile III, our Chief Executive, is an officer and member of Loose Cannon, LLC. The lease provided for a base monthly rent of $3,210 at the beginning of the term of the lease which increased by 2.5% when we renewed the lease in December 2023. We occupied approximately 3,521 square feet of the building’s approximately 7,042 square feet. This lease was terminated December 1, 2024. Total rent expense under this related party agreement was $30,341 for the nine months ended September 30, 2024, and $34,387 for the nine months ended September 30, 2023.

Joseph F. Basile III our Chief Executive Officer, owns Capo 7 LLC, which is the owner of a 30-unit town home rental community. JFB provides construction services to Capo 7, LLC for this property and received $0 and $12,280 as of September 30, 2024 and 2023, respectively.

On March 14,2024 we were awarded a $21mm project with Rare Capital Partners LLC to build a 79-unit-townhome rental community with an additional community clubhouse in Port Salerno FL. Our Chief Executive Officer Joseph F. Basile III owns 42.25% of Rare Capital Partners and co-manages Rare Capital Partners through Basile Family Investments LLC. Jamie Zambrana a nominee for board of directors owns 8.54% of Rare Capital Partners and co-manages Rare Capital Partners through Sebastian Pail Investments, Inc. Nelson Garcia, a nominee for board of directors owns 8.54% through NBG Investments, Inc. Nelson Garcia does not, individually or through an entity, control the day-to-day operations of Rare Capital Partners LLC and is solely a minority owner. This project is under permitting and has not begun construction. However, on or about September 1, 2021, in accordance with an oral agreement, JFB paid for engineering fees related to this project, in association with its general contracting services being rendered, in the amount of $120,696. Rare Capital Partners paid the $120,696 balance on September 30,2024.

We lease our current corporate headquarters under a 7-year lease with Aura Commercial, LLC. Joseph F. Basile III, our Chief Executive Officer, is President of Aura Commercial, LLC and owns 100% of the entity. The lease was effective on March 29, 2024, with rent commencing on June 1, 2024, and provides for a base monthly rent of $11,928 with 2.5% adjustment increases per year. We presently occupy approximately 4,473 square feet of the building’s approximately 8,991 square feet. We have an option to purchase the entire property for $4,250,000 until December 1, 2024. Total rent expense under this related party agreement was $47,912 for the nine months ended September 30,2024.

On April 30, 2024, Joseph F. Basile III gifted 40.625 shares of common stock in the JFB Subsidiary to The Basile Family Irrevocable Trust and 0.3125 shares of common stock in the JFB Subsidiary to another individual. Lisa Ann Basile, Joseph F. Basile III’s mother, is the trustee with control over The Basile Family Irrevocable Trust.

Joseph Basile III, the Chief Executive Officer of the Company, owns 100% of the equity interests in The Laundry Tub, LLC, a Florida limited liability company. The Laundry Tub operates a laundromat out of the building owned by Loose Cannon, LLC and is unrelated to the business operations of the Company and does not pertain to the securities being offered under this S-1 Registration Statement. Mr. Basile and Brian Herman, a senior managing director of Kingswood, the underwriter of this offering, intend to enter into a business transaction where Mr. Basile will sell 50% of Loose Cannon, LLC and 50% of The Laundry Tub, LLC to Mr. Herman for a total purchase price of $1,500,000.

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The transaction will be conducted at fair market value with the real estate valued at approximately $1,900,000 - $2,000,000 and The Laundry Tub valued at approximately $1,000,000 - $1,100,000. The real estate valuation is supported by an independent appraisal performed by Benchmark Property on October 15, 2024. The valuation of the Laundry Tub, LLC is supported by prior offers received by Mr. Basile over the past year. The transaction is expected to close before December 31, 2024.

The anticipated sale of 50% of Loose Cannon, LLC and 50% of The Laundry Tub, LLC to Brian Herman is personal in nature and does not involve the Company, its operations, or its assets. Additionally, it does not influence the terms, structure, or management of this offering. Both Mr. Basile and Mr. Herman have confirmed to the Company that this transaction is unrelated to the Company’s operations or this offering.

The CEO of the Company, Joseph Basile, has at times taken distributions from the JFB Subsidiary. For the nine months ended September 30, 2024 and September 30, 2023, the distributions were $862,660 and $114,014 respectively.

Note 9 – Commitments and Contingencies

Litigation

From time to time, the Company is party to various claims or actions arising out of the ordinary course of business. While any proceeding or litigation contains an element of uncertainty, management believes no matter exists that would have a material impact on the Company’s financial position, liquidity, or results of operations.

As of December 31, 2023, there was on-going litigation relating to a residential remodel whereby the customer has not paid their final invoice and the Company has filed a lien on the property and is awaiting a court date to proceed with foreclosure on the property. As of September 30, 2024, the Company has filed a motion for summary judgment to foreclose on the property. The Company has a court date for December 10,2024.

Note 10 – Equity

The Company is authorized to issue up to 200,000,000 shares of all classes of stock. 10,000,000 shares shall be Preferred Stock with a par value of $0.0001 and 190,000,000 shares as Common Stock with a par value of $0.0001. Further, we are authorized to issue two (2) classes of common stock, with 186,000,000 shares of the common stock designated as “Class A Common Stock” and 4,000,000 shares of the common stock designated as “Class B Common Stock”. After giving effect for the Reorganization (as defined below), in accordance with ASC 505-10-S99-4 (SAB Topic 4:C) and ASC 260- 10-55-12, as of September 30, 2024 and December 31, 2023, 4,000,000 and 3,640,000 shares of Class A Common Stock and 4,000,000 shares of Class B Common Stock have been issued.

The CEO of the Company, Joseph Basile, has at times taken distributions from the JFB Subsidiary. For the nine months ended September 30, 2024 and September 30, 2023, the distributions were $862,660 and $114,014 respectively.

On July 19,2024 the company issued 360,000 shares of the company’s Class A common stock for a total value of $360,000 to Chartered Services for consulting services.

Note 11 – Subsequent Event

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are no subsequent events for the nine months September 30, 2024 & September 30, 2023.

The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements. The accompanying financial statements consider events through December 2, 2024, the date that the financial statements were available to be issued.

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1,250,000 Units

Shares of Class A Common Stock and Warrants

JFB Construction Holdings

PROSPECTUS

KINGSWOOD

CAPITAL PARTNERS LLC

                    , 2024

Until          , 2024 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as Underwriters and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Amount to be paid
SEC registration fee	$1,974
FINRA filing fee	$2,434
The Nasdaq Capital Market initial listing fee	$5,000
Transfer agent and registrar fees	$2,500
Accounting fees and expenses	$191,000
Legal fees and expenses	$109,000
Printing expenses	$145
Miscellaneous	$0
Total	$312,053

Item 14. Indemnification of Directors and Officers

Under statutory and decisional law, directors of Nevada corporations owe duties of loyalty to the corporation generally described as fiduciary duties. NRS 78.138 provides that the fiduciary duties of directors and officers are to exercise their respective powers in good faith and with a view to the interests of the corporation. Nevada has adopted standards, commonly known as the “business judgment rule,” to govern director decisions and which provide that, except as otherwise provided in subsection 1 of NRS 78.139, directors are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation.

Our Articles of Incorporation and Bylaws contain provisions that limit or eliminate the personal liability of our directors and officers for damages for breach of fiduciary duty, except those resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of NRS 78.300, as it may be amended from time to time, or any successor provision thereto.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Articles of Incorporation and Bylaws also authorize us to indemnify our officers, directors and other agents to the fullest extent permitted under Nevada law.

As permitted under the NRS, our Articles of Incorporation and Bylaws provide that:

●	we may indemnify our directors, officers and employees to the fullest extent permitted by the NRS, subject to limited exceptions;

●	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the NRS, subject to limited exceptions; and

●	the rights provided in our Articles of Incorporation and Bylaws are not exclusive.

Our Articles of Incorporation and Bylaws provide for the indemnification provisions described above and elsewhere herein. We intend to enter into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the NRS. These indemnification agreements will generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also will generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

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The NRS provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We may also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

The form of Underwriting Agreement for this initial public offering provides for indemnification by the Underwriters of us and our officers and directors who sign this registration statement for specified liabilities, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

During the past three (3) years, we have issued the following common stock. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of common stock.

On April 30th, 2024, Joseph F. Basile III gifted 40.625 shares of common stock in the JFB Subsidiary to The Basile Family Irrevocable Trust and 0.3125 shares of common stock in the JFB Subsidiary to another individual.

To effectuate the Reorganization, on July 18, 2024, Mr. Basile, The Basile Family Irrevocable Trust, and another shareholder contributed their shares in JFB Construction & Development Inc. to JFB Construction Holdings in exchange for shares of common stock of JFB Construction Holdings. As a result, JFB Construction Holdings issued (1) 365,000 shares of Class A Common Stock and 4,000,000 shares of Class B Common to Mr. Basile, (2) 3,250,000 shares of Class A Common Stock to The Basile Family Irrevocable Trust, and 25,000 shares of Class A Common Stock to the other shareholder. Accordingly, immediately after the Reorganization, Mr. Basile and Basile Family Irrevocable Trust owned approximately fifty-seven percent (57%) and forty-three percent (43%) of the Common Stock of JFB Construction Holdings, respectively.

On July 18, 2024, we entered into a Consulting Agreement with Chartered Services, LLC (“Chartered Services”), to provide strategic consulting services related to the company’s initial public offering, Nasdaq readiness, board expansion and support liaison between the Company and third-party service providers, which is for six months unless otherwise earlier terminated due to breach of the agreement by either party and the failure to cure such breach 30 days after written notice thereof. In consideration for agreeing to provide the services under the agreement, the Company agreed to issue Chartered Services 360,000 shares of restricted Class A Common Stock. The agreement contains customary confidentiality and non-solicitation provisions.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1**	Amended and Restated Articles of Incorporation of the Company dated September 30, 2024
3.2**	Bylaws of the Company dated September 26, 2024
4.1**	Specimen Stock Certificate evidencing the shares of Class A Common Stock
4.3***	Form of Representative’s Unit Purchase Option
4.4***	Form of Representative’s Warrants
4.5***	Form of Offering Warrants
5.1***	Opinion of Austin Legal Group, APC

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10.1**	Contribution and Share Exchange Agreement dated July 18, 2024, by and among JFB Construction Holdings and the shareholders of JFB Construction & Development Inc.
10.2**	Employment Agreement dated July 18, 2024 between the Company and Joseph F. Basile III(†)
10.3**	Employment Agreement dated July 18, 2024, between the Company and Ruben Calderon(†)
10.4**	2024 Equity Incentive Plan(†)
10.5**	Loose Cannon Lease Agreement dated January 1, 2022 by and between the Company and Loose Cannon, LLC
10.6**	Construction Agreement dated August 04, 2021 by and between the Company and Aura Commercial, LLC
10.7**	Aura Commercial Lease Agreement dated March 29, 2024 by and between the Company and Aura Commercial, LLC
10.8**	Construction Agreement dated July 18, 2024 by and between the Company and Rare Capital Partners, LLC
10.9**	Consulting Agreement with Chartered Services, LLC dated July 17, 2024 by and between the Company and Chartered Services, LLC
10.10**	Form Construction Contract
10.11**	Form Officer and Director Indemnification Agreement
10.12*	Amendment to Lease Agreement by and between the Company and Aura Commercial, LLC
14.1**	Code of Conduct
21.1**	List of subsidiaries
23.2***	Consent of Austin Legal Group, APC (contained in Exhibit 5.1)
23.3*	Consent of M&K CPA, PLLC
107**	Filing Fee Table

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.
†	Denotes management compensation plan or contract.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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2.	For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	For the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6.	For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lantana, Florida on December 10, 2024.

JFB CONSTRUCTION HOLDINGS

By:	/s/ Joseph F. Basile, III
Name:	Joseph F. Basile, III
Title:	Chief Executive Officer and Chairman

Signature	Title	Date

/s/ Joseph F. Basile, III	Chief Executive Officer and Chairman	December 10, 2024
Joseph F. Basile, III

/s/ Ruben Calderon	Chief Financial Officer	December 10, 2024
Ruben Calderon

/s/ Bjarne Borg	Independent Director	December 10, 2024
Bjarne Borg

/s/ David Clukey	Independent Director	December 10, 2024
David Clukey

/s/ Nelson Garcia	Independent Director	December 10, 2024
Nelson Garcia

/s/ Christopher Melton	Independent Director	December 10, 2024
Christopher Melton

/s/ Miklos “John” Gulyas	Director	December 10, 2024
Miklos “John” Gulyas

/s/ Jamie Zambrana, Jr.	Director	December 10, 2024
Jamie Zambrana, Jr.

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